As filed with the Securities and Exchange Commission on July 8, 2021.

Registration No. 333-257294

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Color Star Technology Co., Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	8200	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

800 3rd Ave, Suite 2800

New York NY 10022

Tel: (212) 220-3967

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Basil Wilson

Chief Executive Officer

Color Star Technology Co., Ltd.

800 3rd Ave, Suite 2800

New York NY 10022

Tel: (212) 220-3967

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.
Ortoli Rosenstadt LLP

366 Madison Avenue – 3rd Floor

New York, New York 10017

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)		Amount of Registration Fee
Units consisting of:		$26,000,000	$2,836.60
Ordinary Shares, par value $0.001 per share	$			$(3)
Warrants to purchase Ordinary Shares	$			$(3)
Ordinary Shares issuable upon exercise of Warrants		$26,800,000	$2,923.88
Total		$52,800,000	$5,760.48	(4)

(1)	All shares registered pursuant to this registration statement are to be offered for resale by the Selling shareholders (defined below). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional ordinary shares of the registrant, $0.001 par value per share, issued to prevent dilution resulting from stock splits, stock dividends or similar events. No additional consideration will be received for such additional number of Ordinary Shares, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices per share of the registrant’s ordinary shares on the Nasdaq Capital Market on June 19, 2021.

(3)	No fee required pursuant to Rule 457(g) or 457(i) under the Securities Act.

(4)	Previous paid.

The information in this prospectus is not complete and may be changed. These securities may not be resold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED July 8, 2021

COLOR STAR TECHNOLOGY CO., LTD.

Up to 20,000,000 Units

Each Unit Consisting of One Ordinary Share and One Warrant to
Purchase One Ordinary Share

This prospectus relates to the offer and sale, from time to time, of up to 20,000,000 units (the “Units), with each Unit consisting of one ordinary share and one warrant to purchase one ordinary share at an assumed price of $1.30 per Unit, of Color Star Technology Co., Ltd. (the “Company”, “we”, “us” and “our”) by the shareholders named in the section of this prospectus entitled “Selling Shareholders”. The Units were sold to certain “non U.S.” investors pursuant to certain securities purchase agreement that we entered into with the selling shareholders on February 18, 2021 and subsequently amended on June 4, 2021. Each ordinary share is being sold together with one warrant to purchase one ordinary share. Each share exercisable pursuant to the warrants will have an exercise price per share of US$1.34. The ordinary shares and related warrants are immediately separable and were issued separately in this offering. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities.

We are not selling any ordinary shares in this offering, and we will not receive any proceeds from the sale of shares by the Selling shareholders.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “CSCW”. On July 2, 2021, the last reported sale price of our ordinary shares on the Nasdaq Capital Market was $1.03 per share, and on July 8, 2021, we had 90,356,629 ordinary shares outstanding.

The Selling Shareholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our ordinary shares involves substantial risks. See “Risk Factors of this prospectus to read about important factors you should consider before purchasing ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July    , 2021.

i

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus. Neither we, nor the Selling shareholders, have authorized any other person to provide you with different or additional information. Neither we, nor the Selling shareholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The Selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the Selling shareholders has taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Conventions Used in this Prospectus

In this prospectus, unless otherwise specified or the context otherwise requires:

The terms “we,” “us,” “Company” “our company,” and “our” refers to Color Star Technology Co., Ltd. and its subsidiaries;

Except where the context otherwise requires and for purposes of this prospectus only:

●	The terms “we,” “us,” “Company”, “our company,” and “our” refers to Color Star Technology Co., Ltd. and its subsidiaries;

●	“Color Star” refers to Color Star Technology Co., Ltd., a Cayman Islands exempted company;

●	“Color China” refers to Color China Entertainment Limited, a Hong Kong limited company and a wholly owned subsidiary of Color Star;

●	“CACM” refers to CACM Group NY Inc., a New York State limited company and a wholly owned subsidiary of Color Star;

●	“Baytao” refers to Baytao LLC, a New York State limited company and a joint venture with CACM;

●	“Companies Act” refers to the Cayman Islands Companies Act (Revised);

●	“shares” and “ordinary shares” refer to our ordinary shares, $0.001 par value per share;

●	“China” and “PRC” refer to the People’s Republic of China, excluding, for the purposes of this prospectus only, Macau, Taiwan and Hong Kong; and

●	all references to “RMB,” and “Renminbi” are to the legal currency of China, and all references to “USD,” and “U.S. Dollars” are to the legal currency of the United States.

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all the information that may be important to you. You should read the entire prospectus carefully, especially “Risk Factors”, “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein.

Our Company

We are an entertainment and education company providing online and offline innovative music education through our wholly-owned subsidiaries Color China and CACM. We strive to offer students professional artist training platform featuring exclusive content and live interaction. Our mission is to use our know-how and deep industry connections to deliver a world-class entertainment learning experiences and to promote entertainment exchange between the United States and China. We launched our online platform Color World on September 10, 2020, and it is currently operating in China. The curriculum created by us includes music, sports, animation, painting and calligraphy, film and television, life skills. At present, we have signed contracts with well-known international artists and more than 50 celebrity teachers have been retained to launch online lectures. The Color World platform not only has celebrity lectures, but also celebrity concert videos, celebrity peripheral products, such as celebrity branded merchandise, and artist interactive communication. We strive to build an all-star cultural and entertainment industry chain. To establish a new entertainment industry chain combining online and offline options, we plan to establish offline education institutions. The offline education base will train during the day and perform at night. However, due to the COVID-19 pandemic, our plan to establish the offline education base has been delayed. We will adjust our plan in accordance with the development of COVID-19.

The management believes that we have strong industry resources and influence to become a comprehensive online academy for global “future stars”. We were formerly known as Huitao Technology Co., Ltd., and changed our name to Color Star Technology Co., Ltd. in May 2020. Prior to our acquisition of Sunway Kids in February 2020, our core business had been focusing on the concrete business in China.

Color Star Technology Co., Ltd. (formerly known as Huitao Technology Co., Ltd.) was founded as an unincorporated business on September 1, 2005, under the name TJS Wood Flooring, Inc., and became a C-corporation in the State of Delaware on February 15, 2007. On April 29, 2008, we changed our name to China Advanced Construction Materials Group, Inc.

On August 20, 2018, CACM was incorporated in the State of New York and is wholly owned by us. The establishment of CACM was to expand the Company’s business in the U.S. CACM has not commenced operations.

On December 27, 2018, we consummated a re-domicile merger pursuant to which we merged with and into our wholly-owned subsidiary, China Advanced Construction Materials Group, Inc., a newly formed Cayman Islands exempted company and the surviving entity in the merger. As a result of the reincorporation, we are now governed by the laws of the Cayman Islands.

On July 16, 2019, upon effectiveness of the amendment and restatement of our memorandum and articles of association which was approved by our shareholders, our name was changed from China Advanced Construction Materials Group, Inc. to Huitao Technology Co., Ltd.

On December 31, 2019, we entered into a share exchange agreement with Sunway Kids International Education Group Ltd. (“Sunway Kids”) and its shareholders. On February 14, 2020, we consummated the acquisition of Sunway Kids whereby we issued 1,989,262 Ordinary Shares and $2 million of cash to be paid in exchange for all of the issued and outstanding capital stock of Sunway Kids. The $2 million cash consideration is payable in five installments over five years according to an earn-out schedule. Sunway Kids thereby became our wholly-owned subsidiary. Sunway Kids was established on February 29, 2012, under the laws of the British Virgin Islands as an offshore holding company. On August 23, 2018, Sunway Kids established its wholly-owned subsidiary, Brave Millenium Limited (“Brave Millenium”) under the laws of Hong Kong. On December 4, 2019, Brave Millenium established Chengdu Hengshanghui Intelligent Technology Co., Ltd. (“Chengdu Hengshanghui”) in China as a wholly foreign owned limited liability company (the “WFOE”). On December 9, 2019, Chengdu Hengshanghui entered into a series of variable interest entity agreements with Chengdu Hengshanghui Education Consulting Co., Ltd. (“Hengshanghui Education”). Through Sunway Kids and its variable interest entity Hengshanghui Education, we were engaged in providing education and health services to day-care and preschools in China.

On March 10, 2020, CACM entered into a certain joint venture agreement (the “JV Agreement”) with Baydolphin, Inc., a company organized under the laws of New York (“Baydolphin”). Pursuant to the JV Agreement, CACM and Baydolphin established a limited liability company under the laws of New York, Baytao LLC (“Baytao”) that was intended to be the 100% owner of one or more operating entities in the United States to engage in the business of online and offline after-school education.

Prior to acquisition of Sunway Kids in February 2020, our core business has been the concrete business in China. Our concrete business was negatively affected by the economic cycle and government policies. The concrete industry was influenced by the decline in the macro economy in recent years. The entire concrete industry in the PRC’s Beijing area experienced a slowdown in industry production and economic growth in the last few years as the Beijing government continues to enforce concrete production reformation and tightened environmental laws from late 2017 to date. The reformation causes great uncertainties for local enterprises in the construction market. Since 2017, the pressure on small concrete companies has further increased and many have been shut down. Also, the Beijing government ordered the suspension of construction jobsites during winters to reduce air pollution since 2017. The operations of Xin Ao were also severely affected. As a result of the Company’s deteriorating cash position, we defaulted on bank loans and experienced a substantial increase in contingent liabilities. As of December 31, 2019, we have defaulted on a bank loan of $24,345,129. As of December 31, 2019, Xin Ao was subject to several civil lawsuits for which the Company estimated that it is more than likely to pay judgments in the amount of approximately $6.8 million (including interest and penalties of $1.6 million). During the six months ended December 31, 2019 and 2018, there were additional estimated claims of approximately $0.3 million and $1.1 million, respectively. We believed it would be very difficult, if not impossible, to turn around the concrete business. As a result, we sought to dispose of the concrete business after the acquisition of Sunway Kids.

On May 6, 2020, we completed the disposition (the “Xin Ao Disposition”) of Xin Ao Construction Materials, Inc. (“BVI-ACM”), after obtaining our shareholders’ approval on April 27, 2020 and satisfaction or waiver of all other closing conditions. Upon the closing of the Xin Ao Disposition, Mr. Xianfu Han and Mr. Weili He became the sole shareholders of BVI-ACM and assumed all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by BVI-ACM. The proceeds of $600,000 from the Xin Ao Disposition have been used for the Company’s working capital and general corporate purposes.

On April 27, 2020, upon effectiveness of the amendment and restatement of its memorandum and articles of association (which was approved by our shareholders), our name was changed to Color Star Technology Co., Ltd.

On May 7, 2020, we entered into a Share Exchange Agreement (“Exchange Agreement”) with Color China Entertainment Limited (“Color China”), a Hong Kong limited company, and shareholders of Color China (the “Sellers”), pursuant to which, among other things and subject to the terms and conditions contained therein, we acquired all of the outstanding issued shares and other equity interests in Color China from the sellers (the “Acquisition”). Pursuant to the Exchange Agreement, in exchange for all of the outstanding shares of Color China, we issued 4,633,333 Ordinary Shares of the Company and paid an aggregate of $2,000,000 to the sellers.

On June 25, 2020, the Company and the former shareholders of Sunway Kids entered into an Amendment No. 2 (“Amendment”) to the Share Exchange Agreement dated December 31, 2019, as amended. Pursuant to the Amendment, the Company shall not make any Earn-out Payment to the former shareholders of Sunway Kids since Sunway Kids has been unable to conduct its normal operations due to the COVID-19 pandemic and management of Sunway Kids believes it will be very difficult to achieve its projected financial results. On the same day, Sunway Kids and Yanliang Han (the “Purchaser”), an unrelated third party, entered into certain share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase Sunway Kids for cash consideration of $2.4 million consisting of $400,000 which shall be paid within a month of closing, and $2,000,000 to be paid in monthly installments of $200,000 over 10 months. Upon the closing of the transaction contemplated by the Disposition SPA on June 25, 2020, the Purchaser became the sole shareholder of Sunway Kids and as a result, assumed all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by Sunway Kids.

Effective October 1, 2020, we changed the ticker symbol of its Ordinary Shares traded on the Nasdaq Capital Market from “HHT” to “CSCW”, representing the abbreviation of “Color Star Color World.” This is the new focus of our business.

On June 18, 2021, Modern Pleasure International Limited, a limited liability company, was incorporated in Hong Kong and is wholly owned by us. Modern Pleasure International Limited has not commenced operations.

On June 29, 2021, CACM entered into a share purchase agreement with Baydolphin. Pursuant to the agreement, CACM agreed to sell, and Baydolphin agreed to purchase 80% of the outstanding equity interest of Baytao for a consideration of $100. Prior to the sale, Baytao had no operation or asset. Upon completion of the sale, Baytao ceases to be a subsidiary of the Company.

Organizational structure

Below is the Company’s corporate structure chart as of the date of this prospectus.

Recent Developments

Securities Purchase Agreement

On February 18, 2021, we entered into certain securities purchase agreement with certain investors, pursuant to which we sold an aggregate of 20,000,000 units, each unit consisting of one ordinary share and a warrant to purchase one share with an initial exercise price of $1.34 per share, at a price of $1.30 per unit, for an aggregate purchase price of $26,000,000. On June 4, 2021, we amended and restated the securities purchase agreement with the investors.

On March 25, 2021, we entered into a Securities Purchase Agreement with Wang MinYe, pursuant to which the Company agreed to sell to the Wang MingYe in a private placement 3,000,000 ordinary shares at a purchase price of $1.30 per share for an aggregate offering price of $3,900,000.

On March 25, 2021, we entered into a Securities Purchase Agreement with Lin YiHan, pursuant to which we sold to Lin YiHan 3,500,000 ordinary shares at a purchase price of $1.30 per share for an aggregate offering price of $4,550,000.

On March 27, 2021, we sold in a private placement of 3,000,000 ordinary shares at $1.3 per share for an aggregate offering price of $3,900,000.

Disposition of Baytao

On June 29, 2021, CACM entered into a share purchase agreement with Baydolphin. Pursuant to the agreement, CACM agreed to sell, and Baydolphin agreed to purchase 80% of the outstanding equity interest of Baytao for a consideration of $100. Prior to the sale, Baytao had no operation or asset. Upon completion of the sale, Baytao ceases to be a subsidiary of the Company.

Departure and Appointment of Officer and Director

On March 29, 2021, Xiaoyuan Zhang tendered her resignation as director of the Company. Effective immediately; On March 31, 2021, the Board appointed Long Yi as a member of the Board, to fill the vacancy created by the resignation of Xiaoyuan Zhang.

Mr. Yi, age 44, has served as Chief Executive Officer and Chairman of the board of directors of Urban Tea, Inc. (Nasdaq: MYT) since January 26, 2018. Mr. Yi served as Chief Financial Officer and a board member of Bat Group, Inc. (Nasdaq: GLG) from January 2013 and June 2015, respectively, to June 2019. Mr. Yi was the senior financial manager in Sutor Technology Group Ltd. (Nasdaq: SUTR) from 2008 to 2012. Mr. Yi is a Certified Public Accountant in the State of Illinois. Mr. Yi received his Bachelor’s degree in Accounting from Northeastern University in September 1998 and a Master’s degree in Accounting and Finance from University of Rotterdam in June 2004. Mr. Yi also obtained a graduate diploma in accounting from McGill University in August 2006.

On May 11, 2021, Lili Jiang tendered her resignation as director of the Company, effective immediately; the resignation of Lili Jiang has been approved by the Nominating Committee, the Compensation Committee and the Board of Directors of the Company. On May 11, 2021, at the recommendation of the Nominating Committee and the Compensation Committee, the Board approved and confirmed the appointment of Jehan Zeb Khan as the succeeding director of the Company, with a monthly compensation of $3,000, effective May 11, 2021 until the Company’s next annual meeting of shareholders and until his earlier death, resignation or removal.

Mr. Khan joined Color China Entertainment Co., Ltd., a wholly-owned subsidiary of the Company, as the CEO in 2021, in charge of the development of Internet intelligent applications, the development and update of AI and AR technologies, and celebrity artist docking. Mr. Khan has many years of experience in the Internet industry and has strong working capabilities for company management and business development. Mr. Khan graduated from the University of the Punjab BS Computer Science in Pakistan in 2000. After graduation, he started his own business and established a “New Network” personal studio, aiming to solve Internet problems for small and medium-sized enterprises, including the development of applications, the production of company webpages and to help companies develop artificial intelligence software, including automatic trajectory search.

On May 27, 2021, at the recommendation of the Nominating Committee and the Compensation Committee, the Board approved and confirmed the appointment of Basil Wilson as the Co-Chief Executive Officer of the Company, with a monthly compensation of $15,000, effective May 27, 2021 until the Company’s next annual meeting of shareholders and until his earlier death, resignation or removal.

Mr. Wilson served as CEO of Century Dragon Entertainment Development Co., Ltd. from 2016 to March 2021. He was in charge of the technical development of entertainment technology, including the production of 3D virtual human concert, AI scene technology development, and AR entertainment artificial intelligence development, etc. Mr. Wilson has more than 20 years of experience in the entertainment technology industry since 1997. He graduated with an MBA degree from Tsinghua University in China and was appointed as a think tank professor by the School of Culture and Entertainment Business.

On June 16, 2021, Biao Lu tendered his resignation as the CEO and Chairman of the Board of Directors (“Board”) of Color Star Technology Co., Ltd. (the “Company”), effective June 16, 2021. Mr. Lu’s resignation is not the result of any disagreement with the Company’s operations, policies or procedures.

Concurrently, upon recommendation by the Nominating Committee and the Compensation Committee, the Board approved and confirmed the appointment of Basil Wilson as the Chairman of the Boar and appointment of Biao Lu as the Chief Artistic Officer of the Company.

On June 16, 2021, upon recommendation by the Nominating Committee and the Compensation Committee, the Board approved and confirmed the appointment of Basil Wilson as the new Chairman of the Board and the Chief Executive Officer of the Company. Pursuant to an amended and restated employment agreement between the Company and Basil Wilson (“Amended Wilson Agreement”), the Company agreed to compensate Mr. Wilson a monthly compensation of $15,000 and 300,000 ordinary shares of the Company per year, vested quarterly, starting on June 16, 2021.

Change of Independent Accounting Firm

On April 7, 2021, the Audit Committee (the “Audit Committee”) of Board of Directors of the Company dismissed Wei, Wei & Co., LLP (“Wei Wei”) as the Company’s independent registered public accounting firm, effective immediately.

The audit reports of Wei Wei on the consolidated financial statements of the Company for each of the fiscal years ended June 30, 2019 and 2020 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended June 30, 2019 and 2020, there were no disagreements between the Company and Wei Wei on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to Wei Wei’s satisfaction, would have caused Wei Wei to make reference to the subject matter of the disagreements in its reports on the Company’s consolidated financial statements for such periods.

On April 7, 2021, the Audit Committee approved the appointment of Audit Alliance LLP (“Audit Alliance”) as the Company’s independent registered public accounting firm to perform independent audit services for the year ended June 30, 2021. During the two fiscal years ended June 30, 2019 and 2020 and through the subsequent interim period to April 6, 2021, neither the Company nor anyone on its behalf consulted Audit Alliance regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that Audit Alliance concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement or a reportable event as described above.

Regain Nasdaq compliance

On October 16, 2020, the Company received a letter from The Nasdaq Stock Exchange regarding the Company’s failure to comply with Nasdaq Continued Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share. A failure to comply with Rule 5550(a)(2) exists when listed securities fail to maintain a closing bid price of at least $1.00 per share for 30 consecutive business days. Based on the closing bid price for the last 30 consecutive business days (including, in particular, the period September 3, 2020 through October 15, 2020), the Company failed to meet the aforesaid requirement.

On April 7, 2021, the Company received a written notification from the Nasdaq Stock Market Listing Qualifications Staff indicating that the Company has regained compliance with the $1.00 minimum closing bid price requirement for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) and that the matter is now closed.

Impact of COVID-19

The Company’s operations are affected by the recent and ongoing outbreak of the coronavirus disease 2019 (COVID-19) which in March 2020 was declared a pandemic by the World Health Organization. The COVID-19 outbreak is causing lockdowns, travel restrictions, and closures of businesses. Our business has been negatively impacted by the COVID-19 coronavirus outbreak to a certain extent.

The Company’s operations in Asia and the United States have been materially affected. New York, where the Company’s U.S. operations are based, have been significantly affected by COVID-19, which led to measures taken by the New York government trying to contain the spread of COVID-19, such as reduction on the number of people in gathering and travel restrictions. Additional travel and other restrictions may be put in place to further control the outbreak in United States. Accordingly, our operation and business have been and will continue to be adversely affected as the results of the wide-spread pandemic. Management may have to adjust or change business plans in response to the prolonged pandemic and change of social behavior.

The extent to which COVID-19 negatively impacts the business is highly uncertain and cannot be accurately predicted. The Company believes that the coronavirus outbreak and the measures taken to control it may have a significant negative impact on not only the business, but economic activities globally. The magnitude of this negative effect on the continuity of the business operation in China and U.S. remains uncertain. These uncertainties impede the Company’s ability to conduct daily operations and could materially and adversely affect the business, financial condition and results of operations, and as a result affect the Company’s stock price and create more volatility.

Based on assessment of current economic environment, customer demand and sales trend, and the negative impact from COVID-19 outbreak and spread, there is an uncertainty that the Company’s revenue and operating cash flows may be significantly lower than expected for fiscal year 2021.

Corporate Information

We are a Cayman Islands exempted company with limited liability and conduct business in China through subsidiaries in China. Our principal executive office is located at 800 3rd Ave, Suite 2800, New York, NY 10022. Our telephone number is +1 (212) 220-3967. We maintain a website at https://colorstarinternational.com/ that contains information about our Company, though no information contained on our website is part of this prospectus.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

The Offering

Ordinary shares offered by Selling shareholders	Up to 20,000,000 Units, with each Unit consisting of one ordinary share and one warrant to purchase one ordinary share.

Selling shareholders	See “Selling shareholders”

Ordinary shares outstanding	90,356,629 ordinary shares

Ordinary shares outstanding after the offering	Up to 90,356,629 ordinary shares

Nasdaq Capital Market symbol	CSCW

Use of Proceeds	We have not made, and do not need to make, any payments to any affiliate of the Selling shareholders, or any person with whom the Selling shareholders has a contractual relationship.

Risk Factors	The investment of our ordinary shares involves substantial risks. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before investing in our ordinary shares.

Dividend policy	We have never paid or declared any cash dividends on our shares, and we do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future. See “Dividend Policy.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, including, without limitation, statements regarding our future results of operations and financial position, business strategy, transformation, strategic priorities and future progress, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “project,” “believe,” “estimate” or “predict” “or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described in the sections entitled “Risk Factors”, “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

RISK FACTORS

You should carefully consider the risks before making an investment decision. You should consider the matters described below and all of the information included in this prospectus before deciding whether to purchase our ordinary shares. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our ordinary shares could decline, and you may lose all or part of your investment. The risks also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

We have a limited operating history with our current business model, which makes it difficult to predict our prospects and our business and financial performance.

We have a short operating history with our current business model focusing on providing online entertainment performances and online music education services. We transitioned from a concrete business company to our current business model in 2020. Our limited history of operating under the current business model may not serve as an adequate basis for evaluating our prospect and operating results, including gross billings, net revenues, cash flows and operating margins. We have encountered, and may continue to encounter in the future, risks, challenges and uncertainties associated with operating an internet-based education business and online video streaming service industry, such as building and managing reliable and secure IT systems and infrastructure, addressing regulatory compliance and uncertainty, engaging, training and retaining high quality employees such as our teaching staff and IT support staff, and improving and expanding our education content offering. If we do not manage these risks successfully, our operating and financial results may differ materially from our expectations and our business and financial performance may suffer.

We may require additional capital, including to fund potential acquisitions and capital expenditures, which may not be available on terms acceptable to us or at all and which depends on many factors beyond our control.

To support our growing business, we must have sufficient capital to continue to make significant investments in our platform and product offerings. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to those of our common stock, and our existing stockholders may experience dilution. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. Any refinancing of our indebtedness could be at significantly higher interest rates, require additional restrictive financial and operational covenants, or require us to incur significant transaction fees, issue warrants or other equity securities, or issue convertible securities. These restrictions and covenants may restrict our ability to finance our operations and engage in, expand, or otherwise pursue our business activities and strategies. Our ability to comply with these covenants and restrictions may be affected by events beyond our control, and breaches of these covenants and restrictions could result in a default and an acceleration of our obligations under a debt agreement. If we raise additional funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to our technologies or our solutions under development, or grant licenses on terms that are not favorable to us, which could lower the economic value of those programs to us.

We evaluate financing opportunities from time to time, and our ability to obtain financing will depend, among other things, on our development efforts, business plans and operating performance and the condition of the capital markets at the time we seek financing and to an extent, subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot be certain that additional financing will be available to us on favorable terms, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited, and our business, financial condition and results of operations could be adversely affected.

Our business, results of operations and financial condition may be adversely affected by global public health epidemics, including the strain of coronavirus known as COVID-19.

In December 2019, a novel strain of coronavirus causing respiratory illness, or COVID-19, has surfaced in Wuhan, China, spreading at a fast rate in January and February of 2020, and has now developed to be a global pandemic. In reaction to this outbreak, an increasing number of countries imposed travel suspensions to and from China following the World Health Organization’s “public health emergency of international concern” (PHEIC) announcement on January 30, 2020. Since this outbreak, business activities in China and many other countries including U.S. have been disrupted by a series of emergency quarantine measures taken by the government.

As a result, our operations in China and U.S. have been materially affected. New York, where our U.S. operations are based, is currently significantly affected by COVID-19, which led to measures taken by the New York government trying to contain the spread of COVID-19, such as reduction on the number of people in gathering and travel restrictions. Additional travel and other restrictions may be put in place to further control the outbreak in U.S. Accordingly, our operation and business have been and will continue to be adversely affected as the results of the wide-spread pandemic. Management may have to adjust or change our business plan in response to the prolonged pandemic and change of social behavior.

The extent to which COVID-19 negatively impacts our business is highly uncertain and cannot be accurately predicted. We believe that the coronavirus outbreak and the measures taken to control it may have a significant negative impact on not only our business, but economic activities globally. The magnitude of this negative effect on the continuity of our business operation in China and U.S. remains uncertain. These uncertainties impede our ability to conduct our daily operations and could materially and adversely affect our business, financial condition and results of operations, and as a result affect our stock price and create more volatility.

If we are unable to operate the “Color World” platform as planned, our results of operation will be significantly impacted.

We launched the “Color World” platform on October 15, 2020. The attractiveness of our platform to our prospective “Star Teachers” and student subscribers depends on our ability to innovate. To remain competitive, we must continue to develop and expand our platform and education services. We must also continue to enhance and improve our technology infrastructure. These efforts may require us to develop or license increasingly complex technologies. In addition, new education services and technologies developed and introduced by competitors could render our education services and technologies obsolete if we are unable to update or modify our own technology. Developing and integrating new education services and technologies into our existing platform and infrastructure could be expensive and time-consuming. Furthermore, any new features and functions may not achieve market acceptance. We may not succeed in implementing new technologies, or may incur substantial costs in doing so. Our platform and education services must achieve high levels of market acceptance in order for us to recoup our investments. Our platform and education services could fail to attain sufficient market acceptance for many reasons, including:

●	we may fail to predict market demand accurately and to provide education services that meet this demand in a timely fashion;

●	our marketing efforts may be inefficient and fail to attract the potential users;

●	Star Teachers that we recruit on our platforms may not like, find useful or agree with any changes;

●	there may be defects, errors or failures on our platform;

●	there may be negative publicity about our platforms’ performance or effectiveness; and

●	there may be competing services or technologies introduced or anticipated to be introduced by our competitors.

If our platform and education services or technologies do not achieve adequate acceptance in the market, our competitive position, results of operations and financial condition could be materially and adversely affected.

Our success relies on the continuing efforts of our senior management team and qualified key personnel, and our business may be harmed if we are unable to retain or motivate them.

Our business operations depend on the continued services of our senior management team and qualified key personnel, particularly our executive officers and the senior management of Color China, our wholly owned subsidiary.

Although we have provided different incentives to our senior management team, we cannot assure you that we can continue to retain their services. One or more of our key executives may be unable or unwilling to continue in their present positions. Meanwhile, we have also provided attractive compensation packages to our qualified key personnel. However, we may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for qualified and skilled personnel have greater resources than we have and may be able to offer more attractive terms of employment. In addition, we invest significant time and resources in training our employees, which increases their value to competitors who may seek to recruit them.

If we are unable to retain the services of our senior management team or qualified key personnel, we may not be able to find suitable replacements or may incur significant expenses in finding such replacements, thus our future growth may be constrained, our business may be severely disrupted and our results of operations and financial condition may be materially and adversely affected. In addition, although we have entered into confidentiality and non-competition agreements with our senior management team and qualified key personnel, there is no assurance that any member of our senior management team or any of our qualified key personnel will not join a competitor. In the event that any dispute arises between us, on one hand, and any of our senior management and qualified key personnel, on the other hand, we may have to incur substantial costs and expenses in order to enforce such agreements, or we may be unable to enforce them at all.

If we are unable to recruit “Star Teachers” as planned or if these instructors do not perform according to the agreements we have with them, the operation of our performance support and music education business will be negatively impacted.

Professional artists and producers that we have begun recruiting as our Star Teachers help us build and maintain the quality of our education and services, as well as our brand and reputation. Our ability to continue to attract recruit the instructors with the necessary experience and qualifications is a key factor in the success of our operations. We seek to continue hiring experienced and successful professionals in music, film, sports, animation, television, presentations, dance, art and other entertainment industries whom are able to follow our education service protocols and deliver effective instructions based on the agreements we have with them. The market for the recruitment of these professionals is competitive, and we must also provide continued training to ensure that our instructors stay abreast of changes in student demands, teaching methodologies and other necessary changes.

In order to recruit these industry professionals as instructors on our platform, we must provide candidates with competitive compensation packages. Although we have not experienced major difficulties in recruiting or training qualified instructors thus far, we cannot guarantee we will be able to continue to recruit, train and retain a sufficient number of qualified instructors in the future, which may have a material adverse effect on our business, financial condition and results of operations.

If we are unable to reach a critical mass of subscribers, our revenues may not be sufficient to cover the costs of our recruitment of Star Teachers.

We are obligated to pay each of our Star Teachers on a case-by-case basis depending on the results of our negotiations. Some Star Teachers will accept fixed payments following a predefined schedule, whereas others may instead request a revenue sharing payment model whereby we will need to distribute to the Star Teachers a percentage of the net income earned from generated sales, licensing or other revenue from their courses on our platform, including a pro rata share of our subscription fees, or a hybrid of the two. If we are unable to generate enough revenue from our subscription fees from our users to cover our Star Teachers’ recruitment costs, our results of operations and financial condition could be materially and adversely affected.

Our education service revenue model depends on developing a subscriber base of users. If we fail to reach a critical mass of subscribers, our net revenues may not be sufficient, and we may not be able to implement our business plan.

We expect to generate revenue primarily from the fees we collect from our users. It is critical for us to enroll subscribers in a cost-effective manner. Some of the factors, many of which are largely beyond our control, could prevent us from successfully increasing subscriptions in a cost-effective manner, or at all. These factors include, among other things, (i) reduced interest in the products and services we offer; (ii) negative publicity or perceptions regarding us, or electronic education services in general; (iii) the emergence of alternative technologies not offered by us; (iv) the inability of subscribers to pay the fees; (v) increasing market competition, particularly price reductions by competitors that we are unable or unwilling to match; and (vi) adverse changes in relevant government policies or general economic conditions. If one or more of these factors reduce market demand for our services, our subscriber base may not materialize as anticipated or our costs associated with subscriber acquisition and retention could increase, or both, any of which could materially affect our ability to grow our gross billings and net revenues. These developments could also harm our brand and reputation, which would negatively impact our ability to establish or expand our business.

We expect to rely heavily on information and technology to operate our existing and future education products and services, and any cybersecurity incident or other disruption to our technology infrastructure could result in the loss of critical confidential information or adversely impact our reputation, business or results of operations.

Our ability to attract and retain customers and to compete effectively depends in part upon the satisfactory performance and reliability of our technology network, including the ability to provide features of services that are important to our customers and to protect our confidential business information and the information provided by our customers. We also rely on our technology to maintain and process various operating and financial data that are essential to the day-to-day operation of our business and formulation of our development strategies. Our business operations and growth prospects depend on our ability to maintain and make timely and cost-effective enhancements and upgrades to our technology system and to introduce innovative additions that can meet changing operational needs in future. Therefore, we expect to continue to invest in advanced information technology and any equipment to enhance operational efficiency and reliability as we grow. Accordingly, any errors, defects, disruptions or other performance problems with our IT infrastructure could damage our reputation, decrease user satisfaction and retention, adversely impact our ability to attract new users and expand our service and product offerings, and materially disrupt our operations. If any of these occur, our business operations, reputation and prospects could be harmed.

If our security measures are breached or fail and result in unauthorized disclosure of data by our employees or our third-party agents, we could lose existing subscribers, fail to attract new subscribers and be exposed to protracted and costly litigation.

Maintaining platform security is of critical importance to our subscribers because the platform stores and transmits proprietary and confidential information, which may include sensitive personally identifiable information that may be subject to stringent legal and regulatory obligations. As an electronic education service provider, we face an increasing number of threats to our IT infrastructure, including unauthorized activity and access by our employees or third-party agents, system viruses, worms, malicious code and organized cyber-attacks, which could breach our security and disrupt our business. We hope to introduce data security and confidentiality protocols into the cooperation agreements we enter into with third-party sales agents with whom we share prospective subscribers’ contact information. As we expand, we hope to invest in improving our technology security initiatives, information technology risk management and disaster recovery plans to prevent unauthorized access of confidential or sensitive personal information by our employees and third-party sales agents in the process of engaging prospective subscribers.

These measures, however, may not be as effective as we anticipate. In addition, there is no assurance that our third-party sales agents will comply with contractual and legal requirements with respect to data privacy when they collect data from our prospective customers. If our security measures are breached or fail as a result of third-party action, employee error, malfeasance or otherwise, we could be subject to liability or our business could be interrupted, potentially over an extended period of time. Any or all of these issues could harm our reputation, adversely affect our ability to attract and enroll prospective subscribers, cause prospective subscribers not to enroll or stay enrolled, or subject us to third-party lawsuits, regulatory fines or other action or liability. Further, any reputational damage resulting from breach of our security measures could create distrust of our company by prospective subscribers or investors. We may be required to expend significant management time and additional resources to protect against the threat of these disruptions and security breaches or to alleviate problems caused by such disruptions or breaches.

Privacy concerns could limit our ability to collect and leverage our user data and disclosure of user data could adversely impact our business and reputation.

In the ordinary course of our business and in particular in connection with conducting sales and marketing activities with our existing and prospective subscribers as well as the utilization of our AI-powered platform programs, we collect and utilize data supplied by our users. We currently face certain legal obligations regarding the manner in which we treat such information. Increased regulation of data utilization practices, including self-regulation or findings under existing laws that limit our ability to collect, transfer and use data, could have an adverse effect on our business. In addition, if we were to disclose data about our users in a manner that was objectionable to them, our business reputation could be adversely affected, and we could face potential legal claims that could impact our operating results.

Internationally, we may become subject to additional and/or more stringent legal obligations concerning our treatment of customer and other personal information, such as laws regarding data localization and/or restrictions on data export. Failure to comply with these obligations could subject us to liability, and to the extent that we need to alter our business model or practices to adapt to these obligations, we could incur additional expenses.

We face regulatory risks and uncertainties with respect to the licensing requirement for the online transmission of internet audio-visual programs in China.

On December 20, 2007, the National Radio and Television Administration f/k/a known as the State Administration of Press Publication Radio Film and Television, or SAPPRFT, and the Ministry of Industry and Information Technology, or the MIIT, jointly promulgated the Administrative Provisions on Internet Audio Visual Program Services, or the Audio Visual Program Provisions, which became effective on January 31, 2008 and were amended on August 28, 2015. Among other things, the Audio Visual Program Provisions stipulate that no entities or individuals may provide Internet audio-visual program services without a License for Online Transmission of Audio-Visual Programs issued by SAPPRFT or completing the relevant filing with SAPPRFT or its local bureaus, and only state-owned or state-controlled entities are eligible to apply for a License for Online Transmission of Audio Visual Programs. On April 1, 2010, SAPPRFT promulgated the Provisional Implementations of Tentative Categories of Internet Audio Visual Program Services, or the Categories, which clarified the scope of Internet audio-visual programs services, which was amended on March 10, 2017. According to the Categories, there are four categories of Internet audio-visual program services which are further divided into seventeen sub-categories. Sub-category No. 3 to the second category covers the making and editing of certain specialized audio-visual programs concerning, among other things, educational content, and broadcasting such content to the general public online. Sub-category No. 5 of the first category and sub-category No. 7 of the second category cover the live broadcasting of important political, martial, economic, social, cultural, sports activities or events or general social or community cultural activities, sports games and other organized activities. However, there are still significant uncertainties relating to the interpretation and implementation of the Audio Visual Program Provisions, in particular, the scope of “internet audio-visual programs.” See “Regulations Relating to Online Transmission of Audio-Visual Programs.”

We plan to deliver our courses in live streaming format worldwide. Our teachers and students communicate and interact live with each other via our virtual learning community. The audio and video data will likely be transmitted through the platforms between specific recipients instantly without any further redaction. We believe the nature of the raw data we transmit will distinguish us from general providers of internet audio-visual program services, such as the operator of online video websites, and the provision of the Audio-Visual Program Provisions are not applicable with regard to our offering of the courses. However, we cannot assure you that the competent PRC government authorities will not ultimately take a view contrary to our opinion. In addition, we also plan to offer video recordings of live streaming courses and certain other audio-video contents on our electronic platforms to our students as supplementary course materials on our platforms. If the government authorities determine that our offering of the courses fall within the relevant category of Internet audio-visual program services under the Categories, we may be required to obtain the License for Online Transmission of Audio Visual Programs.

The Categories describe “Internet audio-visual program services” in a very broad, vague manner and are unclear as to whether electronic courses, whether delivered in a live streaming format or through video recordings, fall into the definition of audio-visual programs. We have made inquiries to the relevant bureaus of SAPPRFT and were informed that online educational content provided through live streaming or recorded courses does not fall within the scope of internet audio-visual programs, the transmission of which does not require a License for Online Transmission of Audio-Visual Programs. We cannot assure you that the PRC government will not ultimately take a view that live streaming or recorded courses or any other content offered on our platforms are subject to the Audio Visual Program Provisions. We currently do not hold a license for Online Transmission of Audio Visual Programs, and since we are not a state-owned or state-controlled entity, we are not eligible to apply for such license. If the PRC government determines that our content should be considered as “internet audio- visual programs” for the purpose of the Audio-Visual Program Provisions, we may be required to obtain a license for Online Transmission of Audio Visual Programs. We are, however, not eligible apply for such license since we are not a state-owned or state-controlled entity. If this were to occur, we may be subject to penalties, fines, legal sanctions or an order to suspend the provision of our live streaming courses. As of the date of this annual prospectus, we have not received any notice of warning or been subject to penalties or other disciplinary action from the relevant governmental authorities regarding the lack of a License for Online Transmission of Audio Visual Programs in conducting of our business.

Our failure to obtain and maintain approvals, licenses or permits in China applicable to our business could have a material adverse impact on our business, financial conditions and results of operations in the future.

As we plan to deliver our courses in live streaming format worldwide, including in China, we may be subject to various regulations by a number of PRC regulatory authorities, such as the SAIC, the Cyberspace Administration of China, the MITT, the National Radio and Television Administration, and the State Council Information Office, the Ministry of Civil Affairs, and the Ministry of Human Resources and Social Welfare. We may be required in the future to obtain additional government approvals, licenses and permits in connection with our operations.

By way of example, depending upon regulatory interpretation, under the current PRC laws and regulations, the provision of our educational content through our electronic platform may be considered “online publishing” and may require us to obtain an Internet Publishing License, which we currently do not have.

As of the date of this prospectus, we have not received any notice of warning or been subject to penalties or other disciplinary action from the relevant governmental authorities regarding the lack of any the above-mentioned approvals, licenses or permits. However, we cannot guarantee that the government authorities will not impose any penalties or sanctions on us in the future, which may include warnings, fines, mandates to remedy any violations, confiscation of the gains derived from the services for which approvals, licenses or permits are required, and/or an order to cease to provide such services. In addition, we cannot guarantee that the government will not promulgate new laws and regulations that require additional licenses, permits and/or approvals for the operation of any of our existing or future business. If we are unable to obtain such licenses, permits, or approvals in a timely fashion, we could be subject to penalties and operational disruption and our financial condition and results of operations could be adversely affected.

We face intense competition which could adversely affect our results of operations and market share.

We operate in a highly competitive and fragmented industry that is sensitive to price, content (i.e., curriculum) and quality of service. Some of our competitors may have more financial resources, longer operating histories, larger customer bases and greater brand recognition than we do, or they are controlled or subsidized by foreign governments, which enables them to obtain or raise capital and enter into strategic relationships more easily. We also compete with leading domestic supplier companies based on a number of factors including business model, operational capabilities, cost control and service quality, as well as in-house delivery capabilities to serve their logistics needs and compete with us.

We are also subject to other risks and uncertainties that affect many other businesses, including but not limited to:

(1)	Increasing costs, the volatility of costs and funding requirements and other legal mandates for employee benefits, especially pension and healthcare benefits;

(2)	The increasing costs of compliance with federal, state and foreign governmental agency mandates;

(3)	Any impacts on our business resulting from new domestic and international government laws and regulation;

(4)	Market conditions in the childhood education industry or the economy as a whole;

(5)	Market acceptance of our new service and growth initiatives;

(6)	Announcements of the introduction of new products and services by our competitors;

(7)	The impact of technology developments on our operations and on demand for our products and services;

(8)	Developments concerning current or future strategic collaborations; and

(9)	Widespread outbreak of an illness or any other communicable disease, or any other public health crisis such as we are currently experiencing with the COVID-19 pandemic.

If we are unable to respond to these changing market conditions, our business and financial results may be materially affected.

We may be unable to fund any significant up-front and/or guaranteed payment cash requirements associated with our live music streaming rights, which could result in the inability to secure and retain such streaming rights and may limit our operating flexibility, which may adversely affect our business, operating results and financial condition.

In order to secure event and festival live music streaming rights or hold concerts, we may be required to fund significant up-front and/or guaranteed payment cash requirements to artists or festival or event promoters prior to the event or festival taking place. If we do not have sufficient cash on hand or available capacity to advance the necessary cash for any given artist, event or festival, we would not be able to retain the rights for that artist, festival or event, such counter parties may be able to terminate their content acquisition agreements with us, and as a result our business, financial condition and results of operations may be adversely affected.

We may be unsuccessful in developing our original content.

We plan to continue to produce original classes, covering various areas such as singing and dancing, etc. We believe that a positive reputation with users concerning our original content is important in attracting and retaining users. To the extent our content is perceived as low quality, offensive or otherwise not compelling to users, our ability to establish and maintain a positive reputation may be adversely impacted. If the original content we produce does not attract new users, we may not be able to cover our expenses to produce such programs, and our business, financial condition and results of operations may be adversely affected.

As we continue to develop our original content, we will become responsible for higher production costs and other expenses. We may also take on risks associated with production, such as completion and key talent risk. To the extent we do not accurately anticipate costs or mitigate risks, or if we become liable for content we acquire, produce, license and/or distribute, our business may suffer. Litigation to defend these claims could be costly and the expenses and damages arising from any liability or unforeseen production risks could harm our results of operations. We may not be indemnified against claims or costs of these types and we may not have insurance coverage for these types of claims.

We face competition for users’ attention and time.

The market for entertainment video content is intensively competitive and subject to rapid change. We compete against other entertainment video providers, such as (i) interactive on-demand audio content and pre-recorded entertainment, (ii) broadcast radio providers, including terrestrial and Internet radio providers, (iii) cable, satellite and Internet television and movie content providers, (iv) video gaming providers and (v) other sources of entertainment for our users’ attention and time. These content and service providers pose a competitive threat to the extent existing or potential users choose to consume their content or use their services rather than our content or our services. The online marketplace for live music and music-related content may rapidly evolve and provide users with a number of alternatives or new access models, which could adversely affect our business, financial condition and results of operations.

Our services and software are highly technical and may contain undetected software bugs or vulnerabilities, which could manifest in ways that could seriously harm our reputation and our business.

Our services and software are highly technical and complex. Our services or any other products we may introduce in the future, may contain undetected software bugs, hardware errors, and other vulnerabilities. These bugs and errors can manifest in any number of ways in our products, including through diminished performance, security vulnerabilities, malfunctions, or even permanently disabled products. We have a practice of regularly updating our products and some errors in our products may be discovered only after a product has been used by users, and may in some cases be detected only under certain circumstances or after extended use. Any errors, bugs or other vulnerabilities discovered in our code or backend after release could damage our reputation, drive away users, allow third parties to manipulate or exploit our software (including, for example, providing mobile device users a means to suppress advertisements without payment and gain access to features only available to the ad-supported service), lower revenue and expose us to claims for damages, any of which could seriously harm our business. Additionally, errors, bugs, or other vulnerabilities may—either directly or if exploited by third parties—affect our ability to make accurate royalty payments.

We also could face claims for product liability, tort or breach of warranty. Defending a lawsuit, regardless of its merit, is costly and may divert management’s attention and seriously harm our reputation and our business. In addition, if our liability insurance coverage proves inadequate or future coverage is unavailable on acceptable terms or at all, our business could be seriously harmed.

Our business depends on a strong developing brand, and any failure to create, maintain, protect and enhance our brand would hurt our ability to attract and/ or expand our base of users.

Maintaining, protecting and enhancing our brand is critical to expanding our base of users and star teachers, and will depend largely on our ability to continue to develop and provide an innovative and high-quality experience for our users and to attract more celebrities to work with us, which we may not do successfully. Our brands may be impaired by a number of other factors, including any failure to keep pace with technological advances on our platform or with our services, slower load times for our services, a decline in the quality or quantity of the content available on our services, a failure to protect our intellectual property rights or any alleged violations of law, regulations, or public policy. If we do not successfully maintain a strong brand, our business could be harmed.

We are at risk of attempts at unauthorized access to our services, and failure to effectively prevent and remediate such attempts could have an adverse impact on our business, operating results, and financial condition. Unauthorized access to our services may cause us to misstate key performance indicators, which once discovered, corrected, and disclosed, could undermine investor confidence in the integrity of our key performance indicators and could cause our stock price to drop significantly.

We may be impacted by attempts by third parties to manipulate and exploit our software for the purpose of gaining unauthorized access to our service. For example, there might be instances of third parties seeking to provide mobile device users a means to suppress advertisements without payment and gain access to features only available to the ad-supported services. If in the future we fail to successfully detect and address such issues, it may have artificial effects on our key performance indicators, such as content hours, content hours per MAU, and MAUs, which underlie, among other things, our contractual obligations with advertisers, as well as harm our relationship with them. This may impact our results of operations, particularly with respect to margins on our ad-supported segment, by increasing our ad-supported cost of revenue without a corresponding increase to our ad-supported revenue, which could seriously harm our business. Additionally, unlike our ad-supported users, individuals using unauthorized versions of our application are unlikely to convert to premium subscribers. Moreover, once we detect and correct such unauthorized access and any key performance indicators it affects, investor confidence in the integrity of our key performance indicators could be undermined. These could have a material adverse impact on our business, operating results and financial condition.

If we are forced to cancel or postpone all or part of a scheduled concert, our business may be adversely impacted, and our reputation may be harmed.

We incur a significant amount of up-front costs when we plan and prepare for an online concert. Accordingly, if a planned concert is canceled, we would lose a substantial amount of sunk costs, fail to generate the anticipated revenue and may be forced to issue refunds for tickets sold. If we are forced to postpone a concert or event, we would incur substantial additional costs in connection with our having to stage the event on a new date, may have reduced attendance and revenue and may have to refund money to ticketholders. In addition, any cancellation or postponement could harm both our reputation and the reputation of the particular concert or event. We could be compelled to cancel or postpone all or part of an event or concert for many reasons, including such things as low attendance, adverse weather conditions, technical problems, issues with permitting or government regulation, incidents, injuries or deaths at that event or concert, as well as extraordinary incidents, such as pandemics, terrorist attacks, mass-casualty incidents and natural disasters or similar events.

A deterioration in general economic conditions and its impact on consumer and business spending, particularly by customers in our targeted millennial generation demographic, could adversely affect our revenue and financial results.

Our business and financial results are influenced significantly by general economic conditions, in particular, those conditions affecting discretionary consumer spending and corporate spending. During economic slowdowns and recessions, many consumers could reduce their discretionary spending. An economic downturn can result in reduced ticket revenue and lower customer spending.

We depend on relationships with key event promoters, sponsor and marketing partners, executives, managers and artists, and adverse changes in these relationships could adversely affect our business, financial condition and results of operations.

Our business is particularly dependent upon personal relationships, as promoters and executives within entertainment companies such as ours leverage their network of relationships with artists, agents, managers and sponsor and marketing partners to secure the rights to the performers and events that are critical to our success. Due to the importance of those industry contacts, the loss of any of our officers or other key personnel who have relationships with these artists, agents or managers could adversely affect our venue management and event promotion businesses. While we have hiring policies and procedures and conduct background checks of our promoters, executives, managers and artists, they may engage in or may have in the past engaged in conduct we do not endorse or that is otherwise improper, which may result in reputational harm to us. Also, to the extent artists, agents and managers we have relationships with are replaced with individuals with whom our officers or other key personnel do not have relationships, our competitive position and financial condition could be adversely affected.

We may be accused of infringing upon intellectual property rights of third parties.

From time to time, we may be in the future subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement and other violations of the trademarks, copyrights, patents and other intellectual property or proprietary rights of third parties.

We may not be able to successfully defend against such claims, which may result in a limitation on our ability to use the intellectual property subject to these claims and also might require us to enter into settlement or license agreements, pay costly damage awards or face an injunction prohibiting us from using the affected intellectual property in connection with our services. Defending ourselves against intellectual property claims, whether they are with or without merit or are determined in our favor, results in costly litigation and may divert the attention of our management and technical personnel from the rest of our business.

In addition, music, Internet, technology, and media companies are frequently subject to litigation based on allegations of infringement, misappropriation, or other violations of intellectual property rights. Many companies in these industries, including many of our competitors, have substantially larger patent and intellectual property portfolios than we do, which could make us a target for litigation as we may not be able to assert counterclaims against parties that sue us for patent, or other intellectual property infringement. In addition, various “non-practicing entities” that own patents and other intellectual property rights often attempt to aggressively assert claims in order to extract value from technology companies. Further, from time to time we may introduce new products and services, including in territories where we currently do not have an offering, which could increase our exposure to patent and other intellectual property claims from competitors and non-practicing entities. It is difficult to predict whether assertions of third-party intellectual property rights or any infringement or misappropriation claims arising from such assertions will substantially harm our business, operating results, and financial condition. If we are forced to defend against any infringement or misappropriation claims, whether they are with or without merit, are settled out of court, or are determined in our favor, we may be required to expend significant time and financial resources on the defense of such claims. Furthermore, an adverse outcome of a dispute may require us to pay significant damages, which may be even greater if we are found to have willfully infringed upon a party’s intellectual property; cease exploiting copyrighted content that we have previously had the ability to exploit; cease using solutions that are alleged to infringe or misappropriate the intellectual property of others; expend additional development resources to redesign our solutions; enter into potentially unfavorable royalty or license agreements in order to obtain the right to use necessary technologies, content, or materials; indemnify our partners and other third parties; and/or take other actions that may have material effects on our business, operating results, and financial condition.

Changes in how network operators handle and charge for access to data that travel across their networks could adversely impact our business.

We will rely upon the ability of consumers to access our service through the Internet. Changes in laws or regulations that adversely affect the growth, popularity or use of the Internet, including laws impacting net neutrality, could decrease the demand for our service and increase our cost of doing business. To the extent that network operators implement usage-based pricing, including meaningful bandwidth caps, or otherwise try to monetize access to their networks by data providers, we could incur greater operating expenses and our subscriber acquisition and retention could be negatively impacted.

The success of our business and operations depends, in part, on the integrity of our systems and infrastructures, as well as affiliate and third-party computer systems, Wi-Fi and other communication systems. System interruption and the lack of integration and redundancy in these systems and infrastructures may have an adverse impact on our business, financial condition and results of operations.

System interruption and the lack of integration and redundancy in the information systems and infrastructures, both of our own systems and other computer systems and of affiliate and third-party software, Wi-Fi and other communications systems service providers on which we rely, may adversely affect our ability to operate websites, process and fulfill transactions, respond to user inquiries and generally maintain cost-efficient operations. Such interruptions could occur by virtue of natural disaster, malicious actions such as hacking or acts of terrorism or war, or human error. In addition, the loss of some or all of certain key personnel could require us to expend additional resources to continue to maintain our software and systems and could subject us to systems interruptions.

Although we maintain up to date information technology systems and network infrastructures for the operation of our businesses, techniques used to gain unauthorized access to private networks are constantly evolving, and we may be unable to anticipate or prevent unauthorized access to our systems and data.

Privacy concerns could limit our ability to leverage our subscriber data and compliance with privacy regulations could result in significant expense.

In the ordinary course of business and in particular in connection with merchandising our service to our users, we collect and utilize data supplied by our users. We may face certain legal obligations regarding the manner in which we treat such information. Other businesses have been criticized by privacy groups and governmental bodies for attempts to link personal identities and other information to data collected on the Internet regarding users’ browsing and other habits. Increased regulation of data utilization practices, including self-regulation or findings under existing laws, that limit our ability to use collected data, could have an adverse effect on our business. As our business evolves and as we expand internationally, we may become subject to additional and/or more stringent legal obligations concerning our treatment of user information, and to the extent that we need to alter our business model or practices to adapt to these obligations, we could incur significant expenses.

In addition, we cannot fully control the actions of third parties who may have access to the user data we collect and the user data collected by our third-party vendors. We may be unable to monitor or control such third parties and the third parties having access to our website in their compliance with the terms of our privacy policies, terms of use, and other applicable contracts, and we may be unable to prevent unauthorized access to, or use or disclosure of, user information. Any such misuse could hinder or prevent our efforts with respect to growth opportunities and could expose us to liability or otherwise adversely affect our business. In addition, these third parties may become the victim of security breaches or have practices that may result in a breach, and we could be responsible for those third-party acts or failures to act.

Any failure, or perceived failure, by us or the prior owners of acquired businesses to maintain the privacy of data relating to our users (including disclosing data in a manner that was objectionable to our users), to comply with our posted privacy policies, our predecessors’ posted policies, laws and regulations, rules of self-regulatory organizations, industry standards and contractual provisions to which we or they may be bound, could result in the loss of confidence in us, or result in actions against us by governmental entities or others, all of which could result in litigation and financial losses, and could potentially cause us to lose users, advertisers, revenue and employees.

We do not have insurance coverage that is customary and standard for companies of comparable size in comparable industries.

As of the date of this prospectus, we have not obtained sufficient insurance coverage that is customary and standard for companies of comparable size in comparable industries, such as any liability insurance and insurance for losses and interruptions caused by terrorist attacks, military conflicts, and wars, which could subject us to significant financial losses. The realization of any of these risks could cause a material adverse effect on our business, financial condition, results of operations, and cash flows.

Risks Related to the Ownership of Our Ordinary Shares

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

On November 18, 2019, we received a notification letter from the Nasdaq Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) notifying us that we are no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(b)(1) (the “Stockholder Equity Requirement”). The notification received had no immediate effect on the listing of the Company’s ordinary shares on Nasdaq. Nasdaq has provided us with 45 calendar days, or until January 2, 2020, to submit a plan to regain compliance with the minimum stockholders’ equity standard. If our plan to regain compliance is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the notification letter, or until May 16, 2019, to evidence compliance. On January 2, 2020, we submitted our plan of compliance to Nasdaq.

On January 24, 2020, we received a notice (the “Notice”) from Nasdaq stating that we were not able to regain compliance with the Stockholder Equity Requirement or the alternative criteria set forth in Nasdaq Listing Rule 5550(b) and that the Staff had determined to seek to delist the Company’s securities from Nasdaq unless the Company requests a hearing before the Nasdaq Hearings Panel (the “Panel”). On January 28, 2020 we requested a hearing before the Panel. Such request will stay any suspension or delisting action by Nasdaq pending the completion of the hearing process. On January 30, 2020, we received a hearing instruction letter from Nasdaq stating that the delisting action referenced in the Notice has been stayed, pending a final written decision by the Panel.

On March 12, 2020, the Company appeared before the Panel to demonstrate its ability to regain compliance with the Stockholder Equity Requirement and subsequently submitted supplemental information to the Panel on March 23, 2020 pursuant to the Panel’s request. By a letter dated April 16, 2020, the Company was notified by Nasdaq that the Panel had determined to continue the listing of the Company’s ordinary shares based upon the Company’s compliance with the Stockholder Equity Requirement. Additionally, the Panel advised in such letter that is has placed the Company under a Panel Monitor (the “Monitor”) that shall last through April 15, 2021. Pursuant to that Monitor and as provided in the Nasdaq Rules, if at any time during the monitor period the Company fails to maintain compliance with any listing standard, Nasdaq will issue a Staff Delisting Determination and the Hearings Department will promptly schedule a new hearing.

Separately, on March 5, 2020, we received a notification letter from Nasdaq notifying us that we are no longer in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). The notification received has no immediate effect on the listing of the Company’s ordinary shares on Nasdaq. Under the Nasdaq Listing Rules, the Company had until September 1, 2020 to regain compliance. If at any time during such 180-day period the closing bid price of the Company’s ordinary shares is at least $1 for a minimum of 10 consecutive business days, Nasdaq will provide the Company written confirmation of compliance.

On August 10, 2020, we received a letter from Nasdaq notifying the Company that it had regained compliance with Nasdaq Listing Rules 5550(a)(2), as the Company maintained a closing bid price of $1.00 per share or greater for twenty (20) consecutive days from July 13, 2020 through August 7, 2020. On October 18, 2020, we received a notification letter from Nasdaq notifying us that we are no longer in compliance with the Bid Price Requirement again and were granted 180 days or until April 13, 2021 to regain compliance.

Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. There can be no assurance that the Company will be able to maintain the compliance with the Nasdaq rules. If we fail to comply with the Bid Price Requirement or any other listing rules when required in the future, we could be subject to suspension and delisting proceedings. If our securities lose their status on The NASDAQ Capital Market, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

Risks Related to This Offering

The price of our ordinary shares historically has been volatile, which may affect the price at which you could sell the ordinary shares.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “CSCW.” The market price for the ordinary shares has varied between a high bid price of $2.67 on March 30, 2021 and a low bid price of $0.44 on September 25, 2020 in the 12-month period ended on June 21, 2021. This volatility may affect the price at which you could sell the ordinary shares. The ordinary share price are likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the following:

●	variations in our revenues, earnings and cash flows;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings, solutions and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our services or our industry;

●	announcements of new regulations, rules or policies relevant for our business;

●	additions or departures of key personnel;

●	release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our ordinary shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were to be involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We do not intend to pay dividends on our ordinary shares for the foreseeable future, but if we intend to do so our holding company structure may limit the payment of dividends to our stockholders.

While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of RMB into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

Chinese regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. Our subsidiaries in China are also required to set aside a portion of their after tax profits according to Chinese accounting standards and regulations to fund certain reserve funds. Currently, our subsidiaries in China are the only sources of revenues or investment holdings for the payment of dividends. If they do not accumulate sufficient profits under Chinese accounting standards and regulations to first fund certain reserve funds as required by Chinese accounting standards, we will be unable to pay any dividends.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling our ordinary shares.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our ordinary shares become a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our ordinary shares will qualify for exemption from the Penny Stock Rule. In any event, even if our ordinary shares were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the ordinary shares, the market price for the ordinary shares and trading volume could decline.

The trading market for our ordinary shares will be influenced by research or reports that industry or securities analysts publish about our business. If industry or securities analysts decide to cover us and in the future downgrade our ordinary shares, the market price for our ordinary shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our ordinary shares to decline.

Techniques employed by short sellers may drive down the market price of our ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies that have substantially all of their operations in the PRC have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations, and any investment in our ordinary shares could be greatly reduced or even rendered worthless.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our semi-annual results as press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rules require listed companies to have, among other things, a majority of their board members be independent. As a foreign private issuer, however, we are permitted to, and we may, follow home country practice in lieu of the above requirements, or we may choose to comply with the Nasdaq requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Since a majority of our board of directors will not consist of independent directors, fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, the Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. As a foreign private issuer, we are not subject to these requirements. The Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans and certain ordinary share issuances. We intend to comply with the requirements of Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. However, we may consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

MARKET AND INDUSTRY DATA

This prospectus contains industry, market and competitive position data that are based on industry publications and studies conducted by third parties as well as our own internal estimates and research. These industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

MARKET PRICE AND TRADING HISTORY

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “CSCW”. The following table sets forth, for the periods indicated, the high and low bid prices of our ordinary shares on the Nasdaq Capital Market.

	High	Low
Fiscal Year Ended December 31, 2021
Second Quarter	$1.76	$0.80
First Quarter	$2.67	$0.60
Fiscal Year Ended December 31, 2020
First Quarter	$1.70	$0.58
Second Quarter	$1.42	$0.31
Third Quarter	$2.06	$0.36
Fourth Quarter	$0.90	$0.45

The last reported sales price for our ordinary shares on the Nasdaq Capital Market as of July 2, 2021, was $1.03 per share. As of July 8, 2021, we had 90,356,629 shares of $0.001 par value ordinary shares issued and outstanding. Our Transfer Agent is Action Stock Transfer Corp.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling shareholder. As of the date hereof, we received $2,600,000 from the sale of the Units pursuant to the securities purchase agreements, as amended, with the Selling Shareholders. These proceeds will be used for general corporate and working capital or other purposes that our Board of Directors deems to be in our best interest. As of the date of this prospectus, we cannot specify with certainty the particular use for the net proceeds we may receive. Accordingly, we will retain broad discretion over the use of these proceeds, if any. We have not made, and do not need to make, any payments to any affiliate of the Selling shareholders, or any person with whom the Selling shareholders has a contractual relationship.

SELLING SHAREHOLDERS

We are registering the ordinary shares in order to permit the Selling shareholders to offer the shares for resale from time to time. Except for the entry into the Securities Purchase Agreement, the Selling shareholders has not had any material relationship with us within the past three years.

The table below lists the Selling shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the ordinary shares held by the Selling shareholders. Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary share shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to the completion of this offering is based on (i) 90,356,629 ordinary shares issued and outstanding as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part and (ii) ordinary share underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering includes (i) ordinary share outstanding immediately after the completion of this offering and (ii) ordinary share underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus.

The Selling shareholders may sell all, some or none of its shares in this offering. See “Plan of Distribution”.

Name of Selling shareholders	Number of Ordinary Shares Owned Prior to Offering	Number of Ordinary Shares Underlying the Warrants Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering	Number of Ordinary Shares that May Be Sold in This Offering As A Percentage of Currently Outstanding Shares (1)	Percentage of Common Shares Owned After the Offering (2)
Yixuan Wang	4,000,000	4,000,000	8,000,000	0	6.90%	0%
Chen Chen	4,000,000	4,000,000	8,000,000	0	6.90%	0%
Fang Liu	4,000,000	4,000,000	8,000,000	0	6.90%	0%
Shasha Shui	4,000,000	4,000,000	8,000,000	0	6.90%	0%
Lixia Wan	4,000,000	4,000,000	8,000,000	0	6.90%	0%

(1)	Assumes that the total number of our issued and outstanding ordinary shares remains unchanged at 90,356,629, and 25,646,252 ordinary shares underlying the Warrants exercisable as to the date of the Prospectus.

(2)	Assumes that the Selling shareholders sells all of the ordinary shares and ordinary shares underlying the Warrants offered pursuant to this prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant.

Under Cayman Islands law and our Articles of Association, we may pay a dividend out of either profits or our share premium account but a dividend may not be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will depend on receipt of funds from Color China. Current Chinese regulations permit our China Operating Companies to pay dividends to Color Star only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Our China Operating Companies are also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Our subsidiaries in China are required to set aside statutory reserves and have done so.

In addition, pursuant to the China Enterprise Income Tax Law (“EIT Law”) and its implementation rules, dividends generated after January 1, 2008 and distributed to us by Color China are subject to withholding tax at a rate of 10% unless otherwise exempted or reduced according to treaties or arrangements between the Chinese central government and governments of other countries or regions where the non-Chinese-resident enterprises are incorporated.

Under existing Chinese foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations in China may be used to pay dividends to our company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this report.

Overview

Summary of Business

We are an entertainment and education company which provides online entertainment performance and online music education services via our wholly-owned subsidiary, Color China Entertainment Limited (“Color China”). Our core business used to be concrete business. In February 2020, the Company acquired Sunway Kids International Education Group Ltd. (“Sunway Kids”) and consequently shifted its business from concrete business to online education service, targeting preschool children. In May and June 2020, the Company completed the disposition of its former subsidiary, Xin Ao Construction Materials, Inc. (along with its subsidiary and the variable interest entity in China) and Sunway Kids, respectively, and exited the concrete business and preschool children online education service. In June 2020, the Company acquired Color China and thereafter became engaged in the businesses of providing online and offline paid knowledge services for the media, entertainment and culture industries globally.

Color China is an emerging company in the performance support and music education business with a significant collection of music performance specific equipment. The hiring of our management team has extensive experience in large-scale entertainment performance, music equipment leasing and intellectual property (“IP”) licensing. Our newly appointed CEO, Mr. Biao Lu, has unique experience in working with many renowned artists and has established good relationships with major record companies and entertainment agencies around the world. Leveraging its unique resources, Color China was in the process of building an online entertainment and music education platform featuring artists and professional producers as its lead instructors. The online cultural entertainment platform, Color World, was officially launched globally on September 10, 2020. We will be producing and streaming celebrity-taught online lessons and celebrity generated content videos on this platform. The platform will also create a live-streaming and audio community and serve as an e-commerce channel for commercialized celebrity IP products.

Management’s Plan for the Business

We believe that the online entertainment and music education platform built by Color China will bring innovative changes to the current state of music education and entertainment industry, with the goal to eliminate the boundaries of nationality, region, and cultural differences in the entertainment and music areas. Through the Internet, Color China can provide professional entertainment and music education globally. We aim to recruit an All-Star Crew to be coaches on the Color Star program, including top-notch professional vocalists, producers, musicians and more.

The ongoing COVID-19 pandemic has claimed hundreds of thousands of lives and caused massive global health and economic crisis, while also causing large-scale social and behavioral changes in societies. Online entertainment and education are experiencing enormous growth which we believe will last long after the pandemic. We believe that these market conditions have created tremendous opportunities for our business plans, and therefore we expect to focus on the expansion of Color China’s in light of their great potential for revenue generation and profitability.

Principal Factors Affecting Our Financial Performance

We believe that the following factors will continue to affect our financial performance:

●	Experienced Management. Management’s technical knowledge and business relationships give us the ability to collaborate with major record companies, entertainment agencies and teaching experts, which provides us with leverage to expand our recognition, promote our products and attract more students rapidly. If there were to be any significant turnover in our senior management, it could deplete the expertise and knowledge held by our existing senior management team.

●	Innovation Efforts. We strive to produce the most innovative advanced products to the users of our platforms. We entered into technical service contracts with platform developers and program licensees to further improve our products and to better user experience. If our research and development efforts were not sufficient to adapt to the change in technology in the industries, our products might not compete effectively.

Results of Operations

The tables in the following discussion summarize our consolidated statements of operations for the periods indicated. The operating results in any period are not necessarily of the results that may be expected for any future period.

For the Six Months Ended December 31, 2020 vs. December 31, 2019

	For the six months ended
	December 31,
				Percentage
	2020	2019	Change	Change
Revenue	$2,330,000	$-	$2,330,000	100%
Cost of revenue	1,936,520	-	1,936,520	100%
Gross profit	393,480	-	393,480	100%
Selling, general and administrative expenses	(2,678,821)	(392,722)	2,286,099	582%
Research and development expenses	(448,508)	-	448,508	100%
Stock compensation expense	(2,261,308)	(1,829,067)	432,241	24%
Loss from operations	(4,995,157)	(2,221,789)	2,773,368	125)%
Total other income (expense), net	21,543	(708)	(22,251)	(3,143)%
Loss before provision for income taxes	(4,973,614)	(2,222,497)	2,751,117	124%
Provision for income taxes	-	-	-	-%
Loss from continuing operations	(4,973,614)	(2,222,497)	2,751,117	124%
Loss from discontinued operations	-	(5,279,543)	(5,279,543)	(100)%
Net loss	$(4,793,614)	$(7,502,040)	$(2,528,426)	(34)%

Revenue. We generated approximately $2.3 million subscription revenue from the online concert we held on September 10, 2020. Our sale of online concert via subscription fee is accounted for as a single performance obligation which is satisfied at a point in time on the day of the event. The online concert subscription revenue we recognized is net of App payment collections agent service fee.

Cost of revenue. Our cost of revenue of approximately $1.9 million was the total payments we made to our partners of the online concert we held on September 10, 2020. The partners include artists, artist agents and online concert producers.

Gross profit. We had a gross profit of approximately $0.4 million for the online concert business during the six months ended December 31, 2020.

Selling, General and Administrative Expenses. Selling, general and administrative expenses mainly consist of advertising and marketing costs, office rent and expenses, depreciation expense, costs associated with staff and support personnel who manage our business activities, and professional fees paid to third parties. We incurred selling, general and administrative expenses of approximately $2.7 million for the six months ended December 31, 2020 as compared to approximately $0.4 million for the six months ended December 31, 2019, an increase of approximately $2.3 million. The increase was primarily due to approximately $0.7 million increase in salary expenses as we hired more employees for our online concert and online education academy business, approximately $0.7 million increase in depreciation expense for our newly purchased equipment, and approximately $0.5 million increase in professional fees such as legal fee, audits fee and consulting services, approximately $0.2 million of advertising expenses on our events and APP products, approximately $0.1 million increase in travel and rental expenses and approximately $0.1 million increase in other miscellaneous selling, general and administrative expenses.

Research and Development Expenses. Research and development expenses consist of costs associated with development of our online platforms. We spent approximately $0.1 million on developing our online education academy APP – Color World internally, incurred approximately $0.3 million amortization expense of the online courses patent, and spent $48,000 on developing the online after-school tutoring program of Baytao during the six months ended December 31, 2020.

Stock Compensation Expenses. Stock compensation expenses were approximately $2.3 million for the six months ended December 31, 2020 as compared to approximately $1.8 million for the six months ended December 31, 2019. The increase was mainly due to approximately $1.1 million expenses on the 1,590,000 ordinary shares issued to 13 employees under the 2019 Employee Incentive Plan and approximately $0.4 million expenses higher of its stock based compensation expenses on vested service from our CEO, CFO and former CEO offset by $0.9 million lower amortization expenses of other consulting services during the six months ended December 31, 2020.

Loss from Operations. We incurred a loss from operations of approximately $5.0 million and approximately $2.2 million for the six months ended December 31, 2020 and 2019, respectively. The increase of approximately $2.8 million was primarily due to the reasons previously discussed.

Total Other Income (Expense), Net. Our total other income (expense), net consists of other income, interest income and finance expense. We had total other income (expense), net of $21,543 and ($708) during the six months ended December 31, 2020 and 2019, respectively. The change was mainly due to a debt settled with a vendor resulted in a gain of approximately $25,000 and governmental subsidy of approximately $7,200. The change was also due to that we had more bank services charges during the six months ended December 31, 2020 as compared to the same period in 2019 as we had more bank payment services transactions under Color China.

Provision for Income Taxes. We did not incur income tax expense for the six months ended December 31, 2020 and 2019 as we had operating losses.

Loss from Continuing Operations. Our loss from continuing operations increased by approximately $2.8 million, or 124%, to loss from continuing operations of approximately $5.0 million for the six months ended December 31, 2020 from a loss from continuing operations of approximately $2.2 million for the six months ended December 31, 2019. Such change was the result of the combination of the changes discussed above.

Loss from Discontinued Operations. Our loss from discontinued operations was approximately $5.3 million for the six months ended December 31, 2019 mainly generated by our discontinued operations as Xin Ao, a variable interest entity of BVI-ACM, which we disposed BVI-ACM in May 2020.

Net Loss. We incurred a net loss of approximately $5.0 million for the six months ended December 31, 2020, as compared to a net loss of approximately $7.5 million for the six months ended December 31, 2019. This change was the result of the combination of the changes as discussed above.

Liquidity and Capital Resources

As of December 31, 2020, we had cash and cash equivalents of approximately $0.4 million, which was held by our consolidated entities in the U.S. and Hong Kong.

In assessing our liquidity, we monitor and analyze our cash on-hand and our operating and capital expenditure commitments. Our liquidity needs are to meet our working capital requirements, operating expenses and capital expenditure obligations.

We engage in online entertainment performance and online education services. Our business is capital intensive, and equity financing has been utilized to finance our working capital requirements and capital expenditures. Our working capital was approximately $3.9 million as of December 31, 2020 as compared to approximately $2.6 million as of June 30, 2020.

In addition, due to the nature of online entertainment performance and online education industries, we collect payments in advance so we should have minimal liquidity risk. We also completed a few rounds of equity financing, and received net proceeds of approximately $10.9 million from sales of our ordinary shares and conversion of warrants during the six months ended December 31, 2020. Subsequent to December 31, 2020, we completed one round of equity financing, and received gross proceeds of approximately $30.6 million from sales of our ordinary shares and conversion of warrants.

Based on the above considerations, management is of the opinion that we have sufficient funds to meet our working capital requirements for the next twelve months from the date of this report.

The following table provides summary information about our net cash flow for financial statement periods presented in this report:

	For the six months ended
	December 31,
	2020	2019
Net cash (used in) provided by operating activities	$(4,676,723)	$79,435
Net cash used in investing activities	(6,863,770)	-
Net cash provided by financing activities	10,931,116	-
Net (decrease) increase in cash and cash equivalents	$(607,377)	$79,435

Principal demands for liquidity are for working capital and general corporate purposes.

Operating Activities

Net cash used in operating activities totaled approximately $4.7 million for the six months ended December 31, 2020, which was mainly due to a net loss of approximately $5.0 million and non-cash adjustments to reconcile the net loss to net cash provided by operating activities of approximately $2.3 million of stock compensation expense, approximately $0.7 million of depreciation expense and approximately $0.2 million of amortization expense. Net cash from changes in operating assets and liabilities resulted in a net cash outflow, which mainly included cash outflow for increase of accounts receivable of approximately $1.9 million for the online concert subscription fees due from App payment collections agent, increase of prepayment of $0.9 million as we prepaid service fees for online concert performance and online artists agents, and the increase of other payables and accrued liabilities of approximately $0.1 million.

Net cash used in operating activities totaled approximately $80,000 for the six months ended December 31, 2019, which was mainly due to a net loss of approximately $2.2 million and adjustments to reconcile the net loss to net cash provided by operating activities of approximately $1.8 million of stock compensation expense, offset by the cash inflow for the increase of other payables and accrued liabilities of approximately $0.1 million and the increase of other payables – related parties of approximately $0.3 million.

Investing Activities

Net cash used in investing activities was approximately $6.9 million for the six months ended December 31, 2020, which was primarily attributable to the purchase of equipment of $2.0 million and purchase of intangible assets of approximately $4.9 million.

We did not have any cash investing activities during the six months ended December 31, 2019.

Financing Activities

Net cash provided by financing activities totaled approximately $10.9 million for the six months ended December 31, 2020, which was due to the sale of ordinary shares of approximately $10.3 million and the proceeds from warrants conversion of approximately $0.6 million.

We did not have any cash financing activities during the six months ended December 31, 2019.

Statement Regarding Unaudited Financial Information

The unaudited financial information set forth above is subject to adjustments that may be identified when audit work is performed on the Company’s year-end financial statements, which could result in significant differences from this unaudited financial information.

For the Years Ended June 30, 2020 vs. June 30, 2019

	For the Years ended
	June 30,
				Percentage
	2020	2019	Change	Change
Selling, general and administrative expenses	$(1,598,984)	$(2,065,829)	$(466,845)	(23)%
Research and development expenses	(120,000)	-	120,000	100%
Stock compensation expense	(3,444,617)	(4,592,200)	(1,147,583)	(25)%
Loss from operations	(5,163,601)	(6,658,029)	(1,494,428)	(22)%
Total other expense, net	(5,041)	(1,393)	3,648	262%
Loss before provision for income taxes	(5,168,642)	(6,659,422)	(1,490,780)	(22)%
Provision for income taxes	-	-	-	-%
Net loss from continuing operations	(5,168,642)	(6,659,422)	(1,490,780)	(22)%
Loss from discontinued operations	(6,457,955)	(7,729,108)	(1,271,153)	(16)%
Net loss	$(11,626,597)	$(14,388,530)	$(2,761,933)	(19)%

Selling, General and Administrative Expenses. Selling, general and administrative expenses consist of advertising and marketing costs, office rent and expenses, costs associated with staff and support personnel who manage our business activities, and professional fees paid to third parties. We incurred selling, general and administrative expenses of approximately $1.6 million for the year ended June 30, 2020 as compared to approximately $2.1 million for the year ended June 30, 2019, a decrease of approximately $0.5 million. The decrease was primarily due to approximately $0.3 million decrease in salary expenses, approximately $0.1 million decrease in audit fees and approximately $0.2 million decrease in repair costs and consulting services. The decrease was offset by approximately $0.1 million increase in legal fees as we performed various acquisitions and disposals during the year ended June 30, 2020.

Research and Development Expenses. Research and development expenses consist of costs associated with development of our online platforms. We spent approximately $0.1 million on the online after-school tutoring program of Baytao during the year ended June 30, 2020.

Stock Compensation Expenses. Stock compensation expenses were approximately $3.4 million for the year ended June 30, 2020 as compared to approximately $4.6 million for the year ended June 30, 2019. The decrease was mainly due to lower amortization expenses in 2020 as a result a decline in deferred stock compensation.

Loss from Operations. We incurred a loss from operations of approximately $5.2 million and approximately $6.7 million for the years ended June 30, 2020 and 2019, respectively. The decrease of approximately $1.5 million was primarily due to the reasons previously discussed.

Total Other Expense, Net. Our total other expense, net consists of interest income and finance expense. We had total other expense, net of $5,041 and $1,393 during the years ended June 30, 2020 and 2019, respectively. The increase was mainly due to that we had more bank services charges in the year ended June 30, 2020 as compared to the same period in 2019.

Provision for Income Taxes. We did not incur income tax expense for the years ended June 30, 2020 and 2019 as we had operating losses.

Loss from Continuing Operations. Our loss from continuing operations decreased by approximately $1.5 million, or 22%, to loss from continuing operations of approximately $5.2 million for the year ended June 30, 2020 from a loss from continuing operations of approximately $6.7 million for the year ended June 30, 2019. Such change was the result of the combination of the changes discussed above.

Loss from Discontinued Operations. Our loss from discontinued operations decreased by approximately $1.3 million, or 16%, to a loss of approximately $6.4 million for the year ended June 30, 2020, from a loss of approximately $7.7 million for the year ended June 30, 2019. The decrease in loss from discontinued operations was predominantly due to gain on sale of discontinued operations of approximately $6.6 million as we sold BVI-ACM with significant net deficit to our prior shareholders for cash consideration of $600,000. The closing of the disposition was completed on May 6, 2020. The decrease was mainly offset by increased loss from discontinued operations as Xin Ao, a variable interest entity of BVI-ACM, which considered as a major part of discontinued operations generated less revenues and more bad debt expenses during the outbreak of COVID-19 in 2020. In addition, the decrease of net loss from discontinue operations also was offset by the loss on sale of Sunway Kids. We acquired Sunway Kids in February 2020. However, due to the outbreak of COVID-19 in 2020, the Company was unable to start Sunway Kids’ business and therefore decided to sell Sunway Kids at a loss of approximately $0.8 million to minimize any further losses.

Net Loss. We incurred a net loss of approximately $11.6 million for the year ended June 30, 2020, as compared to a net loss of approximately $14.4 million for the year ended June 30, 2019. This change was the result of the combination of the changes as discussed above.

For the Years Ended June 30, 2019 vs. June 30, 2018

	For the Years ended
	June 30,
				Percentage
	2019	2018	Change	Change
Selling, general and administrative expenses	$(2,065,829)	$(918,605)	$1,147,224	125%
Stock compensation expense	(4,592,200)	(1,388,501)	3,203,699	231%
Loss from operations	(6,658,029)	(2,307,106)	4,350,923	189%
Total other expense, net	(1,393)	(13)	1,380	10,615%
Loss before provision for income taxes	(6,659,422)	(2,307,119)	4,352,303	189%
Provision for income taxes	-	-	-	-%
Loss from continuing operations	(6,659,422)	(2,307,119)	4,352,303	189%
Loss from discontinued operations	(7,729,108)	(5,092,846)	2,636,262	52%
Net loss	$(14,388,530)	$(7,399,965)	$6,988,565	94%

Selling, General and Administrative Expenses. Selling, general and administrative expenses consist of marketing costs, office rent and expenses, costs associated with staff and support personnel who manage our business activities, and professional fees paid to third parties. We incurred selling, general and administrative expenses of approximately $2.0 million for the year ended June 30, 2019 as compared to approximately $0.9 million for the year ended June 30, 2018, an increase of approximately $1.1 million. The increase was primarily due to approximately $1.0 million increase in professional expenses, including legal expenses, consulting expenses and audit fees, and approximately $0.1 million increase in repairs and maintenance expense as compared to the year ended June 30, 2018.

Stock Compensation Expenses. Stock compensation expenses was approximately $4.6 million for the year ended June 30, 2019 as compared to approximately $1.4 million for the year ended June 30, 2018 for business consulting services and the amortization of stock compensation expenses for our ordinary shares issued to our employees. The increase of stock compensation expenses was mainly due to the issuance of our ordinary shares to two service providers on merger and acquisition consulting services with fair value of compensation of approximately $2.8 million.

Loss from Operations. We incurred a loss from operations of approximately $6.7 million and a loss of approximately $2.3 million for the years ended June 30, 2019 and 2018, respectively. The increase of approximately $4.3 million loss was primarily due to the reasons previously discussed.

Total Other Expense, Net. Our total other expense, net consists of interest income and finance expense. We had total other expense, net of $1,393 and $13 during the years ended June 30, 2019 and 2018, respectively. The increase was mainly due to we had more bank services charges in the year ended June 30, 2019 as compared to the same period in 2018.

Provision for Income Taxes. We did not incur income tax expense for the years ended June 30, 2019 and 2018 as we had net operating losses.

Loss from Continuing Operations. Our loss from continuing operations increased by approximately $4.4 million, or 189%, to loss from continuing operations of approximately $6.7 million for the year ended June 30, 2019 from a loss from continuing operations of approximately $2.3 million for the year ended June 30, 2018. Such change was the result of the combination of the changes discussed above.

Loss from Discontinued Operations. Our loss from discontinued operations increased by approximately $2.6 million, or 52%, to a loss of approximately $7.7 million for the year ended June 30, 2019, from a net loss of approximately $5.1 million for the year ended June 30, 2018. The increase in loss from discontinued operations was predominantly due to the decrease of gross profit which was driven by the decrease in sales volume and increase of inventory unit price of Xin Ao, our main operation of discontinued operations during the year ended June 30, 2019 as compared to the same period in 2018.

Net Loss. We incurred net loss of approximately $14.4 million for the year ended June 30, 2019, as compared to a net loss of approximately $7.4 million for the year ended June 30, 2018. This change was the result of the combination of the changes as discussed above.

Liquidity and Capital Resources

As of June 30, 2020, we had cash and cash equivalents of approximately $1.0 million, which was held by our consolidated entities in the U.S.

In assessing our liquidity, we monitor and analyze our cash on-hand and our operating and capital expenditure commitments. Our liquidity needs are to meet our working capital requirements, operating expenses and capital expenditure obligations.

We engage in online entertainment performance and online education services. Our business is capital intensive, and equity financing has been utilized to finance our working capital requirements and capital expenditures. Our working capital was approximately $2.6 million as of June 30, 2020 as compared to working deficit approximately $1.1 million as of June 30, 2019.

In addition, due to the nature of online entertainment performance and online education industries, we collect payments in advance so we should have minimal liquidity risk. We also completed a few rounds of equity financing and sold approximately $4.5 million of our ordinary shares during the year ended June 30, 2020. Subsequent to June 30, 2020, we completed three more rounds of equity financing and sold approximately $11.8 million of our ordinary shares.

Based on the above considerations, management is of the opinion that we have sufficient funds to meet our working capital requirements for the next twelve months from the date of this report.

The following table provides summary information about our net cash flow for financial statement periods presented in this report:

	For the Years Ended June 30,
	2020	2019	2018

Net cash used in operating activities from continuing operations	$(2,738,989)	$(1,002,383)	$(239,376)
Net cash provided by (used in) operating activities from discontinued operations	203,854	(73,759)	2,689,394
Net cash used in investing activities from continuing operations	(1,394,728)	-	-
Net cash used in investing activities from discontinued operations	-	(135,705)	(138,151)
Net cash provided by financing activities from continuing operations	4,802,901	950,000	600,000
Net cash used in financing activities from discontinued operations	(7,294)	(427,333)	(6,395,823)
Effect of exchange rate change in cash, cash equivalents and restricted cash	(1,943)	(62,025)	149,203
Net change in cash, cash equivalents and restricted cash	$863,801	$(751,205)	$(3,334,753)

Principal demands for liquidity are for working capital and general corporate purposes.

Operating Activities

Net cash used in operating activities from continuing operations totaled approximately $2.7 million for the year ended June 30, 2020, which was attributable to a net loss of approximately $5.2 million and adjustments to reconcile the net loss to net cash provided by operating activities of approximately $3.4 million of stock compensation expense. Net cash from changes in operating assets and liabilities resulted in a net cash outflow, which mainly included cash inflow for increase of prepayment of $1.1 million as we prepaid service fees for online concert performance, program license fees and vehicle purchase. Net cash outflow was primarily offset by the increase of other payables and accrued liabilities of approximately $0.1 million.

Net cash used in operating activities from continuing operations totaled approximately $1.0 for the year ended June 30, 2019, which was attributable to a net loss of approximately $6.7 million and adjustments to reconcile the net loss to net cash provided by operating activities of approximately $4.6 million of stock compensation expense. Net cash from changes in operating assets and liabilities resulted in a net cash inflow, which mainly included cash inflow for the increase of other payables and accrued liabilities of approximately $0.5 million and the increase of other payables – related parties of approximately $0.5 million.

Net cash used in operating activities from continuing operations totaled approximately $0.2 million for the year ended June 30, 2018, which was attributable to a net loss of approximately $2.3 million and adjustments to reconcile the net loss to net cash provided by operating activities of approximately $1.4 million of stock compensation expense. Net cash from changes in operating assets and liabilities resulted in a net cash inflow, which mainly included cash inflow for the increase of other payables – related parties of approximately $0.7 million.

Investing Activities

Net cash used in investing activities from continuing operations was approximately $1.4 million for the year ended June 30, 2020, which was primarily attributable to the purchase of equipment of $2.0 million. Net cash used in investing activities from continuing operations was offset by $0.6 million proceeds received from sales of discontinued operations.

We did not have any cash investing activities from continuing operations during the year ended June 30, 2019.

We did not have any cash investing activities from continuing operations during the year ended June 30, 2018.

Financing Activities

Net cash provided by financing activities from continuing operations totaled approximately $4.8 million for the year ended June 30, 2020, which was due to the sale of ordinary shares of $4.5 million and the borrowings from shareholders of $0.3 million to pay for certain operating expenses.

Net cash provided by financing activities from continuing operations totaled approximately $1.0 million for the year ended June 30, 2019, which was due to the sale of ordinary shares.

Net cash provided by financing activities from continuing operations totaled $0.6 million for the year ended June 30, 2018, which was due to the sale of ordinary shares.

Research and Development, Patents and Licenses, etc.

Research and Development

During the year ended June 30, 2020, we spent $120,000 on developing the online after-school tutoring program of Baytao. During the years ended June 30, 2019 and 2018, we did not incur any research and development expenses from our continuing operations.

Patents and Licenses, etc.

As of June 30, 2020, we prepaid $20,000 for a program license fee.

Off-Balance Sheet Arrangements

Other than as disclosed elsewhere in the annual report for the year ended June 30, 2020, we have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or research and development services with us.

Tabular Disclosure of Contractual Obligations

The following table summarizes our contractual obligations as of June 30, 2020:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Operating lease obligations	$42,988	$42,988	$-	$-	$-
Total	$42,988	$42,988	$-	$-	$-

BUSINESS

History and Development of the Company

We are an entertainment and education company which provides online entertainment performances and online music education services via our wholly-owned subsidiary, Color China Entertainment Limited (“Color China”), education service carried out via our wholly-owned subsidiary CACM Group NY, Inc. (“CACM”).

Color Star Technology Co., Ltd. (formerly known as Huitao Technology Co., Ltd.) was founded as an unincorporated business on September 1, 2005, under the name TJS Wood Flooring, Inc., and became a C-corporation in the State of Delaware on February 15, 2007. On April 29, 2008, we changed our name to China Advanced Construction Materials Group, Inc.

On August 20, 2018, CACM Group NY, Inc. (“CACM”) was incorporated in the State of New York and is wholly owned by us. The establishment of CACM was to expand the Company’s business in the U.S. CACM has not commenced operations. On December 27, 2018, we consummated a re-domicile merger pursuant to which we merged with and into our wholly-owned subsidiary, China Advanced Construction Materials Group, Inc., a newly formed Cayman Islands company and the surviving entity in the merger, pursuant to the terms and conditions of an Agreement and Plan of Merger adopted in July 2018. As a result of the reincorporation, the Company is now governed by the laws of the Cayman Islands.

On July 16, 2019, upon effectiveness of the Company’s amendment and restatement of the Company’s memorandum and articles of association which was approved by the Company’s shareholders, the Company’s name was changed from China Advanced Construction Materials Group, Inc. to Huitao Technology Co., Ltd.

On December 31, 2019, we entered into a share exchange agreement with Sunway Kids International Education Group Ltd. (“Sunway Kids”) and its shareholders. On February 14, 2020, the Company consummated the acquisition of Sunway Kids whereby we issued 1,989,262 ordinary shares and $2 million of cash to be paid in exchange for all of the issued and outstanding capital stock of Sunway Kids. The $2 million cash consideration is payable in five installments over five years according to an earn-out schedule. Sunway Kids thereby became our wholly-owned subsidiary. Sunway Kids was established on February 29, 2012, under the laws of the British Virgin Islands as an offshore holding company. On August 23, 2018, Sunway Kids established its wholly-owned subsidiary, Brave Millenium Limited (“Brave Millenium”) under the laws of Hong Kong. On December 4, 2019, Brave Millenium established Chengdu Hengshanghui Intelligent Technology Co., Ltd. (“Chengdu Hengshanghui”) in China as a wholly foreign owned limited liability company (the “WFOE”). On December 9, 2019, Chengdu Hengshanghui entered into a series of variable interest entity agreements with Chengdu Hengshanghui Education Consulting Co., Ltd. (“Hengshanghui Education”). Through Sunway Kids and its variable interest entity Hengshanghui Education, we were engaged in providing education and health services to day-care and preschools in China.

On March 10, 2020, CACM entered into a certain joint venture agreement (the “JV Agreement”) with Baydolphin, Inc., a company organized under the laws of New York (“Baydolphin”). Pursuant to the JV Agreement, CACM and Baydolphin have established a limited liability company under the laws of New York, Baytao LLC (“Baytao”), which was intended to be the 100% owner of one or more operating entities in the U.S. to engage in the business of online and offline after-school education.

Prior to acquisition of Sunway Kids in February 2020, our core business has been the concrete business in China. Our concrete business was negatively affected by the economic cycle and government policies. The concrete industry was influenced by the decline in the macro economy in recent years. The entire concrete industry in the PRC’s Beijing area experienced a slowdown in industry production and economic growth in the last few years as the Beijing government continues to enforce concrete production reformation and tightened environmental laws from late 2017 to date. The reformation causes great uncertainties for local enterprises in the construction market. Since 2017, the pressure on small concrete companies has further increased and many have been shut down. Also, the Beijing government ordered the suspension of construction jobsites during winters to reduce air pollution since 2017. The operations of Xin Ao were also severely affected. As a result of the Company’s deteriorating cash position, we defaulted on bank loans and experienced a substantial increase in contingent liabilities. As of December 31, 2019, there was a default on a bank loan of $24,345,129. As of December 31, 2019, Xin Ao is subject to several civil lawsuits for which the Company estimated that it is more than likely to pay judgments in the amount of approximately $6.8 million (including interest and penalties of $1.6 million). During the six months ended December 31, 2019 and 2018, there were additional estimated claims of approximately $0.3 million and $1.1 million, respectively. The Company believed it would be very difficult, if not impossible, to turn around the concrete business. As such, the Company had been actively seeking to dispose of the concrete business after the acquisition of Sunway Kids.

On May 6, 2020, the Company completed the disposition (the “Xin Ao Disposition”) of Xin Ao Construction Materials, Inc. (“BVI-ACM”), after obtaining its shareholders’ approval on April 27, 2020 and satisfaction or waiver of all other closing conditions. Upon the closing of the Xin Ao Disposition, Mr. Xianfu Han and Mr. Weili He became the sole shareholders of BVI-ACM and assumed all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by BVI-ACM. The proceeds of $600,000 from the Xin Ao Disposition have been used for the Company’s working capital and general corporate purposes.

On April 27, 2020, upon effectiveness of the Company’s amendment and restatement of its memorandum and articles of association (which was approved by the Company’s shareholders), the Company’s name was changed to Color Star Technology Co., Ltd.

On May 7, 2020, we entered into a Share Exchange Agreement (“Exchange Agreement”) with Color China Entertainment Limited (“Color China”), a Hong Kong limited company, and shareholders of Color China (the “Sellers”), pursuant to which, among other things and subject to the terms and conditions contained therein, the Company shall acquire all of the outstanding issued shares and other equity interests in Color China from the sellers (the “Acquisition”). Pursuant to the Exchange Agreement, in exchange for all of the outstanding shares of Color China, the Company shall issue 4,633,333 ordinary shares of the Company and pay an aggregate of $2,000,000 to the sellers. The Company plans to make Color China an emerging online performance and online music education provider with a significant collection of performance specific assets -- leveraging professional experience of the Company’s new Chief Executive Officer (“CEO”) who has established good relationships with major record companies, renowned artists and entertainment agencies around the world. Immediately after the Acquisition, Color Star will own 100% of Color China. On June 3, 2020, the transaction contemplated by the Exchange Agreement was consummated when the Company issued 4,633,333 ordinary shares of the Company to the Sellers and the Sellers transferred all of Color China’s issued and outstanding shares to the Company.

On June 25, 2020, the Company and the former shareholders of Sunway Kids entered into an Amendment No. 2 (“Amendment”) to the Share Exchange Agreement dated December 31, 2019, as amended. Pursuant to the Amendment, the Company shall not make any Earn-out Payment to the former shareholders of Sunway Kids since Sunway Kids has been unable to conduct its normal operations due to the COVID-19 pandemic and management of Sunway Kids believes it will be very difficult to achieve its projected financial results. On the same day, Sunway Kids and Yanliang Han (the “Purchaser”), an unrelated third party, entered into certain share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase Sunway Kids for cash consideration of $2.4 million consisting of $400,000 which shall be paid within a month of closing, and $2,000,000 to be paid in monthly installments of $200,000 over 10 months. Upon the closing of the transaction contemplated by the Disposition SPA on June 25, 2020, the Purchaser became the sole shareholder of Sunway Kids and as a result, assumed all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by Sunway Kids.

Effective October 1, 2020, the Company changed the ticker symbol of its ordinary shares traded on the Nasdaq Capital Market from “HHT” to “CSCW”, representing the abbreviation of “Color Star Color World.” This is the new focus of the Company’s business.

On June 18, 2021, Modern Pleasure International Limited, a limited liability company, was incorporated in Hong Kong and is wholly owned by us. Modern Pleasure International Limited has not commenced operations.

On June 29, 2021, CACM entered into a share purchase agreement with Baydolphin. Pursuant to the agreement, CACM agreed to sell, and Baydolphin agreed to purchase 80% of the outstanding equity interest of Baytao for a consideration of $100. Prior to the sale, Baytao had no operation or asset. Upon completion of the sale, Baytao ceases to be a subsidiary of the Company.

Organizational structure

Below is the Company’s corporate structure chart as of the date of this prospectus.

Recent Developments

Securities Purchase Agreement

On February 18, 2021, we entered into certain securities purchase agreement with certain investors, pursuant to which we sold an aggregate of 20,000,000 units, each unit consisting of one ordinary share and a warrant to purchase one share with an initial exercise price of $1.34 per share, at a price of $1.30 per unit, for an aggregate purchase price of $26,000,000. On June 4, 2021, we amended and restated the securities purchase agreement with the investors.

On March 25, 2021, we entered into a Securities Purchase Agreement with Wang MinYe, pursuant to which the Company agreed to sell to the Wang MingYe in a private placement 3,000,000 ordinary shares at a purchase price of $1.30 per share for an aggregate offering price of $3,900,000.

On March 25, 2021, we entered into a Securities Purchase Agreement with Lin YiHan, pursuant to which we sold to Lin YiHan 3,500,000 ordinary shares at a purchase price of $1.30 per share for an aggregate offering price of $4,550,000.

On March 27, 2021, we sold in a private placement of 3,000,000 ordinary shares at $1.3 per share for an aggregate offering price of $3,900,000.

Disposition of Baytao

On June 29, 2021, CACM entered into a share purchase agreement with Baydolphin. Pursuant to the agreement, CACM agreed to sell, and Baydolphin agreed to purchase 80% of the outstanding equity interest of Baytao for a consideration of $100. Prior to the sale, Baytao had no operation or asset. Upon completion of the sale, Baytao ceases to be a subsidiary of the Company.

Departure and Appointment of Officer and Director

On March 29, 2021, Xiaoyuan Zhang tendered her resignation as director of the Company. Effective immediately; On March 31, 2021, the Board appointed Long Yi as a member of the Board, to fill the vacancy created by the resignation of Xiaoyuan Zhang.

Mr. Yi, age 44, has served as Chief Executive Officer and Chairman of the board of directors of Urban Tea, Inc. (Nasdaq: MYT) since January 26, 2018. Mr. Yi served as Chief Financial Officer and a board member of Bat Group, Inc. (Nasdaq: GLG) from January 2013 and June 2015, respectively, to June 2019. Mr. Yi was the senior financial manager in Sutor Technology Group Ltd. (Nasdaq: SUTR) from 2008 to 2012. Mr. Yi is a Certified Public Accountant in the State of Illinois. Mr. Yi received his Bachelor’s degree in Accounting from Northeastern University in September 1998 and a Master’s degree in Accounting and Finance from University of Rotterdam in June 2004. Mr. Yi also obtained a graduate diploma in accounting from McGill University in August 2006.

On May 11, 2021, Lili Jiang tendered her resignation as director of the Company, effective immediately; the resignation of Lili Jiang has been approved by the Nominating Committee, the Compensation Committee and the Board of Directors of the Company. On May 11, 2021, at the recommendation of the Nominating Committee and the Compensation Committee, the Board approved and confirmed the appointment of Jehan Zeb Khan as the succeeding director of the Company, with a monthly compensation of $3,000, effective May 11, 2021 until the Company’s next annual meeting of shareholders and until his earlier death, resignation or removal.

Mr. Khan joined Color China Entertainment Co., Ltd., a wholly-owned subsidiary of the Company, as the CEO in 2021, in charge of the development of Internet intelligent applications, the development and update of AI and AR technologies, and celebrity artist docking. Mr. Khan has many years of experience in the Internet industry and has strong working capabilities for company management and business development. Mr. Khan graduated from the University of the Punjab BS Computer Science in Pakistan in 2000. After graduation, he started his own business and established a “New Network” personal studio, aiming to solve Internet problems for small and medium-sized enterprises, including the development of applications, the production of company webpages and to help companies develop artificial intelligence software, including automatic trajectory search.

On May 27, 2021, at the recommendation of the Nominating Committee and the Compensation Committee, the Board approved and confirmed the appointment of Basil Wilson as the Co-Chief Executive Officer of the Company, with a monthly compensation of $15,000, effective May 27, 2021 until the Company’s next annual meeting of shareholders and until his earlier death, resignation or removal.

Mr. Wilson served as CEO of Century Dragon Entertainment Development Co., Ltd. from 2016 to March 2021. He was in charge of the technical development of entertainment technology, including the production of 3D virtual human concert, AI scene technology development, and AR entertainment artificial intelligence development, etc. Mr. Wilson has more than 20 years of experience in the entertainment technology industry since 1997. He graduated with an MBA degree from Tsinghua University in China and was appointed as a think tank professor by the School of Culture and Entertainment Business.

On June 16, 2021, Biao Lu tendered his resignation as the CEO and Chairman of the Board of Directors (“Board”) of Color Star Technology Co., Ltd. (the “Company”), effective June 16, 2021. Mr. Lu’s resignation is not the result of any disagreement with the Company’s operations, policies or procedures.

Concurrently, upon recommendation by the Nominating Committee and the Compensation Committee, the Board approved and confirmed the appointment of Basil Wilson as the Chairman of the Boar and appointment of Biao Lu as the Chief Artistic Officer of the Company.

On June 16, 2021, upon recommendation by the Nominating Committee and the Compensation Committee, the Board approved and confirmed the appointment of Basil Wilson as the new Chairman of the Board and the Chief Executive Officer of the Company. Pursuant to an amended and restated employment agreement between the Company and Basil Wilson (“Amended Wilson Agreement”), the Company agreed to compensate Mr. Wilson a monthly compensation of $15,000 and 300,000 ordinary shares of the Company per year, vested quarterly, starting on June 16, 2021.

Change of Independent Accounting Firm

On April 7, 2021, the Audit Committee (the “Audit Committee”) of Board of Directors of the Company dismissed Wei, Wei & Co., LLP (“Wei Wei”) as the Company’s independent registered public accounting firm, effective immediately.

The audit reports of Wei Wei on the consolidated financial statements of the Company for each of the fiscal years ended June 30, 2019 and 2020 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended June 30, 2019 and 2020, there were no disagreements between the Company and Wei Wei on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to Wei Wei’s satisfaction, would have caused Wei Wei to make reference to the subject matter of the disagreements in its reports on the Company’s consolidated financial statements for such periods.

On April 7, 2021, the Audit Committee approved the appointment of Audit Alliance LLP (“Audit Alliance”) as the Company’s independent registered public accounting firm to perform independent audit services for the year ended June 30, 2021. During the two fiscal years ended June 30, 2019 and 2020 and through the subsequent interim period to April 6, 2021, neither the Company nor anyone on its behalf consulted Audit Alliance regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that Audit Alliance concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement or a reportable event as described above.

Regain Nasdaq compliance

On October 16, 2020, the Company received a letter from The Nasdaq Stock Exchange regarding the Company’s failure to comply with Nasdaq Continued Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share. A failure to comply with Rule 5550(a)(2) exists when listed securities fail to maintain a closing bid price of at least $1.00 per share for 30 consecutive business days. Based on the closing bid price for the last 30 consecutive business days (including, in particular, the period September 3, 2020 through October 15, 2020), the Company failed to meet the aforesaid requirement.

On April 7, 2021, the Company received a written notification from the Nasdaq Stock Market Listing Qualifications Staff indicating that the Company has regained compliance with the $1.00 minimum closing bid price requirement for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) and that the matter is now closed.

Business Overview

We are an entertainment and education company providing online and offline innovative music education through our wholly-owned subsidiaries Color China and CACM. We strive to offer students professional artist training platform featured by exclusive content and live interaction, with the mission of delivering world-class entertainment learning experiences and promoting entertainment exchange between U.S. and China with our strong resources and deep connections in industry. We launched our online platform Color World on September 10, 2020 and it is currently operating in China. The curriculum development created by us includes music, sports, animation, painting and calligraphy, film and television, life skills, etc., covering plenty of aspects of entertainment, sports and culture. At present, we have signed contracts with well-known international artists and more than 50 celebrity teachers have been retained to launch online lectures. The Color World platform not only has celebrity lectures, but also celebrity concert videos, celebrity peripheral products, such as celebrity branded merchandise, and artist interactive communication. We strive to build an all-star cultural and entertainment industry chain. To establish a new entertainment industry chain combining online and offline, we also plan to establish offline education institutions. The offline education base will train during the day and perform at night to make the training base a commercial operation. However, due to the COVID-19 pandemic, our plan to establish the offline education base has been delayed. The management of the Company will adjust our plan of development in accordance with the development of COVID-19.

The management believes that we, along with our alliance, have strong industry resources and influence to become a comprehensive online academy for global “future stars”. The Company was formerly known as Huitao Technology Co., Ltd., and changed its name to Color Star Technology Co., Ltd. in May 2020. Prior to acquisition of Sunway Kids in February 2020, the Company’s core business had been focusing on the concrete business in China.

Our Competition

The online education market is rapidly expanding and estimated to reach $320 billion by 20251. With the acceleration of online learning due to social distancing, this industry is experiencing huge growth. We operate in a highly competitive and fragmented industry that is sensitive to price, content (i.e. curriculum) and quality of service. With online learning adoption accelerating and creating new opportunities, competition is heating up for companies actively competing to capture market share, with the presence of a large number of service and content providers in the market bringing huge volumes of educational content online.

We face intense competition in our online business and compete primarily with online education providers and content sharing platforms who are already established and who are beginning to target entertainment education, with a trend of “fan culture” and “idol economies” in Asia where talent shows are popular and have launched a large number of amateur stars. We are uniquely positioned, as a comprehensive online and offline entertainment education services provider with all-star teacher lineup, as well as the strong resources and wide connections in industry. Below are a few of our closest competitors below and the unique ways we are differentiated in our view.

●	MasterClass is an American online education platform on which students can access tutorials and lectures pre-recorded by experts in various fields. Unlike us who offer students a professional artists training platform featured by exclusive content and live interaction, MasterClass’ classes are typically not interactive, though at least one course included “interactive assignments” where the student acted with other students, either in person or over Skype. Classes cover topics like writing, sports, and cooking, with 33 artist instructors focused on entertainment and music teaching. MasterClass’ member subscription fee is $15/month, a little more expensive than us.

●	LearnWorlds is a stand-alone online course platform for instructors to create, sell and promote their online courses. Users will be charged at least $79 per month to either sell courses or get access to free courses, which means that everyone who is qualified (not just experts and celebrities) could create and sell their courses on the platform. Users are not offered abundant tools for marketing their courses.

●	Vimeo is an American video hosting, sharing, and services platform headquartered in New York City. Vimeo operates on an ad-free basis, and instead derives revenue by providing subscription plans for video content producers and offering software as a service (SaaS) with video creation, editing, and broadcasting tools, enterprise software solutions, as well as the means for video professionals to connect with clients and other professionals.

Our Competitive Strengths

We differ from various other competitors in our core content of “star online + entertainment teaching” and the combination of online and offline teaching. We are set to break past the boundaries between celebrity entertainment and online knowledge-sharing, and offers students a professional artists training platform featured by exclusive content and live interaction by top artists and celebrities globally, as the first online platform to bring western artists to attract Asian students and meanwhile enabling Asian artists to enter the Western markets. The Company is well connected with artists from Asian to Western, and is able to group many international superstars into its proprietary platform “Color World”. As more international stars join in, coupled with our international version App to be launched in the near future, we expect the Company will continue to expand its subscriber base and gain market share, and bring innovative changes to the current state of music education and entertainment industry. We believe we are as well positioned in the industry with our all-star instructor lineup, excellent combination of online and offline learning, as well as the strong resources and extensive connections, which we believe most competitors lack.

[1]	Research and Markets. April 16, 2020. https://www.globenewswire.com/news-release/2020/04/16/2017102/0/en/Global-Online-Education-Market-Worth-319-Billion-by-2025-North-America-Anticipated-to-Provide-the-Highest-Revenue-Generating-Opportunities.html

Our Growth Strategy

We are committed to enhancing profitability and cash flows through the following strategies:

●	We are targeting the enormous online education market, which is experiencing rapid growth, as a result of the COVID-19 pandemic. According to Research and Markets, the global online education market size is projected to reach over $319.17 billion by 2025, growing at a CAGR of 9.23%[2]. The continued shift of education from in person to virtual is driving higher demand and significant revenue for market vendors in the industry. We target a large addressable market driven by the rapid expansion of global online education, and the rise of the “fan economies” in Asia where the younger generation is more willing to attend their idol’s livestream and spend money on their idols. Meanwhile, the popularity of talent competition shows in Asia has also inspired more ordinary people to enter the entertainment industry and pursue their dreams of being a star. We as a comprehensive entertainment education services provider, could address the growing demand from both fans and talents, and provide professional entertainment education to more than 2 billion people worldwide; and

●	We are well positioned to capture market share with an experienced management team, all-star instructor lineup, and the combination of online and in-person training. We strive to offer students professional artists training platform featured by exclusive content and live interaction and are well connected with artists from Asia and U.S., establishing strategic partnerships with top record companies and entertainment agencies.

Our Operations

We are growing to become combination of creating the world’s top online and offline celebrity entertainment sharing platform. We provide online and offline innovative music education through our wholly-owned subsidiaries Color China and CACM. We currently cooperate with a non-affiliate company and utilize their relevant licenses and permits that allow us to conduct our business in China through a two-year authorization agreement, pursuant to which the we shall pay an annual fee of RMB100,000 (approximately $15,101). We strive to offer students professional artist training platform featured by exclusive content and live interaction, with the mission of delivering world-class entertainment learning experiences and promoting entertainment exchange between U.S. and China with its strong resources and deep connections in industry. Prior to acquisition of Sunway Kids in February 2020, the Company’s core business had been focusing on the concrete business in China. We used to provide materials through our ready-mixed concrete plant in Beijing.

Online Business

Online Education Academy

The core content of “star online + entertainment teaching” offers a variety of stars and a relatively rich entertainment teaching experience. By registering online, students can select their favorite tutors to conduct accurate and efficient learning, and access to exclusive online video classes and tutorials by top artists globally.

As of the date of this prospectus, our online platform Color World has been launched and is operating in China. The curriculum development created by us includes music, sports, animation, painting and calligraphy, film and television, life skills, etc., covering plenty of aspects of entertainment, sports and culture. At present, we have signed contracts with well-known international artists and more than 50 celebrity teachers have been launched. The Color World platform not only has celebrity lectures, but also celebrity concert videos, celebrity peripheral products, and artist interactive communication. The platform focuses on the interactive participation of members and fans, making the platform more entertaining. Fans can interact with their idols, and they can also upload their own works for celebrity tutors and audiences across the network to watch comments. The celebrity live streaming section, which was launched on October 15, 2020, allows more celebrities to communicate and interact with our users through the Internet.

[2]	Research and Markets. April 16, 2020. https://www.globenewswire.com/news-release/2020/04/16/2017102/0/en/Global-Online-Education-Market-Worth-319-Billion-by-2025-North-America-Anticipated-to-Provide-the-Highest-Revenue-Generating-Opportunities.html

The Color World platform generates revenue primarily through paid membership subscriptions priced at $9.90 per user per month. Members can access most video courses on the platform for free and will be charged the tuition fee of $30/hour for taking classes of tier 1 artists and $15/hour for learning from Tier 2 artists. First three months of launch costs only $1.5/hour to attract downloads and there have been over 500,000 registered users as of the date of this prospectus.

We are well connected with artists from Asia to the U.S., and have built strategic partnerships with globally renowned record companies and entertainment agencies, such as Universal Music Group and Sony Music, which enable us to group a number of artists into its Color World platform and secure the rights to the exclusive streaming of online lessons taught by the star teachers. Currently, we have entered into educational licensing and performance agreements with approximately over 40 global artists and professionals in industry for their services as instructors on the Color World platform, and are seeking out and contracting more star teachers in a variety of fields such as music, film, sports, animation, television, presentations, dance, and art to provide its prospective student subscribers with a large repertoire of first-hand exposure to and lessons from professionals in their desired fields.

Online Concert

The Company established its own music festival brand “Color International Music Festival” and its CEO has the experiences of holding more than 100 star concerts with its partners every year. On September 9, 2020, we broadcasted the Color World Online Concert with ten Eastern and ten Western top artists/celebrities including Grammy-winning jazz guitarist Larry Carlton, R&B singer-songwriter Ashanti, and “Pop Music Queen” Na Ying from mainland China to global audiences via its official platform “Color World” and attracted over half a million viewers from mainland China and all over the world to watch online, reaching over 10 million hits on global social media networks, which we believe is a milestone to the Company.

Online Store

Our Color World App is expected to add an online store feature on October 25, 2020, mainly selling celebrity co-branded peripheral products including clothing, shoes, hats, watches, digital products, wine, and other categories. An increased number of active users can also be expected, as more fans join and use the App, allowing us in a more competitive position to provide complete experience for global users.

Offline Business

Music Festival

We are currently in discussion with multiple well-established music festival brands to co-organize up to 30 music festivals with different genres over the next five years in different cities across Asia and beyond. The management of the Company will closely monitor the development of the COVID-19 pandemic and adjust our plans of co-organizing the music festivals to protect the safety of our customers and employees and to comply with the applicable laws and regulations.

Our Customers

We had no sales during the fiscal year ended June 30, 2020 from our continuing operations and we had no accounts receivable as of June 30, 2020. For the fiscal year ended June 30, 2019, we had two customers, whose sales accounted for more than 10% of our total sales from discontinued operations. Five customers accounted for approximately 52.1% of the Company’s sales for the year ended June 30, 2019 from discontinued operations. The total accounts receivable from these customers from discontinued operations amounted to approximately $13.4 million as of June 30, 2019.

Sales and Marketing

Marketing Channels

We market our course offerings and enhance brand awareness through various online and mobile channels. We place advertisements and conduct marketing on mainstream social media platforms in China. At the same time, we also generate sales leads from word-of-mouth referrals by our students and parents of students. We believe our high quality course offerings and satisfactory student experience will continue to contribute word-of-mouth referrals.

A unique approach for the online concert promotions was adopted by the Company where ticket prices were initially set very low with additional opportunities for purchasers to take part in the distribution of ticket sales in order to receive referral rewards. This indirect ticket sales model, and a large amount of resulting passive income, promises more diversified marketing strategies for online music.

Research and Development

Technology and Infrastructure

Technology is the backbone of our highly scalable business model. Our strong technological capabilities enable us to deliver a superior student experience and improve operational efficiency. Our technology team, coupled with our proprietary artificial intelligence technology and the growing volume of data generated from our operations, has continued to identify opportunities for improvements in our technology infrastructure and applications.

Live Broadcasting Technology

Live broadcasting technology development has been our main focus since our inception. Currently, our proprietary live broadcasting technology makes it possible for as many as 200,000 students to join a live broadcasting class simultaneously, without compromising video quality.

Intellectual Property

As of the date of this prospectus, we have two domain names: www.colorstarinternational.com and www.color-star.cn.

Our Labor Force

As of October 30, 2020, we employed 40 full-time employees and 2 part-time employees. As required by applicable PRC law, we have entered into employment contracts with all our officers, managers and employees. We believe that we maintain a satisfactory working relationship with our employees and we have not experienced any significant labor disputes or any difficulty in recruiting staff.

Restatement and Independent Investigation

On October 6, 2018, the Audit Committee of the Board of Directors of the Company, after consultation with the Company’s then independent registered public accounting firm, Friedman LLP (“Friedman”) concluded, that the Company’s audited financial statements at and for the period ended June 30, 2017 contained in the Company’s Annual Report on Form 10-K originally filed with the SEC on September 28, 2018 as well as the unaudited financial statements at and for the periods ended March 31, 2018, December 31, 2017 and September 30, 2017 contained in the Company’s Quarterly Reports on Form 10-Q originally filed on November 15, 2017, February 13, 2018 and May 15, 2018, respectively, should no longer be relied upon. The Company’s review of the above mentioned filings revealed that the financial statements in such filings contained errors primarily as a result of omission of certain contingencies.

As a result of such review, the Company has restated the financial statements for the fiscal year ended June 30, 2017 as well as those for the fiscal quarters ended March 31, 2018, December 31, 2017 and September 30, 2017.

As a result of the errors described above, management has concluded that the Company’s internal control over financial reporting and its disclosure controls and procedures were not effective as of the ends of each of the applicable restatement periods.

In connection with above finding, the Audit Committee commenced an independent investigation into the reasons that led to the Company’s conclusion that the previously filed financials should no longer be relied upon. Specially, the Audit Committee engaged an independent investigation team to investigate the circumstances surrounding errors in Company’s financial statements, which primarily resulted from the omission of certain actual and contingent legal liabilities. The investigation concluded in mid-November 2018. The investigation team found several reasons that appear to have caused, or contributed to, the failures to promptly identify and disclose the legal proceedings and contingencies, including, 1) the Head of the Legal Department’s significant lack of understanding of the important of timely disclosure of legal proceedings and the Legal Department’s problematic decision-making process with regard to reporting of legal proceedings; 2) the Company’s lack of accounting personnel trained in U.S. GAAP; 3) the Company’s need for a full-time CFO; 4) the ongoing lack of communication and coordination between executive management and the various departments within the Company; and 5) the Company’s failures to timely address significant deficiencies and material weaknesses in the Company’s internal control over financial reporting.

As of the date of this prospectus, the Company has completed its process of conducting a comprehensive review of the issues identified by the investigation team and has taken all remedial measures recommended by the Audit Committee within its resources to cure the majority of its material weaknesses in its internal and disclosure control procedures.

Matters relating to or arising from the Audit Committee investigation and the associated material weaknesses identified in our internal control over financial reporting, including adverse publicity, have caused us to incur significant legal, accounting and other professional fees and other costs, have exposed us to greater risks associated with other civil litigation, regulatory proceedings and government enforcement actions, have diverted resources and attention that would otherwise be directed toward our operations and implementation of our business strategy and may have impacted our ability to attract and retain customers, employees and vendors.

MANAGEMENT

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus.

Name	Age	Position/Title
Basil Wilson	45	Chairman of the board of directors and chief executive officer
Lili Jiang	31	Chief Financial Officer
Jehan Zeb Khan	34	Director
Biao (Luke) Lu	46	Chief Artistic Officer
Yingxian Xiang	48	Independent director
Hung-Jen Kuo	47	Independent director
Long Yi	44	Independent director

Biography

Basil Wilson

Mr. Wilson served as CEO of Century Dragon Entertainment Development Co., Ltd. from 2016 to March 2021. He was in charge of the technical development of entertainment technology, including the production of 3D virtual human concert, AI scene technology development, and AR entertainment artificial intelligence development, etc. Mr. Wilson has more than 20 years of experience in the entertainment technology industry since 1997. He graduated with an MBA degree from Tsinghua University in China and was appointed as a think tank professor by the School of Culture and Entertainment Business.

Lili Jiang

Ms. Jiang has been serving as the Chief Financial Officer and Director of the Company since March 28, 2019. She had served as the Manager of the Overseas Medical Business Department of Aolan Health Management Co., Ltd (“Aolan”) from May 2016 to March 28, 2019. Prior to joining Aolan, Ms. Jiang was the Business Executive Assistant at the Australian Embassy in China from July 2011 to April 2016. She is a Certified Public Accountant in Australia. Ms. Jiang has a bachelor’s degree in Accounting and Finance from Sydney Technical University in Australia, and a Master’s degree in Economics in Finance from University of New South Wales in Sydney, Australia.

Jehan Zeb Khan

Mr. Khan joined Color China Entertainment Co., Ltd., a wholly-owned subsidiary of the Company, as the CEO in 2021, in charge of the development of Internet intelligent applications, the development and update of AI and AR technologies, and celebrity artist docking. Mr. Khan has many years of experience in the Internet industry and has strong working capabilities for company management and business development. Mr. Khan graduated from the University of the Punjab BS Computer Science in Pakistan in 2000. After graduation, he started his own business and established a “New Network” personal studio, aiming to solve Internet problems for small and medium-sized enterprises, including the development of applications, the production of company webpages and to help companies develop artificial intelligence software, including automatic trajectory search.

Biao (Luke) Lu

Mr. Lu joined the Company on July 17, 2020. He is an experienced veteran in the entertainment industry in China. He acted as a producer and a screenwriter for multiple Chinese films and TV series, including “Ocean Paradise,” “Happy Bureau,” “Stalker,” “I want to be Rich,” “Transformation Group,” “Lifetime with You,” etc. Mr. Lu also directed Guilty, his first film, in 2017. He has served as the Chief Executive Officer of Hong Kong War Tiger Pictures since 2017. From 2005 to 2017, Mr. Lu served as the Chief Executive Officer of Dong Xing Time International Culture. Mr. Lu is a certified artists’ agent in China. He received his bachelor’s degree from the Department of Music at Anhui Normal University, and studied Broadcasting & Television Editing and Directing at the Communication University of China.

Yingxian Xiang

Ms. Xiang became our Board member on September 21, 2020. She is an accomplished business leader with over twenty years of experience in E-business development, strategic marketing, product and project management with various companies, and with a recent focus on offline and online education. She cofounded Skytree Education Association in 2017 and has been serving as the president since then. From 2012 to 2016, Ms. Fang was the cofounder and CEO of DreamBox Education & Technology Corp., one of the most recognizable brands in international education in Shenzhen, China. From 2008 to 2010, Ms. Fang was Director of Strategic Marketing at Official Payments. Ms. Fang’s earlier experience includes her serving as Vice President in E-Business at CitiGroup from 2004 to 2008 and as a senior consultant at Blue Martini Solutions Inc. from 2001 to 2004. Ms. Fang received her Bachelor of Economics, International Business Administration with a second major of Chemical Engineering from East China University of Science and Technology. She also received her MBA (Master of International Business) from University of South Carolina.

Hung-Jen Kuo

Mr. Kuo was appointed as our Board member on August 12, 2020. He has nearly more than 25 years of experience in the global securities fund investment & business management industry. He is currently the Executive President CEO of Fosun Capital. Before joining Fosun Group, he was the head general manager and director of the China Securities Services Division of Deutsche Bank, China. Mr. Kuo previously served as the chief investment expert of Noah Group, the managing director of Gopher Assets Management. and the general manager of Gopher Public Fund. At the end of 2010, Mr. Kuo represented American Russell Investments and to participate in establishing Ping An Russell (Shanghai) Investment Management Company, one of the first private equity fund management companies in China. Mr. Kuo successfully introduced Russell’s investment MOM model to China, led investment research team building and business development, and issued China’s first MOM product. Mr. Kuo joined Russell Investment’s global Seattle headquarters in 2001, holding important various positions covering on in core departments such as investment management, research, and operations. In 1996, Mr. Kuo joined Aurora Group in Taipei as the assistant to CEO covering on business strategies and IPO project and jointly managing Russell’s investment global assets. Mr. Kuo holds a master’s degree in finance from the University of Colorado and a bachelor’s degree in business administration from Sun Yat-sen University in Taiwan.

Long Yi

Mr. Yi, has served as Chief Executive Officer and Chairman of the board of directors of Urban Tea, Inc. (Nasdaq: MYT) since January 26, 2018. Mr. Yi served as Chief Financial Officer and a board member of Bat Group, Inc. (Nasdaq: GLG) from January 2013 and June 2015, respectively, to June 2019. Mr. Yi was the senior financial manager in Sutor Technology Group Ltd. (Nasdaq: SUTR) from 2008 to 2012. Mr. Yi is a Certified Public Accountant in the State of Illinois. Mr. Yi received his bachelor’s degree in Accounting from Northeastern University in September 1998 and a Master’s degree in Accounting and Finance from University of Rotterdam in June 2004. Mr. Yi also obtained a graduate diploma in accounting from McGill University in August 2006.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our principal executive officer and our other most highly paid executive officer (the “named executive officers”) for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000 during the fiscal years ended June 30, 2020 and 2019.

						Non-
						Equity	Non-
						Incentive	Qualified
						Plan	Deferred	All
Name and	Year			Stock	Option	Compensation	Compensation	Other
Principal	Ended	Salary	Bonus	Awards	Awards	Earnings	Earnings	Compensation	Total
Position	June 30	($)	($)	($)	($)	($)	($)	($)	($)
Basil Wilson,	2020	-	-	-	-	-	-	-	-
Chairman and CEO (1)	2019	-	-	-	-	-	-	-	-

Lili Jiang,	2020	30,000	-	308,400	-	-	-	-	338,400
CFO (2)	2019			87,900					87,900

Biao Lu	2020	-	-	-	-	-	-	-	-
Chief Artistic Officer and Former Chairman and CEO (3)	2019	-	-	-	-	-	-	-	-

(1)	Mr. Basil Wilson was appointed as our Chief Executive and Chairman in June 2021. Pursuant to an amended and restated employment agreement between the Company and Basil Wilson, the Company agreed to compensate Mr. Wilson a monthly compensation of $15,000 and 300,000 ordinary shares of the Company per year, vested quarterly, starting on June 16, 2021.

(2)	Ms. Jiang became our Chief Financial Officer and Director on March 28, 2019. She was entitled to an annual compensation of 120,000 ordinary shares of the Company. On May 8, 2020, the Board amended the CFO compensation to be $120,000 per year plus 120,000 ordinary shares effective April 1, 2020. Ms. Jiang resigned from her position as Director on May 11, 2021.

(3)	Mr. Lu became our Chief Executive Officer and Chairman on July 17, 2020. He subsequently resigned and was appointed as the Chief Artistic Officer. Pursuant to an employment agreement between the Company and Biao Lu dated June 16, 2021, the Company agreed to compensate Mr. Lu a monthly compensation of $10,000 and 100,000 ordinary shares of the Company per year, vested quarterly, starting on June 16, 2021.

The executive directors did not to receive any compensation for serving on the Board.  The following table represents compensation earned by our non-executive directors in fiscal year ended June 30, 2020.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Yan Zhang (1)	7, 694	-	-	-	-	-	7,694
Wei Pei (2)	26,619	-	-	-	-	-	26,619
Jiehui Fan (3)	1,583	-	-	-	-	-	1,583
Xiaoyuan Zhang (4)	13,828	-	-	-	-	-	13,828
Wei Fang (5)	8,400	-	-	-	-	-	8,400
Hung-Jen Kuo (6)	-	-	-	-	-	-	-
Yingxian (Elaine) Xiang (7)	-	-	-	-	-	-	-
Long Yi (8)	-	-	-	-	-	-	-

(1)	On June 28, 2019, we entered into a director agreement with Ms. Yan Zhang, pursuant to which she is entitled to receive annual compensation of $10,000. Mr. Zhang resigned as a director on April 7, 2020.

(2)	On March 21, 2017, we entered into a director agreement with Mr. Wei Pei, pursuant to which he is entitled to receive annual compensation of $25,000. Mr. Pei salary was increased to $36,000 per annum effective May 8, 2020. Mr. Pei resigned as a director of the Company on August 12, 2020.

(3)	On June 12, 2018, we entered into a director agreement with Ms. Jiehui Fan, pursuant to which she is entitled to receive annual compensation of $30,000. Ms. Fan resigned as a director of the Company on July 19, 2019.

(4)	On July 19, 2019, we entered into a director agreement with Ms. Xiaoyuan Zhang, pursuant to which she is entitled to receive annual compensation of $10,000. Ms. Zhang’s salary was increased to $36,000 per annum effective May 8, 2020. Ms. Zhang resigned as a director on March 29, 2021.

(5)	On April 7, 2020, Mr. Fang was appointed as a director of the Company. He is entitled to receive annual compensation of $36,000. Mr. Fang resigned as a director of the Company on September 21, 2020.

(6)	On August 12, 2020, we entered into a director agreement with Mr. Hung-Jen Kuo, pursuant to which he shall receive annual compensation of $36,000.

(7)	On September 21, 2020, we entered into a director agreement with Ms. Xiang, pursuant to which she receive annual compensation of $36,000.
(8)	On March 31, 2021, we entered into a director agreement with Mr. Yi pursuant to which we agreed to pay Mr. Yi a monthly salary of $3,000.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the Board and the shareholders voting by ordinary resolution. Our directors are not subject to a set term of office and hold office until the next general meeting called for the election of directors and until their successor is duly elected or such time as they die, resign or are removed from office by a shareholders’ ordinary resolution or the unanimous written resolution of all shareholders A director will be removed from office automatically if, among other things, the director becomes bankrupt or makes any arrangement or composition with his creditors generally or is found to be or becomes of unsound mind.

Audit Committee

Long Yi, Hung-Jen Kuo and Yingxian Xiang are members of our Audit Committee, and Long Yi serves as the chairman. All members of our Audit Committee satisfy the independence standards promulgated by the SEC and by Nasdaq as such standards apply specifically to members of audit committees.

Our Audit Committee performs several functions, including:

●	selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

●	reviewing with our independent auditors any audit problems or difficulties and management’s response;

●	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S- K under the Securities Act of 1933, as amended;

●	discussing the annual audited financial statements with management and our independent auditors;

●	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and our independent auditors;

●	reporting to the Board; and

●	such other matters that are specifically delegated to our audit committee by the Board from time to time.

Compensation Committee

Long Yi, Hung-Jen Kuo and Yingxian Xiang are members of our Compensation Committee, and Yingxian Xiang serves the chairwoman. All members of our Compensation Committee are qualified as independent under the current definition promulgated by Nasdaq. The Compensation Committee is responsible for, among other things:

●	reviewing and approving the total compensation package for our senior executives; and

●	reviewing periodically, and approving, any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Corporate Governance and Nominating Committee

Long Yi, Hung-Jen Kuo and Yingxian Xiang are members of our Nominating and Corporate Governance Committee and Hung-Jen Kuo is the chairman. All members of our Nominating and Corporate Governance Committee are qualified as independent under the current definition promulgated by Nasdaq. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	identify qualified individuals to become Board members, consistent with criteria approved by the Board, and to recommend that the Board select, the director nominees for the next annual meeting of shareholders;

●	develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; and

●	to oversee the evaluation of the Board and management.

Corporate Governance

Other than as described in this section, our corporate governance practices do not differ from those followed by domestic companies listed on the NASDAQ Capital Market. NASDAQ Listing Rule 5635 generally provides that shareholder approval is required of U.S. domestic companies listed on the NASDAQ Capital Market prior to issuance (or potential issuance) of securities (i) equaling 20% or more of the company’s common stock or voting power for less than the greater of market or book value (ii) resulting in a change of control of the company; and (iii) which is being issued pursuant to a stock option or purchase plan to be established or materially amended or other equity compensation arrangement made or materially amended. Notwithstanding this general requirement, NASDAQ Listing Rule 5615(a)(3)(A) permits foreign private issuers to follow their home country practice rather than these shareholder approval requirements. The Cayman Islands do not require shareholder approval prior to any of the foregoing types of issuances. The Company, therefore, is not required to obtain such shareholder approval prior to entering into a transaction with the potential to issue securities as described above. The Board of Directors of the Company has elected to follow the Company’s home country rules as to such issuances and will not be required to seek shareholder approval prior to entering into such a transaction.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of the date of this prospectus for:

●	each beneficial owner of 5% or more of our outstanding ordinary shares;

●	each of our directors and executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of options that are immediately exercisable or exercisable within 60 days of the date hereof.

Except as otherwise indicated, all of the shares reflected in the table are ordinary shares and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Except as otherwise indicated in the table below, addresses of our directors, executive officers and named beneficial owners are in care of Color Star Technology Co., Ltd., 800 3rd Ave, Suite 2800, New York NY 10022.

	Ordinary Shares Beneficially Owned
Name of Beneficial Owners	Number	% (1)
Directors and Executive Officers:
Basil Wilson	—	—
Lili Jiang	360,000	*
Biao Lu	300,000	*
Xiaoyuan Zhang	—	—
Yingxian Xiang	30,000	*
Hung-Jen Kuo	30,000	*
Jehan Zeb Khan	250,000	*
All directors and officers as a group (seven individuals)	970,000	1.1%
5% shareholders:
Hou Sing International Business Limited (2)	7,995,395	8.85%
Lei Zhang	6,560,318	7.3%

*	Less than 1%

(1)	Applicable percentage of ownership is based on 90,356,629 ordinary shares outstanding as of the date of this prospectus for each shareholder.

(2)	Liang Li, Jiayun Zhu and Aung Tun jointly have voting power and dispositive power of all ordinary shares beneficially held by Hou Sing International Business Limited.

RELATED PARTY TRANSACTIONS

Except as discussed below, since the beginning of fiscal year 2018, there have not been any transactions, nor is there any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

On March 31, 2020, the Company, BVI-ACM, a wholly owned subsidiary of the Company, and Mr. Xianfu Han and Mr. Weili He (the “Purchasers”), two former officers (CEO and CFO) and collectively held less than 5% ordinary shares of the Company currently, entered into a share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the Purchasers agreed to purchase BVI-ACM in exchange for cash consideration of $600,000. The closing of the Disposition was completed on May 6, 2020. After disposal of BVI-ACM, the Company had no continuing involvement or commitments with BVI-ACM.

Prepayment – related party

Mr. Xianfu Han, and Mr. Weili He are holding positions as president and director of Ningbo Lianlv Investment Ltd., respectively. This company owns 99% of the shares of Beijing Lianlv Technical Group Ltd. (“Beijing Lianlv”), the Company’s supplier. As of June 30, 2019 and 2018, the Company’s prepayment – related party of discontinued operations amounted to $456,399 and $3,027,409 for Beijing Lianlv, before any allowance, for inventory purchases, respectively.

Other receivables – related party

This balance represents litigation against Xin Ao who entered into a capital lease agreement on behalf of Beijing Lianlv, an entity whose shareholders are Mr. Han and Mr. He. The balance was indemnified by Mr. Han and Mr. He in November 2019. As of June 30, 2019 and 2018, other receivable – related party of discontinued operations from Beijing Lianlv was $165,075 and $1,397,042, respectively.

Other payables – related parties

The balance represents the rent payable to Mr. Weili He, the Company’s former Chief Financial Officer (“CFO”) who collectively held less than 5% of the Company ordinary shares currently.

Other payables – related party consisted of the following:

	December 31, 2020 (Unaudited)	June 30, 2020
Weili He	$10,711	$10,711

The balances represent the salary payables to Mr. Xianfu Han, Mr. Weili He, the Company’s former Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) who collectively held less than 5% of the Company ordinary shares currently.

Other payables – related parties consisted of the following:

	June 30, 2020	June 30, 2019	June 30, 2018
Xianfu Han	$-	$361,336	$91,336
Weili He	10,711	396,401	104,428
Total	10,711	757,737	195,763
Less: other payables – related parties - discontinued operations	-	(217,737)	(195,763)
Other payables – related parties – continuing operations	$10,711	$540,000	$-

Borrowings from related party

During the year ended June 30, 2020, Hou Sing, the Company’s shareholder, lent the Company $300,000 to pay for the Company’s certain operating expenses. In December 2019, the Company issued ordinary shares to Hou Sing to repay the debt the Company owes to him (See Notes to consolidated financial statements - Note 12).

Loans payable - employees

Na Wang and Wei Zhang, employees of the Company, have settled certain liabilities on behalf of the Company with its vendors and advanced funds to the Company for working capital purposes. The settlement amount and advances are non-interest bearing, unsecured, and are payable in cash on demand.

	June 30, 2020	June 30, 2019	June 30, 2018
Na Wang*	$-	$2,341,932	$-
Wei Zhang*	-	2,251,942	-
Total	-	4,593,874	-
Less: other payables – related parties - discontinued operations	-	(4,285,785)	-
Other payables – related parties – continuing operations	$-	$308,089	$-

*	On January 15, 2020, Hou Sing, the Company’s shareholder, entered into certain loan assignment agreements with Na Wang and Wei Zhang in the aggregate amount of RMB 29,429,627 (approximately $4.3 million) (the “Debt”) and delivered the full payment to the two employees. On the same day, the board of directors of the Company approved the conversion of the Debt as well as the conversion of debt in the aggregate amount of $218,519 that the Company owed to Wei Zhang, at a per share conversion price of $1.54. On March 6, 2020, upon Nasdaq’s approval, the Company issued 2,911,000 ordinary shares of the Company to Hou Sing and Wei Zhang in exchange for the debt.

REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

Regulation Related to Value-added Telecommunications Services

On September 25, 2000, the State Council issued the PRC Regulations on Telecommunications, or the Telecommunications Regulations, as last amended on February 6, 2016, to regulate telecommunications activities in China. The Telecommunications Regulations divided the telecommunications services into two categories, namely “infrastructure telecommunications services” and “value-added telecommunications services.” Pursuant to the Telecommunications Regulations, operators of value-added telecommunications services, or VATS, must first obtain a Value-added Telecommunications Business Operating License, or VATS License, from the MIIT, or its provincial level counterparts. On July 3, 2017, the MIIT promulgated the Administrative Measures on Telecommunications Business Operating Licenses, which set forth more specific provisions regarding the types of licenses required to operate VATS, the qualifications and procedures for obtaining such licenses and the administration and supervision of such licenses.

The Amended Classified Catalog of Telecommunications Services (2015 Version), or the Amended 2016 MIIT Catalog, which took effect on June 6, 2019, defines information services as “the information services provided for users through public communications networks or internet by means of information gathering, development, processing and the construction of the information platform.” Moreover, information services continue to be classified as a category of VATS and are clarified to include information release and delivery services, information search and query services, information community platform services, information real-time interactive services, and information protection and processing services under the Amended 2016 MIIT Catalog. The Administrative Measures on Internet Information Services, or ICP Measures, promulgated by the PRC State Council on September 25, 2000 and most recently amended on January 8, 2011, set forth more specific rules on the provision of internet information services. According to ICP Measures, any company that engages in the provision of commercial internet information services shall obtain a sub-category VATS License for Internet Information Services, or ICP License, from the relevant government authorities before providing any commercial internet information services within the PRC. Pursuant to the above-mentioned regulations, “commercial internet information services” generally refer to provision of specific information content, online advertising, web page construction and other online application services through internet for profit making purpose.

In addition to the Telecommunications Regulations and the other regulations discussed above, the provision of commercial internet information services on mobile internet applications is regulated by the Administrative Provisions on Mobile Internet Applications Information Services, which was promulgated by Cyberspace Administration of China, or the CAC, on June 28, 2016 and came into effect on August 1, 2016. The providers of mobile internet applications are subject to requirements under these provisions, including acquiring the qualifications and complying with other requirements provided by laws and regulations and being responsible for information security.

Regulation Related to Online Transmission of Audio-Visual Programs

To regulate the provision of audio-visual program services to the public via the internet, including through mobile networks, within the territory of the PRC, the State Administration of Press Publication Radio Film and Television, or the SAPPRFT (currently known as National Radio and Television Administration), and the MIIT jointly promulgated the Administrative Provisions on Internet Audio-Visual Program Service, or the Audio-Visual Program Provisions, on December 20, 2007, which came into effect on January 31, 2008 and was last amended on August 28, 2015. Under the Audio-Visual Program Provisions, “online audio-visual program services” is defined as activities of producing, redacting and integrating audio-visual programs, providing them to the general public via internet, and providing service for other people to upload and transmit audio-visual programs, and providers of online audio-visual program services are required to obtain a License for Online Transmission of Audio-Visual Programs issued by the SAPPRFT, or complete certain registration procedures with the SAPPRFT. In general, providers of online audio-visual program services must be either state-owned or state-controlled entities, and the business to be carried out by such providers must satisfy the overall planning and guidance catalog for internet audio-visual program service determined by the SAPPRFT.

On May 21, 2008, SAPPRFT issued a Notice on Relevant Issues Concerning Application and Approval of License for the Online Transmission of Audio-Visual Programs, as amended on August 28, 2015, which sets out detailed provisions concerning the application and approval process regarding the License for Online Transmission of Audio-Visual Programs. According to the above regulations, providers of internet audio-visual program services that engaged in such services prior to the promulgation of the Audio-Visual Program Provisions are eligible to apply for the license so long as those providers did not violate the relevant laws and regulations in the past or their violation of the laws and regulations is minor in scope and can be rectified in a timely manner and they have no records of violation during the last three months prior to the promulgation of the Audio-Visual Program Provisions.

On March 30, 2009, SAPPRFT promulgated the Notice on Strengthening the Administration of the Content of Internet Audio-Visual Programs, which reiterates the pre-approval requirements for the audio-visual programs transmitted via the internet, including through mobile networks, where applicable, and prohibits certain types of internet audio-visual programs containing violence, pornography, gambling, terrorism, superstition or other similarly prohibited elements.

On March 10, 2017, SAPPRFT issued the Provisional Implementation of the Tentative Categories of Internet Audio-Visual Program Services, or the Categories, which revised the previous version issued on March 17, 2010. According to the Categories, there are four categories of internet audio and video programs services which are further divided into seventeen sub-categories. The third sub-category to the second category covers the making and editing of certain specialized audio-visual programs concerning, among other things, educational content, and broadcasting such content to the general public online.

On March 16, 2018, the SAPPRFT promulgated the Notice on Further Regulating the Transmission Order of Internet Audio-Visual Program Services, providing that the classic literary works, radio, film and television programs, internet original audio-visual programs shall not be re-edited, re-dubbed, re-subtitled or partly captured and consolidated as a new program without authorizations and providers of internet audio-visual program services shall strictly manage and supervise such re-edited programs uploaded by the internet users and shall not provide any transmission channel for those internet audio-visual programs which have political orientation issues, copyright issues or content issues.

Regulation Related to Internet Live Streaming Services

On September 2, 2016, the SAPPRFT promulgated the Notice on Strengthening the Administration of Live Streaming Services of Internet Audio-Visual Program, which provides that any entity that intends to engage in live audio-visual broadcasting of major political, military, economic, social, cultural or sport events or activities, or live audio-visual broadcasting of general social or cultural group activities, general sporting events or other organizational events, must obtain a License for Online Transmission of Audio-Visual Programs with a permitted operation scope covering the above business activities. Any entity or individual without qualification is prohibited from broadcasting live audio-visual programs involving news, variety shows, sports, interviews, commentary or other forms of programs through any online live-streaming platform or online live broadcasting booth, nor are they permitted to start a live broadcasting channel for any audio-visual programs. In addition, any entity without such license shall not operate audio-visual live streaming business and the live streaming programs provided by the qualified company shall not contain any content forbidden by laws and regulations.

On November 4, 2016, the CAC promulgated the Provisions on the Administration of Internet Live Streaming Services, or the Internet Live Streaming Provisions, effective from December 1, 2016. Under the Internet Live Stream Provisions, “internet live streaming service” is defined as the activities of continuously releasing real-time information to the public on internet in such forms as videos, audios, images and texts and the “internet live streaming service provider” is defined thereunder as an operator of the platform providing internet live streaming platform services. The Internet Live Streaming Provisions provide that internet live streaming service providers shall examine and verify the identity information of internet live-streaming issuers and file the identity information of the issuers with local counterparts of the CAC.

On July 12, 2017, the CAC issued a Notice on Development of the Filing Work for Enterprises Providing Internet Live Streaming Services, which provides that all the companies providing internet live streaming services shall file with the local authority since July 15, 2017, otherwise the CAC or its local counterparts may impose administrative sanctions on such companies.

Pursuant to the Circular on Tightening the Administration of Internet Live-Streaming Services jointly issued by the MIIT, the Ministry of Culture and Tourism, or the MCOT, and several other government agencies on August 1, 2018, live streaming services providers are required to file with the local public security authority within 30 days after it commences the service online.

Regulation Related to Production and Distribution of Radio and Television Programs

On 19 July 2004, SAPPRFT promulgated the Administrative Measures on the Production and Operation of Radio and Television Programs, or the Radio and TV Programs Measures, which became effective on 20 August 2004 and were amended on August 28, 2015 and October 31, 2018. The Radio and TV Programs Measures are applicable for establishing institutions that produce and distribute radio and television programs or for the production of radio and television programs like programs with a special topic, column programs, variety shows, animated cartoons, radio plays and television dramas and for activities like transactions and agency transactions of program copyrights. Pursuant to the Radio and TV Programs Measures, any entity that intends to produce or operate radio or television programs must first obtain the Permit for Production and Operation of Radio and TV Programs from SAPPRFT or its local branches.

Regulation Related to Internet Culture Activities

On May 10, 2003, the Ministry of Culture, or MOC (currently known as the MCOT), promulgated the Interim Administrative Provisions on Internet Culture, or the Internet Culture Provisions, which became effective on July 1, 2003 and was amended on February 17, 2011 and December 15, 2017. The Internet Culture Provisions require internet information services providers engaging in commercial “internet culture activities” to obtain an Internet Culture Business Operating License from the MOC. “Internet cultural activity” is defined under the Internet Culture Provisions as an act of provision of internet cultural products and related services, which includes (i) the production, duplication, importation, and broadcasting of the internet cultural products; (ii) the online dissemination whereby cultural products are posted on the internet or transmitted via the internet to end-users, such as computers, fixed-line telephones, mobile phones, television sets and games machines, for online users’ browsing, use or downloading; and (iii) the exhibition and competition of the internet cultural products. In addition, “internet cultural products” is defined under the Internet Culture Provisions as cultural products produced, broadcast and disseminated via the internet, which mainly include internet cultural products especially produced for the internet, such as online music entertainment, online games, online shows and plays (programs), online performances, online works of art and online cartoons, and internet cultural products produced from cultural products such as music entertainment, games, shows and plays (programs), performances, works of art, and cartoons through certain techniques and duplicating those to internet for dissemination.

On May 14, 2019, the General Office of MOC promulgated the Notice on Adjusting the Scope of Internet Culture Business Operating License and Further Standardize the Approval Work, which provides that online music, online shows and plays, online performances, online works of art, online cartoons, displays and games are the activities that fall in the scope of Internet Culture Business Operating License, and further clarifies that educational live streaming activities are not online performances.

Regulation Related to Online Publishing

On February 4, 2016, the SAPPRFT (currently reformed into the State Administration of Press and Publication (National Copyright Bureau) under the Propaganda Department of the Central Committee of the Communist Party of China) and the MIIT jointly issued the Administrative Provisions on Online Publishing Services, or the Online Publishing Provisions, which came into effect on March 10, 2016. Under the Online Publishing Provisions, any entity providing online publishing services shall obtain an Online Publishing Services Permit. “Online publishing services” refer to the provision of online publications to the public through information networks; and “online publications” refer to digital works with publishing features such as having been edited, produced or processed and are available to the public through information networks, including: (i) written works, pictures, maps, games, cartoons, audio/video reading materials and other original digital works containing useful knowledge or ideas in the field of literature, art, science or other fields; (ii) digital works of which the content is identical to that of any published book, newspaper, periodical, audio/video product, electronic publication or the like; (iii) network literature databases or other digital works, derived from any of the aforesaid works by selection, arrangement, collection or other means; and (iv) other types of digital works as may be determined by the SAPPRFT.

As of the date of this prospectus, there are no explicit interpretation from the governmental authorities or prevailing enforcement practice deeming the provision of our educational content to our students through our online platform as “online publishing” which requires an Online Publishing Service Permit. Nevertheless, it remains unclear whether the local PRC authorities would adopt a different practice. In addition, it remains uncertain whether the PRC governmental authorities would issue more explicit interpretation and rules or promulgate new laws and regulations.

Regulation Related to Internet Information Security and Privacy Protection

The PRC Constitution states that the PRC laws protect the freedom and privacy of communications of citizens and prohibit infringement of such rights. PRC governmental authorities have enacted laws and regulations on internet information security and protection of personal information from any abuse or unauthorized disclosure. The Decisions on Maintaining Internet Security which was enacted by the Standing Committee of the PRC National People’s Congress, or the SCNPC on December 28, 2000 and amended on August 27, 2009, may subject violators to criminal punishment in the PRC for any effort to: (i) gain improper entry into a computer or system of strategic importance; (ii) disseminate politically disruptive information; (iii) leak state secrets; (iv) spread false commercial information; or (v) infringe intellectual property rights. The Ministry of Public Security has promulgated measures that prohibit use of the internet in ways which, among other things, result in a leakage of state secrets or a spread of socially destabilizing content. If an information service provider violates these measures, the Ministry of Public Security and the local security bureaus may revoke its operating license and shut down its websites.

Pursuant to the Decision on Strengthening the Protection of Online Information issued by the SCNPC on December 28, 2012, and the Order for the Protection of Telecommunication and Internet User Personal Information issued by the MIIT on July 16, 2013, any collection and use of user personal information must be subject to the consent of the user, abide by the principles of legality, rationality and necessity and be within the specified purposes, methods and scopes. “Personal information” is defined as information that identifies a citizen, the time or location for his/her use of telecommunication and internet services or involves privacy of any citizen such as his/her birth date, ID card number, and address. An internet information service provider must also keep information collected strictly confidential, and is further prohibited from divulging, tampering or destroying of any such information, or selling or providing such information to other parties. Any violation of the above decision or order may subject the internet information service provider to warnings, fines, confiscation of illegal gains, revocation of licenses, cancelation of filings, closedown of websites or even criminal liabilities.

Pursuant to the Notice of the Supreme People’s Court, the Supreme People’s Procuratorate and the Ministry of Public Security on Legally Punishing Criminal Activities Infringing upon the Personal Information of Citizens, issued in 2013, and the Interpretation of the Supreme People’s Court and the Supreme People’s Procuratorate on Several Issues regarding Legal Application in Criminal Cases Infringing upon the Personal Information of Citizens, which was issued on May 8, 2017 and took effect on June 1, 2017, the following activities may constitute the crime of infringing upon a citizen’s personal information:(i) providing a citizen’s personal information to specified persons or releasing a citizen’s personal information online or through other methods in violation of relevant national provisions; (ii) providing legitimately collected information relating to a citizen to others without such citizen’s consent (unless the information is processed, not traceable to a specific person and not recoverable); (iii) collecting a citizen’s personal information in violation of applicable rules and regulations when performing a duty or providing services; or (iv) collecting a citizen’s personal information by purchasing, accepting or exchanging such information in violation of applicable rules and regulations.

Pursuant to the Ninth Amendment to the Criminal Law issued by the SCNPC in August 2015, which became effective in November 2015, any person or entity that fails to fulfill the obligations related to internet information security administration as required by applicable laws and refuses to rectify upon orders is subject to criminal penalty for the result of (i) any dissemination of illegal information in large scale; (ii) any severe effect due to the leakage of the client’s information; (iii) any serious loss of criminal evidence; or (iv) other severe situation, and any individual or entity that (i) sells or provides personal information to others in a way violating the applicable law, or (ii) steals or illegally obtain any personal information is subject to criminal penalty in severe situation.

Pursuant to the PRC Cyber Security Law issued by the SCNPC on November 7, 2016, effective as of June 1, 2017, “personal information” refers to all kinds of information recorded by electronic or otherwise that can be used to independently identify or be combined with other information to identify individuals’ personal information including but not limited to: individuals’ names, dates of birth, ID numbers, biologically identified personal information, addresses and telephone numbers, etc. The Cyber Security Law also provides that: (i) to collect and use personal information, network operators shall follow the principles of legitimacy, rightfulness and necessity, disclose rules of data collection and use, clearly express the purposes, means and scope of collecting and using the information, and obtain the consent of the persons whose data is gathered; (ii) network operators shall neither gather personal information unrelated to the services they provide, nor gather or use personal information in violation of the provisions of laws and administrative regulations or the scopes of consent given by the persons whose data is gathered; and shall dispose of personal information they have saved in accordance with the provisions of laws and administrative regulations and agreements reached with users; (iii) network operators shall not divulge, tamper with or damage the personal information they have collected, and shall not provide the personal information to others without the consent of the persons whose data is collected. However, if the information has been processed and cannot be recovered and thus it is impossible to match such information with specific persons, such circumstance is an exception.

Pursuant to the Provisions on Internet Security Supervision and Inspection by Public Security Organs, which was promulgated by the Ministry of Public Security on September 15, 2018 and became effective on November 1, 2018, the public security departments are authorized to carry out internet security supervision and inspection of the internet service providers from the following aspects, among others: (i) whether the service providers have completed the recordation formalities for online entities, and filed the basic information on and the changes of the accessing entities and users; (ii) whether they have established and implemented the cybersecurity management system and protocols, and appointed the persons responsible for cybersecurity; (iii) whether the technical measures for recording and retaining users’ registration information and weblog data are in place according to the law; (iv) whether they have taken technical measures to prevent computer viruses, network attacks and network intrusion; (v) whether they have adopted preventive measures to tackle the information that is prohibited to be issued or transmitted by the laws and administrative regulations in the public information services; (vi) whether they provide technical support and assistance as required by laws to public security departments to safeguard national security and prevent and investigate on terrorist activities and criminal activities; and (vii) whether they have fulfilled the obligations of the grade-based cybersecurity protection and other obligations prescribed by the laws and administrative regulations. In particular, public security departments shall also carry out supervision and inspection on whether an internet service provider has taken required measures to manage information published by users, adopted proper measures to handle the published or transmitted information that is prohibited to be published or transmitted, and kept the relevant records.

In addition, the Office of the Central Cyberspace Affairs Commission, the MIIT, the Ministry of Public Security, and the SAMR jointly issued an Announcement of Launching Special Crackdown Against Illegal Collection and Use of Personal Information by Apps on January 23, 2019 to implement special rectification works against mobile Apps that collect and use personal information in violation of applicable laws and regulations, where business operators are prohibited from collecting personal information irrelevant to their services, or forcing users to give authorization in disguised manner. On November 28, 2019, the National Internet Information Office, the MIIT, the Ministry of Public Security and the SAMR further jointly issued a notice to classify and identify illegal collection and use of personal information.

On August 22, 2019, the Office of the Central Cyberspace Affairs Commission issued the Provisions on the Cyber Protection of Children’s Personal Information, which took effect on October 1, 2019. The Provisions on the Cyber Protection of Children’s Personal Information apply to the collection, storage, use, transfer and disclosure of the personal information of children under the age of 14 via the internet. The Provisions on the Cyber Protection of Children’s Personal Information require that network operators shall establish special rules and user agreements for protection of personal information for children under the age of 14, inform their guardians in a noticeable and clear manner, and shall obtain the consent of their guardians. When obtaining the consent of their guardians, network operators shall explicitly disclose several matters, including, without limitation, the purpose, method and scope of collection, storage, use, transfer and disclosure of such personal information, and methods for correcting and deleting such personal information. Provisions on the Cyber Protection of Children’s Personal Information also require that when collecting, storing, using, transferring and disclosing such personal information, network operators shall comply with certain regulatory requirements, including, without limitation, that network operators shall designate specific personnel to take charge of the protection of such personal information and shall strictly grant information access authorization for their staff to such personal information under the principle of minimal authorization.

Property, Plants and Equipment

Our U.S. executive offices are located at 800 3rd Ave, Suite 2800, New York NY 10022, where we lease premises of a share office, with lease term of one year until May 2021. We lease offices in Shenzhen, China, with an aggregate of approximately 2,153 square feet, to support our daily operations, with lease term of two years until August 2022. We lease all of the facilities that we currently occupy from independent third parties.

Legal Proceedings

From time to time, the Company may become a party to various legal actions. These claims and proceedings listed below relate to or arise from, commercial disputes, labor contract complaints and sales contract complaints in connection with the Company’s former officers, Mr. Xianfu Han, and Mr. Weili He, and former Variable Interest Entity, Beijing XinAo Concrete Group ("Xin Ao”). Mr. Han and Mr. He resigned on March 28, 2019. In addition, on May 6, 2020, the Company completed the disposition of Xin Ao and consequently, Mr. Han and Mr. He assumed all of the assets and liabilities of Xin Ao. As a result, the Company believes that it currently does not face any material pending legal proceedings.

DESCRIPTION OF ORDINARY SHARES

As of the date of this prospectus, we are authorized to issue up to 200,000,000 ordinary shares of $0.001 par value per share.

The following are summaries of the material provisions of our Memorandum and Articles of Association of the Company, as amended, insofar as they relate to the material terms of our ordinary shares. Copies of our Memorandum and Articles of Association are filed as exhibits to the registration statement of which this prospectus is a part.

Ordinary shares

Ordinary Shares

The following are summaries of material provisions of our Memorandum and Articles, corporate governance policies and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company

Under our Memorandum and Articles, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

Share Capital

The holders of our Ordinary Shares are entitled to one vote for each such share held and shall be entitled to notice of any shareholders’ meeting, and, subject to the terms of Memorandum and Articles, to vote thereat.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our Board of Directors subject to the Companies Act and to our Memorandum and Articles.

Voting Rights

In respect of all matters subject to a shareholders’ vote, each Ordinary Share is entitled to one vote. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded by the chairman or persons holding certain amounts of shares as set forth in the Memorandum and Articles. Actions that may be taken at a general meeting also may be taken by a unanimous resolution of the shareholders in writing.

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; two members present in person or by proxy shall be a quorum provided always that if the Company has one member of record the quorum shall be that one member present in person or by proxy. An ordinary resolution to be passed at a general meeting requires the affirmative vote of a simple majority of the votes cast.

A special resolution of members is required to change the name of the Company, approve a merger, wind up the Company, amend the Memorandum and Articles and reduce the share capital.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his, its or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our Board of Directors or in a form prescribed by the stock exchange on which our shares are then listed.

Our Board of Directors may, in its sole discretion, decline to register any transfer of Ordinary Shares whether or not it is fully paid up to the total consideration paid for such shares. Our directors may also decline to register any transfer of Ordinary Shares if (a) the instrument of transfer is not accompanied by the certificate covering the shares to which it relates or any other evidence as our Board of Directors may reasonably require to prove the title of the transferor to, or his/her right to transfer the shares; or (b) the instrument of transfer is in respect of more than one class of shares.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Winding-Up/Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), a liquidator may be appointed to determine how to distribute the assets among the holders of the Ordinary Shares. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately; a similar basis will be employed if the assets are more than sufficient to repay the whole of the capital at the commencement of the winding up.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption of Shares

We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Board of Directors.

Inspection of Books and Records

Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Companies Act or authorized by the Directors or by the Company in a general meeting. However, the Directors shall from time to time cause to be prepared and to be laid before the Company in a general meeting, profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by Companies Act. (See “Where You Can Find More Information”)

Issuance of Additional Shares

Our Memorandum and Articles authorize our Board of Directors to issue additional Ordinary Shares from time to time as our Board of Directors shall determine, to the extent there are available authorized but unissued shares.

Our Memorandum and Articles also authorizes our Board of Directors to issue all or any part of its capital with or without preference, priority or special privilege or subject to any restriction.

Anti-Takeover Provisions

Some provisions of our Memorandum and Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board of Directors to issue ordinary shares with preference rights in one or more series and to designate the price, rights, preferences, privileges and restrictions of such ordinary shares with preference rights without any further vote or action by our shareholders (subject to variation of rights of shares provisions in our Memorandum and Articles); and

●

limit the ability of shareholders to requisition and convene general meetings of shareholders. Our Memorandum and Articles allow our shareholders holding shares representing in aggregate not less than one-fourth of our paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

General Meetings of Shareholders and Shareholder Proposals

Our shareholders’ general meetings may be held in such place within or outside the Cayman Islands as our Board of Directors considers appropriate.

As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders’ annual general meetings. The directors may, whenever they think fit, convene an extraordinary general meeting.

Shareholders’ general meetings and any other general meetings of our shareholders may be convened by a majority of our Board of Directors. Our Board of Directors shall give not less than seven days’ written notice of a shareholders’ meeting to those persons whose names appear as members in our register of members on the date the notice is given (or on any other date determined by our directors to be the record date for such meeting) and who are entitled to vote at the meeting.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles allow our shareholders holding shares representing in aggregate not less than ten percent of our paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; otherwise, our Memorandum and Articles do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Exempted Company

We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside of the Cayman Islands;

●	is exempted from certain requirements of the Companies Law, including the filing an annual return of its shareholders with the Registrar of Companies or the Immigration Board;

●	does not have to make its register of members open for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value (subject to the provisions of the Companies Law);

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance); and

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members are deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in, or omitted from, our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles require us to indemnify our officers and directors for actions, proceedings, claims, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Exercise Price and Duration. Each share exercisable pursuant to the warrants will have an exercise price per share of US$1.34. The warrants are exercisable immediately upon issuance, and at any time thereafter up to the third anniversary of the issuance date. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Class A ordinary share and also upon any distributions of assets, including cash, stock or other property to our shareholders. No fractional shares will be issued upon exercise of the warrants. A warrant holder may exercise its warrants only for a whole number of shares. As a result, you must purchase Units in multiples of two in order to obtain full value from the fractional interest.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of Class A ordinary shares purchased upon such exercise.

Cashless Exercise. If at the third-month anniversary of the issuance date, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the ordinary shares underlying the warrants, then the warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the holder) of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Fractional Shares. No fractional ordinary shares will be issued upon the exercise of the warrants. A warrant holder may exercise its warrants only for a whole number of shares.

Trading Market. There is no established public trading market for the warrants being issued in this offering, and we do not expect a market to develop. We do not intend to apply for listing of the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

MATERIAL DIFFERENCES BETWEEN U.S. CORPORATE LAW AND
CAYMAN ISLANDS CORPORATE LAW

The Companies Act is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a special resolution of the shareholders and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company. However, it is noted that the Company’s Articles provide that approval of a special resolution of shareholders is required.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our current articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our current articles of association allow our shareholders holding not less than one-fourth of all voting power of our share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our current articles of association do not provide our shareholders other right to put proposal before a meeting. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our current articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our current articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our current articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our current articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by not less than two-thirds of such holders of the shares of that class as may be present at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our current memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our current memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Cayman Islands Data Protection. We have certain duties under the Cayman Islands Data Protection Act, 2017 (“DPA”) of the Cayman Islands based on internationally accepted principles of data privacy.

Privacy Notice. The legal basis for this notification is to meet the standards required in respect of, and ensure compliance with, the requirements of DPA which came into effect in the Cayman Islands on 30 September 2019.

This privacy notice puts investors in the Company on notice that through your investment into the Company you may provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”). The Company collects, uses, discloses, retains and secures personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. The Company will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct the activities of the Company on an ongoing basis or to comply with legal and regulatory obligations to which the Company is subject. The Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data. In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to the Company.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

What rights do individuals have in respect of personal data?

Under the DPA, individuals must be informed of the purposes for which their personal data is processed and this privacy notice fulfils the Company’s obligation in this respect. Individuals have rights under the DPA in certain circumstances.

These may include the right to request access to their personal data, the right to request rectification or correction of personal data, the right to request that processing of personal data be stopped or restricted and the right to require that the Company cease processing personal data for direct marketing purposes.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling: +1 (345) 946-6283 or by email at info@ombudsman.ky.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through the address and telephone number of our principal executive office. Our principal website is www.colorstarinternational.com. The information contained in, or accessible through, our website is not incorporated into this prospectus or the registration statement of which it forms a part.

Economic Substance

The Cayman Islands has recently enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision), or the Cayman Economic Substance Act. The Company is required to comply with the Cayman Economic Substance Act. As the Company is a Cayman Islands company, compliance obligations include filing annual notifications for the Company, which need to state whether the Company is carrying out any relevant activities and if so, whether the Company has satisfied economic substance tests to the extent required under the Cayman Economic Substance Act. As it is a new regime, it is anticipated that the Cayman Economic Substance Act will evolve and be subject to further clarification and amendments. The Company may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Cayman Economic Substance Act. Failure to satisfy these requirements may subject the Company to penalties under the Cayman Economic Substance Act.

The Financial Action Task Force’s Increased Monitoring of the Cayman Islands

In February 2021, the Cayman Islands was added to the Financial Action Task Force (“FATF”) list of jurisdictions whose anti-money laundering practices are under increased monitoring, commonly referred to as the “FATF grey list.” When the FATF places a jurisdiction under increased monitoring, it means the country has committed to resolve swiftly the identified strategic deficiencies within agreed timeframes and is subject to increased monitoring during that timeframe. It is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for the Company and its group.

Certain Anti-Money Laundering Matters

In order to comply with legislation or regulations aimed at the prevention of money laundering, the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

The Company also reserves the right to refuse to make any redemption payment to a shareholder if directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling shareholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each Selling Stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling shareholders or any other person. We will make copies of this prospectus available to the Selling shareholders and are informing the Selling shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our ordinary shares and activities of the selling shareholder.

MATERIAL TAX CONSEQUENCES APPLICABLE TO U.S. HOLDERS
OF OUR ORDINARY SHARES

The following sets forth the material Cayman Islands, Chinese and U.S. federal income tax consequences related to an investment in our ordinary shares. It is directed to U.S. Holders (as defined below) of our ordinary shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold ordinary shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

Generally

Color Star Technology Co., Ltd. is an exempted company incorporated under the laws of the Cayman Islands which is not currently subject to any Cayman Islands taxes. Color China is subject to Hong Kong law. CACM Group NY, Inc. is subject to U.S. laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of the shares or on an instrument of transfer in respect of a share.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations relating to the ownership and disposition of our ordinary shares by a U.S. holder (as defined below) that holds our ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing U.S. federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, banks or other financial institutions, insurance companies, broker-dealers, pension plans, cooperatives, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), holders who are not U.S. holders, holders who own (directly, indirectly, or constructively) 10% or more of our voting stock, holders who will hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States, alternative minimum tax, state, or local tax considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisors regarding the U.S. federal, state, local, and non-United States income and other tax considerations with respect to the ownership and disposition of our ordinary shares.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a U.S. person under applicable U.S. Treasury regulations.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our ordinary shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be a “passive foreign investment company,” or “PFIC,” for U.S. federal income tax purposes, if, in any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the average quarterly value of its assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

Although the law in this regard is unclear, we intend to treat CACM as being owned by us for U.S. federal income tax purposes, and we treat it that way, not only because we exercise effective control over the operation of such entity but also because we are entitled to substantially all of its economic benefits, and, as a result, we consolidate its results of operations in our consolidated financial statements. Assuming that we are the owner of CACM for United States federal income tax purposes, and based upon our income and assets and the value of our ordinary shares, we do not believe that we were a PFIC for the taxable years ended June 30, 2020, 2019 and 2018, and do not anticipate becoming a PFIC in the foreseeable future.

Assuming that we are the owner of CACM for U.S. federal income tax purposes, although we do not believe that we were a PFIC for the taxable year ended June 30, 2020, 2019 and 2018 and do not anticipate becoming a PFIC in the foreseeable future, the determination of whether we are or will become a PFIC will depend in part upon the value of our goodwill and other unrecorded intangibles (which will depend upon the market value of our ordinary shares from time-to-time, which may be volatile). In estimating the value of our goodwill and other unrecorded intangibles, we have taken into account our market capitalization. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. It is also possible that the IRS may challenge our classification or valuation of our goodwill and other unrecorded intangibles, which may result in our company being or becoming a PFIC for the current or one or more future taxable years.

The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets, which may be affected by how, and how quickly, we use our liquid assets and the cash raised in our initial public offering. If we determine not to deploy significant amounts of cash for active purposes or if we were treated as not owning CACM for United States federal income tax purposes, our risk of being classified as a PFIC may substantially increase. Because our PFIC status for any taxable year is a factual determination that can be made only after the close of a taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. If we are a PFIC for any year during which a U.S. holder held our ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. holder held our ordinary shares.

The discussion below under “Dividends” and “Sale or Other Disposition of ordinary shares” is written on the basis that we will not be or become a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply if we are a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under “Passive Foreign Investment Company Rules.”

Dividends

Subject to the PFIC rules discussed below, any cash distributions (including the amount of any tax withheld) paid on our ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. holder as dividend income on the day actually or constructively received by the U.S. holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution paid will generally be reported as a “dividend” for U.S. federal income tax purposes. A non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at a reduced U.S. federal tax rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met.

A non-U.S. corporation (other than a corporation that is a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (b) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. In the event we are deemed to be a resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty (which the U.S. Treasury Department has determined is satisfactory for this purpose) and in that case we would be treated as a qualified foreign corporation with respect to dividends paid on our ordinary shares. Each non-corporate U.S. holder is advised to consult its tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income for any dividends we pay with respect to our ordinary shares. Dividends received on the ordinary shares will not be eligible for the dividends received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. In the event that we are deemed to be a PRC “resident enterprise” under the Enterprise Income Tax Law, a U.S. holder may be subject to PRC withholding taxes on dividends paid on our ordinary shares. (See “—People’s Republic of China Taxation”) In that case, a U.S. holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on ordinary shares. A U.S. holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. holder will generally recognize capital gain or loss upon the sale or other disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in such ordinary shares. Any capital gain or loss will be long-term if the ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gain of non-corporate U.S. holders is generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations. In the event that we are treated as a PRC “resident enterprise” under the Enterprise Income Tax Law and gain from the disposition of the ordinary shares is subject to tax in the PRC, a U.S. holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat the gain as PRC source income. U.S. holders are advised to consult its tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ordinary shares, including the availability of the foreign tax credit under their particular circumstances and the election to treat any gain as PRC source.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. holder holds our ordinary shares, and unless the U.S. holder makes a mark-to-market election (as described below), the U.S. holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, for subsequent taxable years, on (i) any excess distribution that we make to the U.S. holder (which generally means any distribution paid during a taxable year to a U.S. holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ordinary shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. holder’s holding period for the ordinary shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. holder’s holding period prior to the first taxable year in which we are a PFIC, or pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. holder holds our ordinary shares and any of our non-United States subsidiaries is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. holder of “marketable stock” in a PFIC may make a mark-to-market election. Since we plan to have our ordinary shares listed on the Nasdaq, and provided that the ordinary shares will be regularly traded on the Nasdaq, a U.S. holder holds ordinary shares will be eligible to make a mark-to-market election if we are or were to become a PFIC. If a mark-to-market election is made, the U.S. holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over the adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ordinary shares over the fair market value of such ordinary shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the ordinary shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ordinary shares are no longer regularly traded on a qualified exchange or the Internal Revenue Service consents to the revocation of the election.

If a U.S. holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. holder who makes a mark-to-market election with respect to our ordinary shares may continue to be subject to the general PFIC rules with respect to such U.S. holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

We do not intend to provide information necessary for U.S. holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

As discussed above under “Dividends,” dividends that we pay on our ordinary shares will not be eligible for the reduced tax rate that applies to qualified dividend income if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. In addition, if a U.S. holder owns our ordinary shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. holder is advised to consult its tax advisors regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

Information Reporting

Certain U.S. holders may be required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. holder is required to submit such information to the IRS and fails to do so.

In addition, U.S. holders may be subject to information reporting to the IRS with respect to dividends on and proceeds from the sale or other disposition of our ordinary shares. Each U.S. holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus was passed upon Conyers Dill & Pearman to the extent governed by the laws of the Cayman Islands, who are acting as counsel to our company with respect to matters of Cayman Islands law. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters.

The current address of Conyers Dill & Pearman is Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017.

EXPERTS

The consolidated financial statements for the years ended December 31, 2020, December 2019 and 2018 as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of Wei, Wei & Co., LLP, an independent registered public accounting firm given on their authority as experts in accounting and auditing. The current address of Wei, Wei & Co., LLP is 133-10 39th Avenue, Flushing, NY 11354.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to Conyers Dill & Pearman, our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States or Hong Kong courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and Hong Kong governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or Hong Kong, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, applicable to foreign private issuers. As a “foreign private issuer”, we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we anticipate filing with the SEC, within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also anticipate furnishing semi-annual reports on Form 6-K containing unaudited interim financial information for the first two quarters of each fiscal year, within 6 months after the end of such quarter.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities the Selling shareholders are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, are also available on the SEC’s web site at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Our Articles of Association require us to indemnify any of our officers or directors, and certain other persons, under certain circumstances, against all expenses and liabilities incurred or suffered by such persons because of a lawsuit or similar proceeding to which the person is made a party by reason of his being a director or officer of our company or another body corporate, partnership, joint venture, trust or other enterprise at our company’s request, unless this is prohibited by law. We may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which we could not indemnify a director or officer. We have been advised that in the opinion of the Securities and Exchange Commission, indemnification of our officers, directors and controlling persons under these provisions, or otherwise, is against public policy and is unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2020	2020
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$381,319	$988,696
Accounts receivable	1,920,000	-
Other receivables	97,300	1,002,300
Prepayments and advances	1,943,000	1,170,000
Total current assets	4,341,619	3,160,996

OTHER ASSETS
Property, plant and equipment, net	10,100,829	3,958,335
Intangible assets, net	4,652,170	-
Total other assets	14,752,999	3,958,335

Total assets	$19,094,618	$7,119,331

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Other payables and accrued liabilities	$456,599	$518,122
Other payables - related parties	10,711	10,711
Total current liabilities	467,310	528,833

Total liabilities	467,310	528,833

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.001 par value, 200,000,000 shares authorized, 56,551,811 and 25,623,822 shares issued and outstanding as of December 31, 2020 and June 30, 2020, respectively	56,552	25,624
Additional paid-in-capital	86,191,477	69,689,789
Deferred stock compensation	(723,375)	(1,201,183)
Deficit	(66,897,346)	(61,923,732)
Total shareholders’ equity	18,627,308	6,590,498

Total liabilities and shareholders’ equity	$19,094,618	$7,119,331

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	For the six months ended December 31,
	2020	2019

REVENUE	$2,330,000	$-

COST OF REVENUE	1,936,520	-

GROSS PROFIT	393,480	-

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(2,678,821)	(392,722)
RESEARCH AND DEVELOPMENT EXPENSES	(448,508)	-
STOCK COMPENSATION EXPENSE	(2,261,308)	(1,829,067)

LOSS FROM OPERATIONS	(4,995,157)	(2,221,789)

OTHER INCOME (EXPENSE), NET
Other income, net	31,083	-
Interest income	136	-
Finance expense	(9,676)	(708)
TOTAL OTHER INCOME (EXPENSE), NET	21,543	(708)

LOSS BEFORE PROVISION FOR INCOME TAXES	(4,973,614)	(2,222,497)

PROVISION FOR INCOME TAXES	-	-

LOSS FROM CONTINUING OPERATIONS	(4,973,614)	(2,222,497)

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of applicable income taxes	-	(5,279,543)
LOSS FROM DISCONTINUED OPERATIONS	-	(5,279,543)

NET LOSS	$(4,973,614)	$(7,502,040)

COMPREHENSIVE LOSS
Net loss	$(4,973,614)	$(7,502,040)
Other comprehensive loss - foreign currency translation loss	-	(72,421)

COMPREHENSIVE LOSS	$(4,973,614)	$(7,574,461)

LOSS PER ORDINARY SHARE
Weighted average number of shares:
Basic and diluted	44,837,771	7,385,496
Loss per share - basic and diluted
Continuing operations	$(0.11)	$(0.30)
Discontinued operations	$-	$(0.71)
Total	$(0.11)	$(1.01)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIENCY)

	Ordinary shares		Additional	Deferred			Accumulated other
	Number	Par	paid-in	share		Statutory	comprehensive
	of shares	amount	capital	Compensation	Deficit	reserves	income	Total
BALANCE, June 30, 2019	7,174,626	$7,175	$54,237,082	$(3,161,200)	$(64,031,446)	$6,248,092	$7,221,095	$520,798

Ordinary shares issued for services	400,000	400	1,399,600	(1,400,000)	-	-	-	-
Ordinary shares issued for debt conversion	276,290	276	389,294	-	-	-	-	389,570
Stock compensation expense	-	-	-	1,829,067	-	-	-	1,829,067
Net loss	-	-	-	-	(7,502,040)	-	-	(7,502,040)
Foreign currency translation loss	-	-	-	-	-	-	(72,421)	(72,421)

BALANCE, December 31, 2019 (unaudited)	7,850,916	$7,851	$56,025,976	$(2,732,133)	$(71,533,486)	$6,248,092	$7,148,674	$(4,835,026)

BALANCE, June 30, 2020	25,623,822	$25,624	$69,689,789	$(1,201,183)	$(61,923,732)	$-	$-	$6,590,498

Sale of ordinary shares	17,250,397	17,250	10,323,775	-	-	-	-	10,341,025
Ordinary shares issued for warrants conversion	5,327,274	5,327	584,764	-	-	-	-	590,091
Ordinary shares issued for acquisition of equipment	6,060,318	6,061	3,811,939	-	-	-	-	3,818,000
Ordinary shares issued for services	700,000	700	440,300	(55,125)	-	-	-	385,875
Ordinary shares issued for compensation	1,590,000	1,590	1,127,310	-	-	-	-	1,128,900
Unvested restricted ordinary shares issued to officer	-	-	522,000	(522,000)	-	-	-	-
Forfeiture of unvested restricted ordinary shares			(308,400)	308,400	-	-	-	-
Stock compensation expense	-	-	-	746,533	-	-	-	746,533
Net loss	-	-	-	-	(4,973,614)	-	-	(4,973,614)
Foreign currency translation loss	-	-	-	-	-	-	-	-

BALANCE, December 31, 2020 (unaudited)	56,551,811	$56,552	$86,191,477	$(723,375)	$(66,897,346)	$-	$-	$18,627,308

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the six months ended December 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,973,614)	$(7,502,040)
Net loss from discontinued operations	-	(5,279,543)
Net loss from continuing operations	(4,973,614)	(2,222,497)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	675,506	-
Amortization	211,600	-
Stock compensation expense	2,261,308	1,829,067
Gain on debt settlement	(25,092)	-
Changes in operating assets and liabilities
Accounts receivable	(1,920,000)	-
Other receivables	(95,000)	-
Prepayments and advances	(923,000)	-
Prepaid expenses	-	25,000
Other payables and accrued liabilities	113,569	65,455
Other payables - related parties	-	300,000
Net cash used in operating activities from continuing operations	(4,674,723)	(2,975)
Net cash provided by operating activities from discontinued operations	-	82,410
Net cash (used in) provided by operating activities	(4,674,723)	79,435

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(2,000,000)	-
Purchase of intangible assets	(4,863,770)	-
Net cash used in investing activities	(6,863,770)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of ordinary shares, net of offering costs	10,341,025	-
Proceeds from warrants conversion	590,091	-
Net cash provided by financing activities	10,931,116	-

EFFECTS OF EXCHANGE RATE CHANGE IN CASH AND CASH EQUIVALENTS	-	545.00

NET CHANGE IN CASH AND CASH EQUIVALENTS	(607,377)	79,980

CASH AND CASH EQUIVALENTS, beginning of period	988,696	347,486

CASH AND CASH EQUIVALENTS, end of period	$381,319	$427,466

LESS: CASH AND CASH EQUIVALENTS FROM DISCONTINUED OPERATIONS	-	(123,426)

CASH AND CASH EQUIVALENTS FROM CONTINUING OPERATIONS	$381,319	$304,040

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest expense	$-	$-
Cash paid for income tax	$-	$-

NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES:
Ordinary shares issued to repay other payables - related parties and service providers	$-	$1,789,570
Ordinary shares issued for acquisition of equipment	$3,818,000	$-

OTHER NON-CASH TRANSACTIONS:
Operating lease right-of-use assets recognized for related operating lease liabilities	$-	$1,373,031
Accounts receivable offset with accounts payable upon execution of debt obligation transfer agreements	$-	$8,079,513
Other receivables offset with payments for equipment purchase	$1,000,000	$-
Prepayment offset with other payables for debt settlement	$150,000	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and description of business

Color Star Technology Co., Ltd. (the “Company” or “Color Star”) is an entertainment and education company which provides online entertainment performances and online music education services via its wholly-owned subsidiary, Color China Entertainment Limited (“Color China”).

The Company was founded as an unincorporated business on September 1, 2005, under the name TJS Wood Flooring, Inc., and became a C-corporation in the State of Delaware on February 15, 2007. On April 29, 2008, TJS Wood Flooring, Inc. changed its name to China Advanced Construction Materials Group, Inc. (“CADC Delaware”). On August 1, 2013, CADC Delaware consummated a reincorporation merger with its newly formed wholly-owned subsidiary, China Advanced Construction Materials Group, Inc. (“CADC Nevada”), a Nevada corporation, with CADC Delaware merging into CADC Nevada and CADC Nevada being the surviving company, for the purpose of changing CADC Delaware’s state of incorporation from Delaware to Nevada. On December 27, 2018, CADC Nevada was merged with and into China Advanced Construction Materials Group, Inc. (“CADC Cayman”), a Cayman Islands corporation, whereupon the separate existence of CADC Nevada ceased and CADC Cayman continued as the surviving entity. As a result of the reincorporation, the Company is governed by the laws of the Cayman Islands.

On July 16, 2019, CADC Cayman changed its name from “China Advanced Construction Materials Group, Inc.” to “Huitao Technology Co., Ltd.” On April 27, 2020, Huitao Technology Co., Ltd. changed its name to “Color Star Technology Co., Ltd.”

CACM Group NY, Inc.

On August 20, 2018, CACM Group NY, Inc. (“CACM”) was incorporated in the State of New York and is 100% owned by the Company. As of the date of this report, CACM has not commenced any business operations and the Company is currently using CACM as its headquarters in the United States of America.

Baytao LLC (“Baytao”)

On March 10, 2020, CACM entered into a joint venture agreement (the “JV Agreement”) with Baydolphin, Inc. (“Baydolphin”), a company organized under the laws of New York. Pursuant to the JV Agreement,

●	CACM and Baydolphin established a limited liability company under the laws of New York, Baytao, which will be the 100% owner of one or more operating entities in the U.S. to engage in the business of online and offline after-school education.

●	The business of Baytao shall be managed by the Board of Managers of Baytao.

●	CACM shall appoint three designees to the Board of Managers of Baytao and Baydolphin shall appoint two designees. The General Manager of Baytao shall be appointed by CACM and report to the Board of Managers.

●	CACM shall contribute necessary capital for the operating entities to fund their operations and obtain the right to use the software platform and other technologies from Color Star, which will be provided to the JV and its operating entities for no charge to facilitate their operations and provide online classes to their registered students, and Baydolphin shall be responsible for managing these entities with its expertise in after-school education, including but not limited to recruiting and training personnel and implementing all promotional and marketing activities.

●	Eighty percent (80%) of the net profits or net loss of the joint venture will be distributed to or assigned to CACM and the remaining twenty percent (20%) to Baydolphin.

As of the date of this report, Baytao has no business operations as it is still in the process of developing its online and offline after-school education business.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Color China

The ongoing COVID-19 pandemic has claimed hundreds of thousands of lives and caused massive global health and economic crisis, while also causing large-scale social and behavioral changes in societies. Online entertainment and online education are experiencing enormous growth which the Company believes will last long after the pandemic. In order to expand the Company’s global reach and to enter into an online business, on May 7, 2020, the Company entered into a Share Exchange Agreement (“Exchange Agreement”) with Color China, a Hong Kong limited company, and shareholders of Color China (the “Sellers”), pursuant to which, among other things and subject to the terms and conditions contained therein, the Company acquired all of the outstanding issued shares in Color China from the sellers (the “Acquisition”). Pursuant to the Exchange Agreement, in exchange for all of the outstanding shares of Color China, the Company agreed to issue 4,633,333 ordinary shares of the Company and pay an aggregate of $2,000,000 to the Sellers. On June 3, 2020, the Acquisition was consummated and the Company issued 4,633,333 ordinary shares of the Company to the Sellers and closed on the same date. Since Color China had no business operations other than holding a significant collection of music performance specific equipment, the transaction has been treated as an acquisition of assets, as it did not meet the definition of a business. The Company plans to make Color China an emerging online performance and online music education provider with a significant collection of performance specific assets -- leveraging professional experience of the Company’s new Chief Executive Officer (“CEO”) who has established good relationships with major record companies, renowned artists and entertainment agencies around the world. Color China is in the process of building an online entertainment and music education platform featuring artists and professional producers as its lead instructors. Color China officially launched its online cultural entertainment platform, Color World, globally on September 10, 2020.

BVI-ACM

Prior to acquisition of Sunway Kids in February 2020, the Company’s core business had been the concrete business in China. The Company had a wholly-owned subsidiary in the British Virgin Islands, Xin Ao Construction Materials, Inc. (“BVI-ACM”), which was a holding company with no operations. BVI-ACM had a wholly-owned foreign subsidiary, Beijing Ao Hang Construction Material Technology Co., Ltd. (“China-ACMH”), and China-ACMH had contractual agreements with Beijing XinAo Concrete Group (“Xin Ao”) and therefore Xin Ao was considered a variable interest entity of China-ACMH. The Company, through BVI-ACM and its variable interest entities (“VIEs”), was engaged in producing general ready-mix concrete, customized mechanical refining concrete, and other concrete-related products that are only sold in the People’s Republic of China (the “PRC”). The Company’s concrete business was negatively affected by the economic cycle and government policies. The concrete industry was influenced by the decline in the macro economy in recent years. The entire concrete industry in the PRC’s Beijing area experienced a slowdown in industry production and economic growth in the last few years as the Beijing government continues to enforce concrete production reformation and tightened environmental laws from late 2017 to date. The reformation causes great uncertainties for local enterprises in the construction market. Since 2017, the pressure on small concrete companies has further increased and many have been shut down. Also, the Beijing government ordered the suspension of construction job sites during winters to reduce air pollution since 2017. The operations of Xin Ao were also severely affected. As a result of Xin Ao’s deteriorating cash position, it defaulted on bank loans and experienced a substantial increase in contingent liabilities. The Company believed it would be very difficult, if not impossible, to turn around the concrete business. As such, the Company had been actively seeking to dispose of the concrete business after the acquisition of Sunway Kids.

On March 31, 2020, the Company, BVI-ACM, and Mr. Xianfu Han and Mr. Weili He (the “XA Purchasers”) who collectively held less than 5% ordinary shares of the Company currently), entered into a share purchase agreement (the “XA Disposition SPA”). Pursuant to the XA Disposition SPA, the XA Purchasers agreed to purchase BVI-ACM for cash consideration of $600,000. Upon the closing of the transaction (the “XA Disposition”) contemplated by the XA Disposition SPA, the XA Purchasers will become the sole shareholders of BVI-ACM and assume all assets and liabilities of all the subsidiaries and VIE entities owned or controlled by BVI-ACM. The closing of the XA Disposition was subject to certain closing conditions including the payment of the $600,000, the receipt of a fairness opinion from ViewTrade Securities Inc. and the approval of the Company’s shareholders. On May 6, 2020, the Company completed the disposition of BVI-ACM after obtaining its shareholders’ approval on April 27, 2020 and satisfaction or waiver of all other closing conditions. Upon the closing of the XA Disposition, the XA Purchases became the sole shareholders of BVI-ACM and assumed all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by BVI-ACM. The assets and liabilities and the results of operations of BVI-ACM had been presented as discontinued operations in the accompanying unaudited condensed consolidated statements of operations and comprehensive loss.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies

Liquidity

In assessing the Company’s liquidity, the Company monitors and analyzes its cash on-hand and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. As of December 31, 2020, the Company’s working capital was approximately $3.9 million with cash on-hand of approximately $0.4 million.

Subsequent to December 31, 2020, the Company completed a series of equity financing transactions follows:

●	On February 18, 2021, the Company sold an aggregate of 20,000,000 units, each unit consisting of one restrictive ordinary share of the Company, par value $0.001 per share and a warrant to purchase one share with an initial exercise price of $1.34 per share, at a price of $1.30 per unit, for gross proceeds of $26,000,000.

●	From January to March 2021, the Company’s Warrant holders converted a total of 8,330,000 warrants into a total of 8,330,000 ordinary shares at a weighted exercise price of $0.55 per share for gross proceeds of approximately $4.6 million.

Subsequent to December 31, 2020, the Company has entered into a number of contractual and business arrangements as follows:

●	On February 1, 2021, the Company entered into certain copyright purchase agreement (the “Agreement”), pursuant to which the Company agreed to acquire certain copyrights listed in the Agreement for a consideration of $3,100,000. The Company agreed to pay $1,550,000 cash payment to the transferor, and issue the Company’s restrictive ordinary shares, at $0.85 per share for a total of 1,814,818 shares to the transferor. As date of this report, the Company made cash payments of $1,550,000 to the third party.

●	On February 15, 2021, the Company entered into certain software development agreement (the “Agreement”), pursuant to which the Company agreed to hire certain third party to develop augmented reality functions of the Color World APP for a total consideration of $76,500,000. The development should be completed in 16 months, and the Company agreed to pay $26,000,000 cash payment to the third party after signing the Agreement, to pay $30,000,000 after both parties agree on the design blueprints, to pay $20,000,000 after the third party completes the design and testing, and to pay the remaining $500,000 after the Company receives all the source codes. As date of this report, the Company made cash payments of $26,000,000 to the third party.

As a result of the aforementioned transactions, the Company’s management is of the opinion that it has sufficient funds to meet the Company’s working capital requirements and contractual commitments and related obligations as they become due starting from one year from the date of this report.

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). These unaudited condensed consolidated financial statements include the accounts of all the directly and indirectly owned subsidiaries and VIEs listed below. All intercompany transactions and balances have been eliminated in consolidation. Interim results are not necessary indicative of results of a full year. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary to give a fair presentation have been included. The information in this Form 6-K should be read in conjunction with information in the annual report for the fiscal year ended June 30, 2020 on Form 20-F filed with the SEC on November 13, 2020.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Principles of consolidation

The unaudited condensed consolidated financial statements reflect the activities of the following subsidiaries and VIEs. All material intercompany transactions and balances have been eliminated.

Subsidiaries and VIEs	Place incorporated	Ownership percentage
CACM	New York, USA	100%
Baytao	New York, USA	80%
Color China	Hong Kong	100%
BVI-ACM(1)	British Virgin Island	100%
China-ACMH(1)	Beijing, China	100%
Xin Ao(1)	Beijing, China	VIE

(1)	The Company sold BVI-ACM and its subsidiaries to two former officers (CEO and CFO) who collectively held less than 5% ordinary shares of the Company currently for $600,000 in May 2020. See Note 4 – Discontinued operations for details.

Use of estimates and assumptions

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. The significant estimates and assumptions made in the preparation of the Company’s unaudited condensed consolidated financial statements include the allowance for doubtful accounts of accounts receivable, other receivables, prepayments and advances, stock-based compensation, and fair value and useful lives of property, plant and equipment and intangible assets. Actual results could be materially different from those estimates.

Foreign currency translation

The reporting currency of the Company, CACM, Baytao, and Color China is the U.S. dollar (“US$”). The functional currency of BVI-ACM is the U.S. dollar. China-ACMH and Xin Ao use their local currency, the Chinese Renminbi (“RMB”) as their functional currency. In accordance with U.S. GAAP guidance on Foreign Currency Translation, the Company’s results of discontinued operations and cash flows are translated at the average exchange rates during the period, assets and liabilities of discontinued operations are translated at the exchange rates at the balance sheet date, and equity is translated at historical exchange rates.

The average translation rate applied to the consolidated statements of discontinued operations and comprehensive loss and cash flows for the six months ended December 31, 2019 was RMB 7.03 to US$1.00.

Translation gains (losses) that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations. There were no foreign currency transaction gains or losses for the six months ended December 31, 2020 and 2019. The effects of foreign currency translation adjustments are included in shareholders’ equity as a component of accumulated other comprehensive income (loss).

Discontinued operations

In accordance with ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the components of an entity meet the criteria in paragraph 205-20-45-1E to be classified as discontinued operations. When all of the criteria to be classified as discontinued operations are met, including management having the authority to approve the action and committing to a plan to sell the entity or the components, the major current assets, other assets, current liabilities, and noncurrent liabilities shall be reported as components of total assets and liabilities separate from the balances of the continuing operations. At the same time, the results of discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the net income (loss) of continuing operations in accordance with ASC 205-20-45. See Note 4 – Discontinued operations.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Revenue recognition

The Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (ASC 606). The core principle underlying this ASU is that the Company recognizes its revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The Company’s revenue streams are primarily recognized at a point in time, principally upon music performance performed or education services provided.

The ASU requires the use of a five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenue.

The Company accounts for a contract with a customer when the contract is committed in writing, the rights of the parties, including payment terms, are identified, the contract has commercial substance and consideration to collect is substantially probable.

With the acquisition of Color China, the Company offers the following services:

(a)	Online education academy

The Company earns revenues from its customers for subscription and tuition fees in connection with online courses to be instructed by individuals with extensive experience in the entertainment and/or music industries. The Company offers membership services to subscribing members with various privileges, which primarily include access to free courses, exclusive VIP courses, on-demand contents (such as online concerts), and others.

When the receipt of membership fees is for services to be delivered over a period of time, the receipt is initially recorded as “customer deposit or deferred revenue” on the consolidated balance sheets and revenue is recognized ratably over the membership period as services are rendered, usually one year. Membership services revenue also includes fees earned from subscribing members for on-demand content purchases and early access to premium content. The Company is principal in its relationships where its partners, including artist agents, mobile operators, internet service providers and online payment agencies, provide access to the membership services or payment processing services as we retain control over its service delivery to our subscribing members. Typically, payments made to its partners, are recorded as cost of revenues and as research and development expenses prior to any revenues being generated in this revenue stream. During the six months ended December 31, 2020, the Company did not make any online education academy sales as the online education academy App only operated for a short period of time and the Company used free access to all courses to attract more users.

(b)	Online concert

The Company holds online concerts with its star partners. Sale of online concert via subscription fee is accounted for as a single performance obligation which is satisfied at a point in time on the day of the event. Online concert subscription fees are recognized net of App payment collections agent service fee. All ticket sales are final upon payment.

(c)	Online store

The Company holds an online marketplace for merchants to sell celebrity licensed or cobranded merchandise such as fashions, cosmetics, souvenirs, among others. The Company charges commission fees to e-commerce merchants for selling in the Company’s online marketplace platform when the sales transaction is completed. The Company serves as an agent and its performance obligation is to arrange for the provision of the specified goods by those e-commerce merchants, and is not responsible for fulfilling the promise to provide the specified goods or services, and it does not have the ability to control the related shipping services. Upon completion of the sales transaction, the Company will charge the e-commerce merchants a fixed rate commission fee based on the sales amount. Commission fee revenues are recognized on a net basis at the point of delivery of products, net of a return allowance, if applicable. The Company’s online App store has been put online since December 2020 but did not generate any revenues during the six months ended December 31, 2020.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As a practical expedient, the Company elects to record the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less.

Financial instruments

US GAAP specifies a hierarchy of valuation techniques for determining the fair value of financial instruments and related fair value measurements based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). The valuation hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. In accordance with FASB ASC 820, the following summarizes the fair value hierarchy:

 The three levels of inputs are defined as follows:

Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

Level 2	inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument;

Level 3	inputs to the valuation methodology are unobservable.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Cash and cash equivalents

The Company considers all highly liquid investments with the original maturity of three months or less at the date of purchase to be cash equivalents.

Accounts receivable

Accounts receivable primarily include online concert subscription fees due from App payment collections agent. Management regularly reviews the age of these receivables and changes in payment trends and will record an allowance for uncollectible when management believes collection of amounts due is at risk. Accounts considered uncollectible are written off against the allowance after exhaustive efforts at collection are made.

Other receivables

Other receivables primarily include security deposit and receivable from the disposal of its discontinued operation. Management regularly reviews the age of these receivables and changes in payment trends and will record an allowance for uncollectible when management believes collection of amounts due is at risk. Accounts considered uncollectible are written off against the allowance after exhaustive efforts at collection are made.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Prepayments and advances

Prepayments include funds deposited or advanced to outside vendors for future performance obligations, program license fees and service fees. As a standard practice in the music performance industry, many of the Company’s vendors require a certain amount to be deposited with them as a guarantee that the Company will complete its purchases on a timely basis. The Company has legally binding contracts with its vendors, the prepayments will be used to offset performance fees, program license fees, purchase price or service fees, and the amounts are refundable and bear no interest if outside vendors breach the contracts.

Property, plant and equipment

Property, plant and equipment are stated at cost or at fair value of the identifiable assets acquired on the acquisition date less accumulated depreciation and impairment loss. Expenditures for maintenance and repairs are charged to operations as incurred while additions, renewals and improvements are capitalized. Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method with 0%-5% residual value.

The estimated useful lives of assets are as follows:

Useful life
Performance equipment	10 years
Office equipment	5 years

Intangible assets, net

Intangible assets are stated at cost, less accumulated amortization. Amortization expense is recognized on the straight-line basis over the estimated useful lives of the assets. The Company has obtained copyrights to use the online education academy courses for 3 years to unlimited years. The Company amortizes the copyrights with limited useful life over their useful life using the straight-line method and amortizes the copyrights with unlimited useful life over 5 years, which the copyrights is expected to contribute to the revenue of the Company’s online education academy App.

Accounting for long-lived assets

The Company classifies its long-lived assets into: (i) performance equipment; (ii) office equipment and (iii) intangible assets.

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be fully recoverable. It is possible that these assets could become impaired as a result of technological or other industry changes. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

If the value of an asset is determined to be impaired, the impairment to be recognized is measured in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or the fair value, less disposition costs.

There were no impairment charges for the six months ended December 31, 2020 and 2019.

Competitive pricing pressures and changes in interest rates could materially and adversely affect the Company’s estimates of future net cash flows to be generated by the long-lived assets, and thus could result in future impairment losses.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Leases

Effective July 1, 2019, the Company adopted FASB ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Operating lease right-of-use (“ROU”) assets and lease liabilities are recognized at the adoption date of July 1, 2019 or the commencement date, whichever is earlier, based on the present value of lease payments over the lease term. Since the implicit rate for the Company’s leases is not readily determinable, the Company use its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

Leases with an initial term of 12 months or less are not recorded on the balance sheet as operating lease ROU assets and lease liabilities.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated operating lease payments in the undiscounted future pre-tax cash flows.

Stock-based compensation

The Company records stock-based compensation expense for employees at fair value on the grant date and recognizes the expense over the employee’s requisite service period. The Company’s expected volatility assumption is based on the historical volatility of the Company’s stock. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination rate. The risk-free interest rate for the expected term of an option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected dividend yield is based on the Company’s current and expected dividend policy.

The Company records stock-based compensation expense for non-employees at fair value on the grant date and recognizes the expense over the service provider’s requisite service period.

Income taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes,” which requires the Company to use the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between financial statement carrying amounts and the tax bases of existing assets and liabilities and operating loss and tax credit carry forwards. Under this accounting standard, the effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized.

ASC 740-10, “Accounting for Uncertainty in Income Taxes,” defines uncertainty in income taxes and the evaluation of a tax position as a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. United States federal, state and local income tax returns for year 2019 and 2020 are subject to examination by any applicable tax authorities. Hong Kong tax returns filed for calendar year 2020 are subject to examination by the applicable tax authorities.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Earnings (loss) per share

The Company reports earnings (loss) per share in accordance with U.S. GAAP, which requires presentation of basic and diluted earnings (loss) per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average common shares outstanding during the period.  Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts, such as warrants, options, restricted stock based grants and convertible preferred stock, to issue ordinary shares were exercised and converted into ordinary shares. Ordinary share equivalents having an anti-dilutive effect on earnings per share are excluded from the calculation of diluted earnings per share.

Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase ordinary shares at the average market price during the period. When the Company has a loss, no potential dilutive items are included since they would be antidilutive.

Stock dividends or stock splits are accounted for retroactively if the stock dividends or stock splits occur during the period, or retroactively if the stock dividends or stock splits occur after the end of the period but before the release of the financial statements, by considering it effective as of the beginning of the earliest period presented.

Comprehensive income (loss)

Comprehensive income (loss) consists of net income (loss) and foreign currency translation adjustments.

Recent Accounting Pronouncements

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods after December 15, 2019. The adoption of this ASU did not have a material effect on the Company’s unaudited condensed consolidated financial statements.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments— Credit Losses—Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning July 1, 2023 as the Company is qualified as a smaller reporting company. The Company is currently evaluating the impact ASU 2019-05 may have on the Company’s unaudited condensed consolidated financial statements.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In January 2020, the FASB issued ASU 2020-01 to clarify the interaction of the accounting for equity securities under ASC 321 and investments accounted for under the equity method of accounting in ASC 323 and the accounting for certain forward contracts and purchased options accounted for under ASC 815. With respect to the interactions between ASC 321 and ASC 323, the amendments clarify that an entity should consider observable transactions that require it to either apply or discontinue the equity method of accounting when applying the measurement alternative in ASC 321, immediately before applying or upon discontinuing the equity method of accounting. With respect to forward contracts or purchased options to purchase securities, the amendments clarify that when applying the guidance in ASC 815-10-15-141(a), an entity should not consider whether upon the settlement of the forward contract or exercise of the purchased option, individually or with existing investments, the underlying securities would be accounted for under the equity method in ASC 323 or the fair value option in accordance with ASC 825. The ASU is effective for interim and annual reporting periods beginning after December 15, 2020. Early adoption is permitted, including adoption in any interim period. The Company does not expect the adoption of this standard will have a material impact on its unaudited condensed consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period of discontinued operations presentation. These reclassifications have no effect on the accompanying unaudited condensed consolidated statements of operations and cash flows.

Note 3 – Business Combinations

Acquisition of Color China

On May 7, 2020, the Company entered into a Share Exchange Agreement (“Exchange Agreement”) with Color China, a Hong Kong limited company, and shareholders of Color China (the “Sellers”), pursuant to which the Company acquired all of the outstanding issued shares of Color China from the sellers (the “Acquisition”). Pursuant to the Exchange Agreement, the Company will issue 4,633,333 ordinary shares of the Company and pay an aggregate of $2.0 million to the Sellers. Immediately after the Acquisition, Color Star will own 100% of Color China. On June 3, 2020, the transaction was closed and the Company issued 4,633,333 ordinary shares of the Company to the Sellers. Color China had no business operations other than holding a collection of music performance equipment.

The Company’s acquisition of Color China was accounted for as an acquisition of assets in accordance with ASC 805. The measurement is based on the fair value of the consideration given to acquire the assets (primarily performance and office equipment) held in Color China as it is more clearly evident and more reliably measurable. The total consideration given to acquire assets held in Color China at the acquisition date on June 3, 2020 were valued at approximately $4.0 million, consisted of 4,633,333 ordinary shares issued at a fair value of $1,963,607 based on the closing market price of $0.4238 per share on June 3, 2020, and cash payment of $2.0 million.

Note 4 – Discontinued Operations

Disposal of BVI-ACM

The Company’s concrete business was negatively affected by the economic cycle and government policies. The concrete industry was influenced by the decline in the macro economy in recent years. The entire concrete industry in the Beijing area experienced a slowdown in industry production and economic growth in the last few years as the Beijing government continues to enforce concrete production reformation and tightened environmental laws from late 2017 to date. The reformation causes great uncertainties for local enterprises in the construction market. Since 2017, the pressure on small concrete companies has further increased and many have been shut down. Also, the Beijing government ordered the suspension of construction job sites during winters to reduce air pollution since 2017. The operations of Xin Ao were also severely affected. As a result of Xin Ao’s deteriorating cash position, it defaulted on bank loans and experienced a substantial increase in contingent liabilities. The Company believed it would be very difficult, if not impossible, to turn around the concrete business. Accordingly, the Company’s management decided to dispose of this business by actively seeking a purchaser after the acquisition of Sunway Kids.

On March 31, 2020, the Company, BVI-ACM, a wholly owned subsidiary of the Company, and Mr. Xianfu Han and Mr. Weili He (the “Purchasers”), two former officers (CEO and CFO) and collectively held less than 5% ordinary shares of the Company currently, entered into a share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the Purchasers agreed to purchase BVI-ACM in exchange for cash consideration of $600,000. Upon the closing of the transaction (the “Disposition”) the Purchasers assumed all assets and liabilities of all the subsidiaries and VIE entities owned or controlled by BVI-ACM. The closing of the Disposition was completed on May 6, 2020. After disposal of BVI-ACM, the Company had no continuing involvement or commitments with BVI-ACM.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The fair value of the discontinued operations of BVI-ACM, determined as of May 6, 2020, included the estimated consideration received, less costs to sell.

As of May 6, 2020, the net assets of discontinued operations and reconciliation of gain on sale of discontinued operations of BVI-ACM are as follows:

May 6, 2020
CURRENT ASSETS:
Cash and cash equivalents	$222,591
Accounts and notes receivable, net	28,598,318
Inventories	77,049
Other receivables, net	1,815,307
Other receivables – related party	160,505
Prepayments and advances, net	15,077,736
Prepayment – related party	247,598
Total current assets	46,199,104

OTHER ASSETS:
Property, plant and equipment, net	795,974
Operating lease right-of-use assets	1,031,940
Total other assets	1,827,914

Total assets	$48,027,018

CURRENT LIABILITIES:
Short-term loan - bank	$23,996,261
Accounts payable	16,158,660
Customer deposits	888,592
Other payables	23,197,053
Other payables – related parties	6,541
Accrued liabilities	5,143,410
Operating lease liabilities- current	291,228
Taxes payable	154,680
Accrued contingent liabilities	6,997,071
Total current liabilities	76,833,496

OTHER LIABILITIES:
Operating lease liabilities - noncurrent	595,086
Total other liabilities	595,086
Total liabilities	$77,428,582

Total net deficit	$29,401,564
Additional paid-in-capital carryover	(13,128,249)
Retained earnings carryover	(7,486,219)
Total consideration received	600,000
Exchange rate effect	(2,764,813)
Total gain on sale of discontinued operations	$6,622,283

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Reconciliation of the amounts of major classes of income and losses from discontinued operations in the unaudited condensed consolidated statements of operations and comprehensive loss for the six months ended December 31, 2019.

For the Six Months Ended December 31,
2019
Revenue	$21,131,607

Cost of revenue	19,055,814

Gross profit	2,075,793

OPERATING EXPENSES:
Provision for doubtful accounts	(3,773,983)
Selling, general and administrative expenses	(2,125,837)
Research and development expenses	(109,483)
Total operating expenses	(6,009,303)

Loss from operations	(3,933,510)

OTHER INCOME (EXPENSES)
Other expenses, net	1,409
Interest income	80
Interest expense	(1,068,628)
Finance expense	(402)
Estimated claims charges	(278,492)
Total other expense, net	(1,346,033)

Loss before income taxes	(5,279,543)

Income tax expense	-

Net loss from discontinued operations	$(5,279,543)

 Note 5 – Accounts receivable

Accounts receivable consisted of the following:

	December 31, 2020	June 30,
	(Unaudited)	2020
Online concert subscription fees due from App payment collections agent	$1,920,000	$-

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Other receivables

Other receivables consisted of the following:

	December 31, 2020	June 30,
	(Unaudited)	2020
Rent deposit	$2,300	$2,300
Short-term loan (non-interest bearing)	95,000	-
Receivables from disposal of Sunway Kids (1)	-	1,000,000
Other receivables	$97,300	$1,002,300

(1)	The Sunway Kids Purchaser promised to pay $2.4 million to the Company as per the executed agreement and it had settled $1.0 million of its payment obligations through a tri-party settlement agreement executed on September 29, 2020 among the Company, Sunway Kids Purchaser and the Asset Seller. Since collection of the remaining $1.4 million cannot be reasonably assured, the Company only reported a receivable of $1.0 million as of June 30, 2020.

Note 7 – Prepayments and advances

Prepayments and advances consisted of the following:

	December 31, 2020	June 30,
	(Unaudited)	2020
Prepayment for online concert	$1,648,000	$1,000,000
Prepayment for program license fees	30,000	20,000
Prepayment for vehicle purchase	-	150,000
Prepayment for online artists agent	265,000	-
Prepayments and advances	$1,943,000	$1,170,000

Note 8 – Property, plant and equipment, net

Property, plant and equipment consist of the following:

	December 31, 2020	June 30,
	(Unaudited)	2020
Performance equipment	$10,737,858	$3,919,858
Office equipment	38,477	38,477
Total	10,766,335	3,958,335
Less: Accumulated depreciation	(675,506)	-
Property, plant and equipment, net	$10,100,829	$3,958,335

Depreciation expense was $675,506 and $0 for the six months ended December 31, 2020 and 2019, respectively.

Note 9 – Intangible assets, net

Intangible assets consist of the following:

	December 31, 2020	June 30,
	(Unaudited)	2020
Copyrights of online education academy courses	$4,863,770	$-
Less: Accumulated amortization	(211,600)	-
Intangible assets, net	$4,652,170	$-

Amortization expense was $211,600 and $0 for the six months ended December 31, 2020 and 2019, respectively.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 10 – Related party transactions

Other payables – related party

The balance represents the rent payable to Mr. Weili He, the Company’s former Chief Financial Officer (“CFO”) who collectively held less than 5% of the Company ordinary shares currently.

Other payables – related party consisted of the following:

	December 31, 2020	June 30,
	(Unaudited)	2020
Weili He	$10,711	$10,711

Note 11 – Leases

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which result in an economic penalty. All of the Company’s real estate leases are classified as operating leases.

The Company has a lease agreement for office space in New York from June 1, 2020 through May 31, 2021, with annual payments of $46,896. The Company did not recognize the operating lease ROU assets and lease liabilities on the balance sheet as this lease has an initial term of 12 months or less. On August 10, 2020, the Company entered into a lease agreement for office space in Shenzhen, China from August 20, 2020 through August 19, 2022, and the Company canceled the lease in November 2020. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. The leases generally do not contain options to extend at the time of expiration.

The one-year maturity of the Company’s lease obligations is presented below:

Twelve Months Ending December 31,	Operating Lease Amount
2021	$19,540
Total lease payments	$19,540

Operating lease expenses are included in general and administrative expenses. Total operating lease expenses were approximately $47,000 and $17,000 for the six months ended December 31, 2020 and 2019, respectively.

Note 12 – Income taxes

(a)	Corporate income tax

Color Star

Under the current laws of the Cayman Islands, Color Star is not subject to tax on income or capital gains. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

CACM and Baytao

CACM and Baytao are organized in the New York State in the United States. CACM and Baytao had no taxable income for the U.S. income tax purposes for the six months ended December 31, 2020 and 2019. The applicable tax rate is 21.0% for federal and 7.1% for New York State with an effective tax rate of 26.6%.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Color China

Color China is organized in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong.

Loss before provision for income taxes consisted of:

	For the six months ended December 31, 2020	For the six months ended December 31, 2019
	(Unaudited)	(Unaudited)
Cayman	$(3,642,271)	$(2,174,409)
United States	(386,621)	(48,088)
Hong Kong	(944,722)	-
	$(4,973,614)	$(2,222,497)

Significant components of deferred tax assets were as follows:

	December 31, 2020	June 30,
	(Unaudited)	2020
Deferred tax assets
Net operating loss carryforward in the U.S.	$237,391	$134,378
Net operating loss carryforward in Hong Kong	155,879	137
Valuation allowance	(393,270)	(134,515)
Total net deferred tax assets	$-	$-

As of December 31, 2020 and June 30, 2020, CACM and Baytao’s net operating loss carry forward for the U.S. income taxes was approximately $0.9 million and $0.5 million, receptively. The net operating loss carry forwards in the U.S. are available to reduce future years’ taxable income for unlimited years but limited to 80% use per year. In addition, Color China’s net operating loss carry forward for Hong Kong income taxes was approximately $0.9 million as of December 31, 2020. The net operating loss carry forwards in Hong Kong are available to reduce future years’ taxable income for unlimited years. Management believes that the realization of the benefits from these losses appears uncertain due to the Company’s operating history and continued losses in the U.S. and Hong Kong. If the Company is unable to generate taxable income in its United States and Hong Kong operations, it is more likely than not that it will not have sufficient income to utilize its deferred tax assets. Accordingly, the Company has provided a 100% valuation allowance on its net deferred tax assets of approximately $393,000 and $134,000 to its U.S. and Hong Kong operations as of December 31, 2020 and June 30, 2020, respectively. The value allowance for deferred tax assets increased by approximately $259,000 from June 30, 2020 to December 31, 2020.

(b)	Uncertain tax positions

There were no uncertain tax positions as of December 31, 2020 and June 30, 2020, management does not anticipate any potential future adjustments which would result in a material change to its tax positions. For the six months ended December 31, 2020 and 2019, the Company did not incur any tax related interest or penalties.

Note 13 – Shareholders’ equity

Increase in Authorized Shares

On November 18, 2020, the Company’s shareholders approved to the authorized share capital of the Company be increased from US$75,000 divided into 75,000,000 ordinary shares of a par value of US$0.001 each to US$200,000 divided into 200,000,000 ordinary shares of a par value of US$0.001 each by the creation of an additional 125,000,000 ordinary shares of a par value of US$0.001 each to rank pari passu in all respects with the existing ordinary shares (the “Share Increase”).

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Sale of Ordinary Shares

In January 2020, the Company sold 2,000,000 ordinary shares at $1.00 per share for total proceeds of $2.0 million to a third-party. The issuance was completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

In March 2020, the Company sold 2,727,274 ordinary shares at $0.55 per share for total proceeds of approximately $1.3 million, net of offering cost of approximately $0.2 million to certain institutional investors. The issuance was completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

In May 2020, the Company sold 2,600,000 ordinary shares at $0.55 per share for total proceeds of approximately $1.2 million, net of offering cost of approximately $0.2 million to certain institutional investors. The issuance was completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

In July 2020, the Company sold 3,225,000 ordinary shares and warrants to purchase up to 2,096,252 ordinary shares with an exercise price of $1.5 for total proceeds of approximately $3.8 million, net of offering cost of approximately $0.4 million to certain institutional investors. The purchase price for each share and the corresponding warrant is $1.30. The issuance was completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

In September 2020, the Company entered into an agreement to sell a Purchaser an aggregate of up to 3,174,603 ordinary shares for gross proceeds of up to approximately $2 million. The shares shall be issued in four separate installments. The first installment of $500,000 worth of shares, or 793,651 shares to be issued at $0.63 per share, was closed on September 9, 2020. The Company also agreed to issue 31,746 Ordinary Shares to the Purchaser as additional consideration for the purchase of the shares on September 9, 2020. The Company received total proceeds of $460,000, net of offering cost of $40,000 for the first installment. The issuance was completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended. As of the date of this report, the Company is not certain that the Purchaser will proceed with the remaining three installments.

In September 2020, the Company sold 13,200,000 ordinary shares and warrants to purchase up to 11,880,000 ordinary shares with an exercise price of $0.55 for total proceeds of approximately $6.0 million, net of offering cost of approximately $0.6 million to certain institutional investors. The purchase price for each share and the corresponding warrant is $0.50. The issuance was completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

Restricted Stock Grants

Restricted stock grants are measured based on the market price on the grant date. The Company has granted restricted ordinary shares to the members of the board of directors (the “Board”), senior management and consultants.

In March 2019, the Board granted an aggregate of 720,000 restricted ordinary shares, which were issued with a fair value of $1,850,400 to the CFO and former CEO/Vice President of Technology of the Company. These shares will vest over the required service period of three years starting from March 28, 2019. In July 2019, the first batch of 240,000 restricted ordinary shares were issued to them. In June 2020, the second batch of 240,000 restricted ordinary shares were issued to them. The Board approved that 120,000 shares issued to the Company’s former CEO/Vice President of Technology were all vested in October 2020 when the Company’s former CEO/Vice President of Technology left the Company.

In May 2020, the Board granted 180,000 restricted ordinary shares, which were issued with a fair value of $84,600 to the Company’s former CEO/Vice President of Technology. The Board approved that these shares were all vested in October 2020 when the Company’s former CEO/Vice President of Technology left the Company.

In July 2020, the Board granted an aggregate of 300,000 restricted ordinary shares, which were issued with a fair value of $522,000 to the CEO of the Company. These shares will vest quarterly over the required service period of one year starting from July 17, 2020 to July 16, 2021.

For the six months ended December 31, 2020 and 2019, the Company recognized approximately $0.7 million and $0.3 million stock compensation expense related to restricted stock grants, respectively.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Following is a summary of the restricted stock grants:

Restricted stock grants	Shares	Weighted Average Grant Date Fair Value Per Share	Aggregate Intrinsic Value
Unvested as of June 30, 2019	180,000	$2.57	$-
Granted	420,000	$1.67	-
Vested	(285,000)	$2.24	-
Unvested as of June 30, 2020	315,000	$1.67	-
Granted	300,000	$1.74	-
Vested	(422,500)	$1.85	-
Unvested as of December 31, 2020	192,500	$1.85	$134,750

Ordinary Shares Issued for Compensation

In December 2020, the Board granted an aggregate of 1,590,000 ordinary shares, which were issued with a fair value of $1,128,900, determined using the closing price of $0.71 on December 24, 2020, to 13 employees under the 2019 Plan. The 2019 Plan was authorized to issue 5,400,000 shares of the Company’s common shares. There are 3,810,000 remaining shares available to be issued under the 2019 Plan.

For the six months ended December 31, 2020 and 2019, the Company recorded approximately $1.1 million and $0 stock compensation expense related to ordinary shares grants, respectively.

Ordinary Shares Issued for Services

In July 2019, the Board granted an aggregate of 400,000 ordinary shares with a fair value of $1,400,000, determined using the closing price of $3.5 on July 19, 2019, to two service providers. The value of these shares are being amortized over the service period of one year starting from July 1, 2019.

In October 2020, the Board granted an aggregate of 700,000 ordinary shares with a fair value of $440,300, determined using the closing price of $0.63 on October 15, 2020, to two service providers. The value of these shares are being amortized over the service from October 15, 2020 to February 10, 2021.

For the six months ended December 31, 2020 and 2019, the Company amortized approximately $0.4 million and $1.5 million stock compensation expense related to services, respectively.

Ordinary Shares Issued for Acquisitions

In June 2020, the Company issued 4,633,333 ordinary shares of the shareholders of Color China and the ordinary shares issued valued using the closing price of the Company’s ordinary shares on June 3, 2020 at $0.4238 per share. See Note 3 – Business Combinations.

In August 2020, the Company issued 6,060,318 ordinary shares to a third party to purchase certain machinery and equipment for stage performance and the ordinary shares issued valued using the closing price of the Company’s ordinary shares on August 20, 2020 at $0.63 per share.

Warrants

In a connection with the direct offering in March 2020 with the sales of 2,727,274 ordinary shares, the Company also sold warrants (“Direct Offering Warrants”) to purchase an aggregate of up to an aggregate of 2,727,274 ordinary shares to certain institutional investors on April 2, 2020. The warrants are exercisable immediately, at an exercise price of $0.55 per Ordinary Share and expire 5.5 years from the date of issuance. The fair value of this Direct Offering Warrants was $916,334, which was considered a direct cost of the direct offering and included in additional paid-in capital. The fair value has been estimated using the Black-Scholes pricing model with the following assumptions: market value of underlying share of $0.41, risk free rate of 0.43%; expected term of 5.5 years; exercise price of the warrants of $0.55, volatility of 120%; and expected future dividends of 0%. In June 2020, the exercise price of the warrants was amended and changed to $0.04 per Ordinary Share as a result of the May 13, 2020 direct offering.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In a connection with the private placement in May 2020 for the sale of 2,600,000 ordinary shares, the Company also sold warrants (“Direct Offering Warrants”) to purchase an aggregate of up to an aggregate of 2,600,000 ordinary shares to certain institutional investors on May 11, 2020. The warrants are exercisable immediately, at an exercise price of $0.55 per Ordinary Share and expire 5.5 years from the date of issuance. The fair value of this Direct Offering Warrants was $860,826, which was considered a direct cost of the direct offering and included in additional paid-in capital. The fair value has been estimated using the Black-Scholes pricing model with the following assumptions: market value of underlying share of $0.40, risk free rate of 0.36%; expected term of 5.5 years; exercise price of the warrants of $0.55, volatility of 123%; and expected future dividends of 0%. In August 2020, the exercise price of the warrants was amended and changed to $0.185 per Ordinary Share as a result of the July 20, 2020 direct offering.

In a connection with the private placement in July 2020 for the sale of 3,225,000 ordinary shares, the Company also sold warrants (“Direct Offering Warrants”) to purchase an aggregate of up to an aggregate of 2,096,252 ordinary shares to certain institutional investors on July 20, 2020. The warrants are exercisable immediately, at an exercise price of $1.50 per Ordinary Share and expire 5.5 years from the date of issuance. The fair value of this Direct Offering Warrants was $2,901,119, which was considered a direct cost of the direct offering and included in additional paid-in capital. The fair value has been estimated using the Black-Scholes pricing model with the following assumptions: market value of underlying share of $1.59, risk free rate of 0.34%; expected term of 5.5 years; exercise price of the warrants of $1.50, volatility of 128%; and expected future dividends of 0%.

In a connection with the private placement in September 2020 for the sale of 13,200,000 ordinary shares, the Company also sold warrants (“Direct Offering Warrants”) to purchase an aggregate of up to an aggregate of 11,880,000 ordinary shares to certain institutional investors on September 15, 2020. The warrants are exercisable immediately, at an exercise price of $0.55 per Ordinary Share and expire 5.5 years from the date of issuance. The fair value of this Direct Offering Warrants was $8,403,557, which was considered a direct cost of the direct offering and included in additional paid-in capital. The fair value has been estimated using the Black-Scholes pricing model with the following assumptions: market value of underlying share of $0.79, risk free rate of 0.32%; expected term of 5.5 years; exercise price of the warrants of $0.55, volatility of 130%; and expected future dividends of 0%.

The summary of warrant activity is as follows:

	Warrants Outstanding	Weighted Average Exercise Price	Average Remaining Contractual Life
June 30, 2019	-	$-	-
Granted	5,327,274	$0.55	5.50
Forfeited	-	$-	-
Exercised	-	$-	-
June 30, 2020	5,327,274	$0.29	5.31
Granted	13,976,252	$0.69	5.50
Forfeited	-	$-	-
Exercised	(5,327,274)	$0.11	-
December 31, 2020	13,976,252	$0.69	5.18

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 13 – Commitments and contingencies

Contingencies

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. The Company’s management does not expect any liability from the disposition of such claims and litigation individually or in the aggregate would have a material adverse impact on the Company’s unaudited condensed consolidated financial position, results of operations and cash flows.

Coronavirus (“COVID-19”)

In December 2019, a novel strain of coronavirus, or COVID-19, surfaced and it has spread rapidly to many parts of China and other parts of the world, including the United States. The epidemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and facilities throughout the world.  Substantially all of the Company’s new revenue streams are concentrated online. Consequently, the Company’s does not believe the COVID-19 outbreak would materially adversely affect the Company’s business operations, financial condition and operating results for 2021.

Note 14 – Concentrations of risk

Credit Risk

The Company is exposed to credit risk from its cash in banks and advances on performance obligations.

As of December 31, 2020, no deposit with a bank located in the US or Hong Kong was subject to credit risk. In the US, the insurance coverage of each bank is USD $250,000. In the Hong Kong, the insurance coverage of each bank is HKD 500,000 (approximately $64,000).

Prepayments and advances are subject to credit evaluation. An allowance will be made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Vendor Concentration Risk

For the six months ended December 31, 2020, three vendors accounted for 52%, 21% and 12% of the Company’s total purchases.

Note 15 – Subsequent events

Asset Acquisition

On February 1, 2021, the Company entered into certain copyright purchase agreement (the “Agreement”), pursuant to which the Company agreed to acquire certain copyrights listed in the Agreement for a consideration of $3,100,000. The Company agreed to wire $1,550,000 cash payment to the transferor, and issue the Company’s restrictive ordinary shares, at $0.85 per share for a total of 1,814,818 shares to the transferor.

Performance Obligation

On February 15, 2021, the Company entered into certain software development agreement (the “Agreement”), pursuant to which the Company agreed to hire certain third party to develop augmented reality functions of the Color World APP for a total consideration of $76,500,000. The development should be completed in 16 months, and the Company agreed to pay $26,000,000 cash payment to the third party after signing the Agreement, to pay $30,000,000 after both parties agree on the design blueprints, to pay $20,000,000 after the third party completes the design and testing, and to pay the remaining $500,000 after the Company receives all the source codes. As date of this report, the Company made $26,000,000 cash payments to the third party.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Sale of Ordinary Shares and Warrants

On February 18, 2021, the Company entered into certain securities purchase agreement (the “SPA”) with certain non-U.S. Persons (the “Purchasers”) as defined in Regulation S of the Securities Act of 1933, as amended pursuant to which the Company agreed to sell an aggregate of 20,000,000 units. Each unit consists of one restrictive ordinary share of the Company, par value $0.001 per share and a warrant to purchase one share with an initial exercise price of $1.34 per share, at a price of $1.30 per unit, for an aggregate purchase price of $26,000,000 (the “Offering”). The warrants are exercisable immediately upon the date of issuance at an initial exercise price of $1.34 per share, for cash (the “Warrant Shares”). The warrants may also be exercised cashlessly if at any time after the three-month anniversary of the issuance date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares. The Warrants shall expire three years from its date of issuance. The warrants are subject to customary anti-dilution provisions reflecting stock dividends and splits or other similar transactions. The net proceeds of the Offering was used to upgrade the Company’s software application, or Color Star APP, with artificial intelligence, augmented reality, and mixed reality technologies.

On March 25, 2021, the Company entered into a Securities Purchase Agreement (the “First Purchase Agreement”) with Wang MinYe (the “First Purchaser”), pursuant to which the Company agreed to sell to the First Purchaser in a private placement 3,000,000 ordinary shares (the “Wang Shares”) of the Company, par value $0.001 per share, at a purchase price of $1.30 per share for an aggregate offering price of $3,900,000 (the “First Private Placement”). The First Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended. As of the date of this report, this transaction has not been closed as the First Purchaser has not remitted the payment of the shares.

On March 25, 2021, the Company entered into a Securities Purchase Agreement (the “Second Purchase Agreement”) with Lin YiHan (the “Second Purchaser”), pursuant to which the Company agreed to sell to the Second Purchaser in a private placement 3,500,000 ordinary shares (the “Lin Shares”) of the Company, par value $0.001 per share, at a purchase price of $1.30 per share for an aggregate offering price of $4,550,000 (the “Second Private Placement”). The Second Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended. As of the date of this report, this transaction has not been closed as the Second Purchaser has not remitted the payment of the shares.

On March 27, 2021, the Company entered into a Securities Purchase Agreement (the “Third Purchase Agreement”) with Zubair Ahsan (the “Third Purchaser”), pursuant to which the Company agreed to sell to the First Purchaser in a private placement 3,000,000 ordinary shares of the Company, par value $0.001 per share, at a purchase price of $1.30 per share for an aggregate offering price of $3,900,000 (the “Third Private Placement”). The Third Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended. As of the date of this report, this transaction has not been closed as the Third Purchaser has not remitted the payment of the shares.

On March 27, 2021, the Company entered into a Securities Purchase Agreement (the “Fourth Purchase Agreement”) with Ullah Sabar (the “Fourth Purchaser”), pursuant to which the Company agreed to sell to the Second Purchaser in a private placement 3,500,000 ordinary shares of the Company, par value $0.001 per share, at a purchase price of $1.30 per share for an aggregate offering price of $4,550,000 (the “Fourth Private Placement”). The Fourth Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended. As of the date of this report, this transaction has not been closed as the Fourth Purchaser has not remitted the payment of the shares.

On March 27, 2021, the Company entered into a Securities Purchase Agreement (the “Fifth Purchase Agreement”) with Li Yan (the “Fifth Purchaser”), pursuant to which the Company agreed to sell to the Fifth Purchaser in a private placement 3,500,000 ordinary shares of the Company, par value $0.001 per share, at a purchase price of $1.30 per share for an aggregate offering price of $4,550,000 (the “Fifth Private Placement”). The Fifth Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended. As of the date of this report, this transaction has not been closed as the Fifth Purchaser has not remitted the payment of the shares.

On March 27, 2021, the Company entered into a Securities Purchase Agreement (the “Sixth Purchase Agreement”) with Ahmed Muhammad Abrar (the “Sixth Purchaser”), pursuant to which the Company agreed to sell to the Sixth Purchaser in a private placement 3,500,000 ordinary shares of the Company, par value $0.001 per share, at a purchase price of $1.30 per share for an aggregate offering price of $4,550,000 (the “Sixth Private Placement”). The Sixth Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended. As of the date of this report, this transaction has not been closed as the Sixth Purchaser has not remitted the payment of the shares.

Conversion of Warrants into Ordinary Shares

From January to March 2021, the Company’s warrants holders converted a total of 8,330,000 warrants into a total of 8,330,000 ordinary shares at a weighted exercise price of $0.55 per share for gross proceeds of approximately $4.6 million.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Color Star Technology Co., Ltd.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Color Star Technology Co., Ltd. (formerly known as Huitao Technology Co., Ltd.) and Subsidiaries (collectively, the “Company”) as of June 30, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2020, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wei, Wei & Co. LLP

Flushing, New York

November 13, 2020

We have served as the Company’s auditor since 2018.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY CO., INC.)

CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$988,696	$319,514
Other receivables	1,002,300	2,300
Prepayments and advances	1,170,000	25,000
Current assets of discontinued operations	-	52,158,699
Total current assets	3,160,996	52,505,513

OTHER ASSETS
Property, plant and equipment, net	3,958,335	-
Other assets of discontinued operations	-	1,659,520
Total other assets	3,958,335	1,659,520

Total assets	$7,119,331	$54,165,033

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Other payables and accrued liabilities	$518,122	$353,292
Other payables - related parties	10,711	540,000
Loans payable - employee	-	308,089
Current liabilities of discontinued operations	-	52,442,854
Total current liabilities	528,833	53,644,235

Total liabilities	528,833	53,644,235

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:

Preferred shares, $0.001 par value, 1,000,000 shares authorized, no shares issued or outstanding	-	-
Ordinary shares, $0.001 par value, 74,000,000 shares authorized, 25,623,822 and 7,174,626 shares issued and outstanding as of June 30, 2020 and 2019, respectively	25,624	7,175
Additional paid-in-capital	69,689,789	54,237,082
Deferred stock compensation	(1,201,183)	(3,161,200)
Deficit	(61,923,732)	(64,031,446)
Statutory reserves	-	6,248,092
Accumulated other comprehensive income	-	7,221,095
Total shareholders’ equity	6,590,498	520,798

Total liabilities and shareholders’ equity	$7,119,331	$54,165,033

The accompanying notes are an integral part of these consolidated financial statements.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY CO., INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years ended June 30,
	2020	2019	2018
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	$(1,598,984)	$(2,065,829)	$(918,605)
RESEARCH AND DEVELOPMENT EXPENSES	(120,000)	-	-
STOCK COMPENSATION EXPENSE	(3,444,617)	(4,592,200)	(1,388,501)

LOSS FROM OPERATIONS	(5,163,601)	(6,658,029)	(2,307,106)

OTHER INCOME (EXPENSE), NET
Interest income	-	84	13
Finance expense	(5,041)	(1,477)	(26)
TOTAL OTHER EXPENSE, NET	(5,041)	(1,393)	(13)

LOSS BEFORE PROVISION FOR INCOME TAXES	(5,168,642)	(6,659,422)	(2,307,119)

PROVISION FOR INCOME TAXES	-	-	-

LOSS FROM CONTINUING OPERATIONS	(5,168,642)	(6,659,422)	(2,307,119)

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of applicable income taxes	(12,245,168)	(7,729,108)	(5,092,846)
Net gain on sale of discontinued operations, net of applicable income taxes	5,787,213	-	-
LOSS FROM DISCONTINUED OPERATIONS	(6,457,955)	(7,729,108)	(5,092,846)

NET LOSS	$(11,626,597)	$(14,388,530)	$(7,399,965)

COMPREHENSIVE LOSS
Net loss	$(11,626,597)	$(14,388,530)	$(7,399,965)
Other comprehensive (loss) income - foreign currency translation (loss) gain	-	(335,080)	347,097

COMPREHENSIVE LOSS	$(11,626,597)	$(14,723,610)	$(7,052,868)

LOSS PER ORDINARY SHARE
Weighted average number of shares:
Basic	11,640,018	5,841,614	2,942,945
Diluted	11,640,018	5,841,614	2,942,945

Loss per share - basic and diluted
Continuing operations	$(0.44)	$(1.14)	$(0.78)
Discontinued operations	$(0.55)	$(1.32)	$(1.73)
Total	$(0.99)	$(2.46)	$(2.51)

The accompanying notes are an integral part of these consolidated financial statements.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY CO., INC.)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary shares		Additional	Deferred			Accumulated other
	Number of	Par	paid-in	share		Statutory	comprehensive
	shares	amount	capital	Compensation	Deficit	reserves	income	Total
BALANCE, June 30, 2017	2,387,658	$2,388	$38,662,377	$-	$(42,242,951)	$6,248,092	$7,209,078	$9,878,984

Cancellation of ordinary shares issued for services	(56,859)	(57)	57	-	-	-	-	-
Ordinary shares issued for services	-	-	144,500	-	-	-	-	144,500
Ordinary shares issued for compensation	475,195	475	1,243,526	-	-	-	-	1,244,001
Ordinary shares issued for debt repayment	1,882,655	1,883	3,857,560	-	-	-	-	3,859,443
Sale of ordinary shares	300,000	300	599,700	-	-	-	-	600,000
Ordinary shares issued for services	500,000	500	2,824,500	(2,825,000)	-	-	-	-
Payments made by major shareholders for litigation	-	-	1,028,148	-	-	-	-	1,028,148
Net loss	-	-	-	-	(7,399,965)	-	-	(7,399,965)
Foreign currency translation gain	-	-	-	-	-	-	347,097	347,097

BALANCE, June 30, 2018	5,488,649	$5,489	$48,360,368	$(2,825,000)	$(49,642,916)	$6,248,092	$7,556,175	$9,702,208

Sale of ordinary shares	295,977	296	949,704	-	-	-	-	950,000
Ordinary shares issued for compensation	550,000	550	1,319,450	-	-	-	-	1,320,000
Ordinary shares issued for services	600,000	600	1,757,400	(1,758,000)	-	-	-	-
Unvested restricted ordinary shares issued to officers	240,000	240	1,850,160	(1,850,400)	-	-	-	-
Stock compensation expense	-	-	-	3,272,200	-	-	-	3,272,200
Net loss	-	-	-	-	(14,388,530)	-	-	(14,388,530)
Foreign currency translation loss	-	-	-	-	-	-	(335,080)	(335,080)

BALANCE, June 30, 2019	7,174,626	$7,175	$54,237,082	$(3,161,200)	$(64,031,446)	$6,248,092	$7,221,095	$520,798

Sale of ordinary shares	7,327,274	7,327	4,495,574	-	-	-	-	4,502,901
Ordinary shares issued for services	400,000	400	1,399,600	(1,400,000)	-	-	-	-
Ordinary shares issued for debt conversion	3,679,327	3,679	5,626,570	-	-	-	-	5,630,249
Ordinary shares issued for acquisition of subsidiary	1,989,262	1,989	1,887,810	-	-	-	-	1,889,799
Ordinary shares issued for acquisition of equipment	4,633,333	4,634	1,958,973	-	-	-	-	1,963,607
Unvested restricted ordinary shares issued to officers	420,000	420	84,180	(84,600)	-	-	-	-
Stock compensation expense	-	-	-	3,444,617	-	-	-	3,444,617
Net loss	-	-	-	-	(11,626,597)	-	-	(11,626,597)
Foreign currency translation gain	-	-	-	-	-	-	265,124	265,124
Deconsolidation of discontinued operations	-	-	-	-	13,734,311	(6,248,092)	(7,486,219)	-

BALANCE, June 30, 2020	25,623,822	$25,624	$69,689,789	$(1,201,183)	$(61,923,732)	$-	$-	$6,590,498

The accompanying notes are an integral part of these consolidated financial statements.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY CO., INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended June 30,
	2020	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,626,597)	$(14,388,530)	$(7,399,965)
Net loss from discontinued operations	(6,457,955)	(7,729,108)	(5,092,846)
Net loss from continuing operations	(5,168,642)	(6,659,422)	(2,307,119)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock compensation expense	3,444,617	4,592,200	1,388,501
Changes in operating assets and liabilities
Other receivables	-	-	(2,300)
Prepayments and advances	(1,145,000)	15,458	(40,458)
Other payables and accrued liabilities	130,036	509,381	2,000
Other payables - related parties	-	540,000	720,000
Net cash used in operating activities from continuing operations	(2,738,989)	(1,002,383)	(239,376)
Net cash provided by (used in) operating activities from discontinued operations	203,854	(73,759)	2,689,394
Net cash (used in) provided by operating activities	(2,535,135)	(1,076,142)	2,450,018

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(2,000,000)	-	-
Cash acquired through acquisition of Color China	5,272	-	-
Proceeds from sales of discontinued operations	600,000	-	-
Net cash used in investing activities from continuing operations	(1,394,728)	-	-
Net cash used in investing activities from discontinued operations	-	(135,705)	(138,151)
Net cash used in investing activities	(1,394,728)	(135,705)	(138,151)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from shareholders	300,000	-	-
Proceeds from sale of ordinary shares, net of offering costs	4,502,901	950,000	600,000
Net cash provided by financing activities from continuing operations	4,802,901	950,000	600,000
Net cash used in financing activities from discontinued operations	(7,294)	(427,333)	(6,395,823)
Net cash provided by (used in) financing activities	4,795,607	522,667	(5,795,823)

EFFECTS OF EXCHANGE RATE CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(1,943)	(62,025)	149,203

NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	863,801	(751,205)	(3,334,753)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of year	347,486	1,098,691	4,433,444

CASH AND CASH EQUIVALENTS, end of year	$1,211,287	$347,486	$1,098,691

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents at beginning of year	$347,486	$1,098,691	$224,679
Restricted cash at beginning of year	-	-	4,208,765
Cash, cash equivalents and restricted cash at beginning of year	$347,486	$1,098,691	$4,433,444

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest expense	$-	$2,038,291	$1,360,608
Cash paid for income tax	$-	$-	$-

NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES:
Property, plant and equipment additions accrued	$-	$-	$99,125
Customer deposits reclassified to other payables - shareholders upon execution of tri-party agreements	$-	$-	$692,387
Accrued liabilities reclassified to other payables - shareholders upon execution of tri-party agreements	$-	$-	$259,105
Accrued liabilities reclassified to loans payable - employees upon execution of tri-party agreements	$-	$308,089	$-
Forgiveness of payable to shareholder as a capital contribution	$-	$-	$691,731
Litigation liability paid by related party	$-	$-	$354,921
Accrued related party’s litigation liabilities	$-	$-	$1,422,186
Ordinary shares issued to repay other payables - related parties and service providers	$5,630,249	$4,928,400	$3,859,443
Ordinary shares issued for acquisition of subsidiary	$1,889,799	$-	$-
Ordinary shares issued for acquisition of equipment	$1,963,607	$-	$-
Other receivables from disposal of subsidiary	$1,000,000	$-	$-
Other receivables - related party offset with contingent liabilities upon litigation payments made by related party	$-	$1,189,285	$-

OTHER NON-CASH TRANSACTIONS:
Reconciliation of operating lease right-of-use assets and lease liabilities	$1,375,181	$-	$-
Accounts receivable offset with accounts payable upon execution of debt obligation transfer agreements	$7,029,929	$3,221,736	$6,945,445
Accounts receivable assigned to prepayments and advances upon execution of accounts receivable assignment agreements	$-	$5,008,417	$-
Reclassification from accounts payable to loans payable upon payment made by employees of the Company on its behalf	$-	$4,311,234	$-

The accompanying notes are an integral part of these consolidated financial statements.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and description of business

Color Star Technology Co., Ltd. (the “Company” or “Color Star”) is an entertainment and education company which provides online entertainment performances and online music education services via its wholly-owned subsidiary, Color China Entertainment Limited (“Color China”).

The Company (formerly known as Huitao Technology Co., Ltd.) was founded as an unincorporated business on September 1, 2005, under the name TJS Wood Flooring, Inc., and became a C-corporation in the State of Delaware on February 15, 2007. On April 29, 2008, TJS Wood Flooring, Inc. changed its name to China Advanced Construction Materials Group, Inc. (“CADC Delaware”). On August 1, 2013, CADC Delaware consummated a reincorporation merger with its newly formed wholly-owned subsidiary, China Advanced Construction Materials Group, Inc. (“CADC Nevada”), a Nevada corporation, with CADC Delaware merging into CADC Nevada and CADC Nevada being the surviving company, for the purpose of changing CADC Delaware’s state of incorporation from Delaware to Nevada. On December 27, 2018, CADC Nevada was merged with and into China Advanced Construction Materials Group, Inc. (“CADC Cayman”), a Cayman Islands corporation, whereupon the separate existence of CADC Nevada ceased and CADC Cayman continued as the surviving entity. As a result of the reincorporation, the Company is governed by the laws of the Cayman Islands.

On July 16, 2019, CADC Cayman changed its name from “China Advanced Construction Materials Group, Inc.” to “Huitao Technology Co., Ltd.” On April 27, 2020, Huitao Technology Co., Ltd. changed its name to “Color Star Technology Co., Ltd.”

CACM Group NY, Inc.

On August 20, 2018, CACM Group NY, Inc. (“CACM”) was incorporated in the State of New York and is 100% owned by the Company. As of the date of this report, CACM has not commenced any business operations and the Company is currently using CACM as its headquarters in the United States of America.

Baytao LLC (“Baytao”)

On March 10, 2020, CACM entered into a joint venture agreement (the “JV Agreement”) with Baydolphin, Inc. (“Baydolphin”), a company organized under the laws of New York. Pursuant to the JV Agreement,

●	CACM and Baydolphin established a limited liability company under the laws of New York, Baytao, which will be the 100% owner of one or more operating entities in the U.S. to engage in the business of online and offline after-school education.

●	The business of Baytao shall be managed by the Board of Managers of Baytao.

●	CACM shall appoint three designees to the Board of Managers of Baytao and Baydolphin shall appoint two designees. The General Manager of Baytao shall be appointed by CACM and report to the Board of Managers.

●	CACM shall contribute necessary capital for the operating entities to fund their operations and obtain the right to use the software platform and other technologies from Color Star, which will be provided to the JV and its operating entities for no charge to facilitate their operations and provide online classes to their registered students, and Baydolphin shall be responsible for managing these entities with its expertise in after-school education, including but not limited to recruiting and training personnel and implementing all promotional and marketing activities.

●	Eighty percent (80%) of the net profits or net loss of the joint venture will be distributed to or assigned to CACM and the remaining twenty percent (20%) to Baydolphin.

As of the date of this report, Baytao has no business operations as it is still in the process of developing its online and offline after-school education business.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Color China

The ongoing COVID-19 pandemic has claimed hundreds of thousands of lives and caused massive global health and economic crisis, while also causing large-scale social and behavioral changes in societies. Online entertainment and online education are experiencing enormous growth which the Company believes will last long after the pandemic. In order to expand the Company’s global reach and to enter into an online business, on May 7, 2020, the Company entered into a Share Exchange Agreement (“Exchange Agreement”) with Color China, a Hong Kong limited company, and shareholders of Color China (the “Sellers”), pursuant to which, among other things and subject to the terms and conditions contained therein, the Company acquired all of the outstanding issued shares in Color China from the sellers (the “Acquisition”). Pursuant to the Exchange Agreement, in exchange for all of the outstanding shares of Color China, the Company agreed to issue 4,633,333 ordinary shares of the Company and pay an aggregate of $2,000,000 to the Sellers. On June 3, 2020, the Acquisition was consummated and the Company issued 4,633,333 ordinary shares of the Company to the Sellers and closed on the same date. Since Color China had no business operations other than holding a significant collection of music performance specific equipment, the transaction has been treated as an acquisition of assets, as it did not meet the definition of a business. The Company plans to make Color China an emerging online performance and online music education provider with a significant collection of performance specific assets -- leveraging professional experience of the Company’s new Chief Executive Officer (“CEO”) who has established good relationships with major record companies, renowned artists and entertainment agencies around the world. Color China is in the process of building an online entertainment and music education platform featuring artists and professional producers as its lead instructors. Color China officially launched its online cultural entertainment platform, Color World, globally on September 10, 2020.

Sunway Kids International Education Group Ltd. (“Sunway Kids”)

Sunway Kids is an education and health service provider to day-care and preschools in China. Sunway Kids has a highly skilled professional team experienced in early childhood development. It provides a well-structured system for early childhood education, including artificial intelligence and robotic technologies, intellectual campus administration software as a service system (“SAAS system”) and online education courses for kids and parents. With the introduction of the national two-child policy in China since 2015, birth rate in China has been increasing and thus provides an increase in service opportunities for the preschool education industry. With the deepening of China’s economic reforms, the disposable income of urban residents has continued to increase. With the improvement of living standards of urban residents, families are more willing to invest in education, training, and other services for their children starting at a young age.

In order to expand the Company’s revenue capacity, on December 31, 2019, the Company entered into a Share Exchange Agreement (“Share Exchange Agreement”) with Sunway Kids International Education Group Ltd. (“Sunway Kids”), a British Virgin Islands company, and the shareholders of Sunway Kids (the “Sellers of SK”), pursuant to which the Company will acquire all of the outstanding issued shares of Sunway Kids (the “SK Acquisition”). Pursuant to the Share Exchange Agreement, in exchange for all of the outstanding shares of Sunway Kids, the Company will issue 1,989,262 ordinary shares of the Company and pay two million U.S. dollars. On February 11, 2020, the Company, Sunway Kids and the Sellers of SK entered into an Amendment No. 1 (“Amendment 1”) to the Share Exchange Agreement. Pursuant to Amendment 1, the cash consideration will be payable to the Sellers of SK according to an earn-out schedule. On February 14, 2020, the SK Acquisition was closed and the Company issued 1,989,262 ordinary shares to the Sellers of SK. The shares had a fair value of approximately $1.9 million based on the closing market price of $0.95 per share on February, 14, 2020, the acquisition date. The total consideration was valued at approximately $3.6 million, which include approximately $1.7 million based upon a 5.8% discount rate of the $2.0 million earn-out payment schedule, and approximately $1.9 million for the shares issued.

On June 25, 2020, the Company and the former shareholders of Sunway Kids entered into an Amendment No. 2 (“Amendment 2”) to the Share Exchange Agreement dated December 31, 2019. Pursuant to Amendment 2, the Company shall not make any the earn-out payment to the former shareholders of Sunway Kids since Sunway Kids has been unable to conduct its normal operations due to the COVID-19 pandemic and management of Sunway Kids believes it will be very difficult to achieve its projected financial results. On the same day, Sunway Kids and Yanliang Han (the “SK Purchaser”), an unrelated third party, entered into certain share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the SK Purchaser agreed to purchase Sunway Kids for cash consideration of $2.4 million consisting of $400,000 which shall be paid within a month of closing, and $2,000,000 to be paid in monthly installments of $200,000 over 10 months. On June 25, 2020, the transaction closed and as a result, the SK Purchaser acquired Sunway Kids and all the subsidiaries and variable interest entities owned or controlled them. Sunway Kids had no operations from February 14, 2020 to June 25, 2020 as management had been unable to conduct its normal operations due to the COVID-19 pandemic. The SK Purchaser subsequently settled $1.0 million of the total $2.4 million payment obligation. Although the SK Purchaser is current with its installment payment, the Company will recognize the installment payment on a cash basis as collectability of the remaining $1.4 million cannot be reasonably assured. The disposition of Sunway Kids resulted in the recognition of a loss of approximately $0.8 million that is recorded in the accompanying consolidated statements of operations and comprehensive income (loss) in the caption of “loss from discontinued operations.” The disposition of Sunway Kids was classified as a discontinued operation because it represented a strategic shift that had a major effect on the Company’s operation on artificial intelligence education for preschool kids and financial results in accordance with ASC 205-20-45.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

BVI-ACM

Prior to acquisition of Sunway Kids in February 2020, the Company’s core business had been the concrete business in China. The Company had a wholly-owned subsidiary in the British Virgin Islands, Xin Ao Construction Materials, Inc. (“BVI-ACM”), which was a holding company with no operations. BVI-ACM had a wholly-owned foreign subsidiary, Beijing Ao Hang Construction Material Technology Co., Ltd. (“China-ACMH”), and China-ACMH had contractual agreements with Beijing XinAo Concrete Group (“Xin Ao”) and therefore Xin Ao was considered a variable interest entity of China-ACMH. The Company, through BVI-ACM and its variable interest entities (“VIEs”), was engaged in producing general ready-mix concrete, customized mechanical refining concrete, and other concrete-related products that are only sold in the People’s Republic of China (the “PRC”). The Company’s concrete business was negatively affected by the economic cycle and government policies. The concrete industry was influenced by the decline in the macro economy in recent years. The entire concrete industry in the PRC’s Beijing area experienced a slowdown in industry production and economic growth in the last few years as the Beijing government continues to enforce concrete production reformation and tightened environmental laws from late 2017 to date. The reformation causes great uncertainties for local enterprises in the construction market. Since 2017, the pressure on small concrete companies has further increased and many have been shut down. Also, the Beijing government ordered the suspension of construction job sites during winters to reduce air pollution since 2017. The operations of Xin Ao were also severely affected. As a result of Xin Ao’s deteriorating cash position, it defaulted on bank loans and experienced a substantial increase in contingent liabilities. The Company believed it would be very difficult, if not impossible, to turn around the concrete business. As such, the Company had been actively seeking to dispose of the concrete business after the acquisition of Sunway Kids.

On March 31, 2020, the Company, BVI-ACM, and Mr. Xianfu Han and Mr. Weili He (the “XA Purchasers”) who collectively held less than 5% ordinary shares of the Company currently), entered into a share purchase agreement (the “XA Disposition SPA”). Pursuant to the XA Disposition SPA, the XA Purchasers agreed to purchase BVI-ACM for cash consideration of $600,000. Upon the closing of the transaction (the “XA Disposition”) contemplated by the XA Disposition SPA, the XA Purchasers will become the sole shareholders of BVI-ACM and assume all assets and liabilities of all the subsidiaries and VIE entities owned or controlled by BVI-ACM. The closing of the XA Disposition was subject to certain closing conditions including the payment of the $600,000, the receipt of a fairness opinion from ViewTrade Securities Inc. and the approval of the Company’s shareholders. On May 6, 2020, the Company completed the disposition of BVI-ACM after obtaining its shareholders’ approval on April 27, 2020 and satisfaction or waiver of all other closing conditions. Upon the closing of the XA Disposition, the XA Purchases became the sole shareholders of BVI-ACM and assumed all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by BVI-ACM. The assets and liabilities and the results of operations of BVI-ACM had been presented as discontinued operations in the accompanying consolidated balance sheets and the statements of operations and comprehensive income (loss). The disposal of BVI-ACM resulted in a gain of approximately $6.6 million that is recognized in the accompanying consolidated statements of operations and comprehensive income (loss) under the caption of “loss from discontinued operations”.

Note 2 – Summary of significant accounting policies

Liquidity

In assessing the Company’s liquidity, the Company monitors and analyzes its cash on-hand and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. As of June 30, 2020, the Company’s working capital was approximately $2.6 million with cash on-hand of approximately $1.0 million.

Subsequent to June 30, 2020, the Company completed a series of equity financing transactions follows:

●	On July 20, 2020, the Company sold 3,225,000 ordinary shares at the offering price of $1.30 per share for gross proceeds of approximately $4.2 million.

●	In August and September 2020, the Company’s Warrant holders converted a total of 5,227,274 warrants into a total of 5,227,274 ordinary shares at a weighted exercise price of $0.11 per share for gross proceeds of approximately $0.6 million.

●	On September 8, 2020, the Company sold 793,651 ordinary shares at the offering price of $0.63 per share for gross proceeds of approximately $0.5 million. The Company also agreed to issue 31,746 ordinary shares as additional consideration for the purchase of these shares.

●	On September 15, 2020, the Company issued and sold 13,200,000 ordinary shares at the offering price of $0.50 per share for gross proceeds of approximately $6.6 million.

●	Sales from July 1, 2020 to the date of this report of approximately $2.0 million.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Subsequent to June 30, 2020, the Company has entered into a number of contractual and business arrangements as follows::

●	On August 21, 2020, the Company entered into an Asset Purchase Agreement with a non-affiliated third party (“Asset Seller”) pursuant to which the Company purchased certain machinery and equipment for stage performance for a total purchase price of $6,818,000, of which $3,000,000 shall be paid in cash and the remaining $3,818,000 shall be paid in the form of 6,060,318 ordinary shares. $2,000,000 of the cash consideration was paid in August 2020 and the remaining $1,000,000 was settled in November 2020 through a tri-party settlement agreement executed on September 29, 2020 among the Company, SK Purchaser and the Asset Seller.

●	Payments of approximately $2.1 million to the online concert agent and performing artists for the Company’s “Color World Online Concert” held on September 10, 2020.

●	Payments of approximately $3.8 million to the star agent and participating celebrities for contracting those celebrities to teach on Color World app.

●	Payments of approximately $1.4 million for capital expenditure and other generated and administrative expenses.

As a result of the aforementioned transactions, the Company’s management is of the opinion that it has sufficient funds to meet the Company’s working capital requirements and contractual commitments and related obligations as they become due starting from one year from the date of this report.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). These consolidated financial statements include the accounts of all the directly and indirectly owned subsidiaries and VIEs listed below.

Principles of consolidation

The consolidated financial statements reflect the activities of the following subsidiaries and VIEs. All material intercompany transactions and balances have been eliminated.

Subsidiaries and VIEs	Place incorporated	Ownership percentage
CACM	New York, USA	100%
Baytao	New York, USA	80%
Color China	Hong Kong	100%
BVI-ACM(1)	British Virgin Island	100%
China-ACMH(1)	Beijing, China	100%
Xin Ao(1)	Beijing, China	VIE
Sunway Kids(2)	British Virgin Island	100%

(1)	The Company sold BVI-ACM and its subsidiaries to two former officers (CEO and CFO) who collectively held less than 5% ordinary shares of the Company currently for $600,000. See Note 4 – Discontinued operations for details.
(2)	The Company sold Sunway Kids and its subsidiaries to a third party for $2.4 million in June 2020. See Note 4 – Discontinued operations for details.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. The significant estimates and assumptions made in the preparation of the Company’s consolidated financial statements include the allowance for doubtful accounts of other receivables, prepayments and advances and deferred income taxes, stock-based compensation, and fair value and useful lives of property, plant and equipment. Actual results could be materially different from those estimates.

Foreign currency translation

The reporting currency of the Company, CACM, Baytao, and Color China is the U.S. dollar (“US$”). The functional currency of BVI-ACM is the U.S. dollar. China-ACMH and Xin Ao use their local currency, the Chinese Renminbi (“RMB”) as their functional currency. In accordance with U.S. GAAP guidance on Foreign Currency Translation, the Company’s results of discontinued operations and cash flows are translated at the average exchange rates during the period, assets and liabilities of discontinued operations are translated at the exchange rates at the balance sheet date, and equity is translated at historical exchange rates.

Asset and liability accounts of discontinued operations at May 6, 2020 and June 30, 2019 were translated at RMB 7.06 and RMB 6.87 to US$1.00. Equity accounts are translated at their historical rate. The average translation rates applied to the consolidated statements of discontinued operations and comprehensive loss and cash flows from July 1, 2019 to May 6, 2020 and for the year ended June 30, 2019 were RMB 7.02 and RMB 6.83 to US$1.00, respectively.

Translation gains (losses) that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations. There were no foreign currency transaction gains or losses for the years ended June 30, 2020 and 2019. The effects of foreign currency translation adjustments are included in shareholders’ equity as a component of accumulated other comprehensive income (loss).

Discontinued operations

In accordance with ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the components of an entity meet the criteria in paragraph 205-20-45-1E to be classified as discontinued operations. When all of the criteria to be classified as discontinued operations are met, including management having the authority to approve the action and committing to a plan to sell the entity or the components, the major current assets, other assets, current liabilities, and noncurrent liabilities shall be reported as components of total assets and liabilities separate from the balances of the continuing operations. At the same time, the results of discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the net income (loss) of continuing operations in accordance with ASC 205-20-45. See Note 4 – Discontinued operations.

Revenue recognition

On July 1, 2018, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (ASC 606) using the modified retrospective method for contracts that were not completed as of July 1, 2018. The core principle underlying this ASU is that the Company recognizes its revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The Company’s revenue streams are primarily recognized at a point in time, principally upon music performance performed or education services provided.

The ASU requires the use of a five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenue. Upon adoption, the Company evaluated its revenue recognition policy for all revenue streams within the scope of the ASU under previous standards and using the five-step model under the new guidance and confirmed that there were no material differences in the pattern of revenue recognition.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company accounts for a contract with a customer when the contract is committed in writing, the rights of the parties, including payment terms, are identified, the contract has commercial substance and consideration to collect is substantially probable.

With the acquisition of Color China, the Company plans to offer the following services:

(a)	Online education academy

The Company plans to earn revenue from its customers for subscription and tuition fees in connection with online courses to be instructed by individuals with extensive experience in the entertainment and/or music industries.

(b)	Online concert

The Company holds online concerts with its star partners. Sale of online concert via subscription fee is accounted for as a single performance obligation which is satisfied at a point in time on the day of the event. Online concert subscription fees are generally collected in advance and are initially recorded as deferred revenue. All ticket sales are final upon payment.

(c)	Online store

The Company plans to hold an online marketplace for merchants to sell celebrity licensed or cobranded merchandise such as fashions, cosmetics, souvenirs, among others. The Company plans to charge commission fees to e-commerce merchants for selling in the Company’s online marketplace platform when the sales transaction is completed. The Company serves as an agent and its performance obligation is to arrange for the provision of the specified goods by those e-commerce merchants, and is not responsible for fulfilling the promise to provide the specified goods or services, and it does not have the ability to control the related shipping services. Upon completion of the sales transaction, the Company will charge the e-commerce merchants a fixed rate commission fee based on the sales amount. Commission fee revenues are recognized on a net basis at the point of delivery of products, net of a return allowance, if applicable.

For the year ended June 30, 2020, the Company did not earn any revenues from the aforementioned services.

As a practical expedient, the Company elects to record the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less.

Financial instruments

US GAAP specifies a hierarchy of valuation techniques for determining the fair value of financial instruments and related fair value measurements based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). The valuation hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. In accordance with FASB ASC 820, the following summarizes the fair value hierarchy:

 The three levels of inputs are defined as follows:

Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

Level 2	inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument;

Level 3	inputs to the valuation methodology are unobservable.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Cash and cash equivalents

The Company considers all highly liquid investments with the original maturity of three months or less at the date of purchase to be cash equivalents.

Other receivables

Other receivables primarily include security deposit and receivable from the disposal of its discontinued operation. Management regularly reviews the age of these receivables and changes in payment trends and will record an allowance for uncollectible when management believes collection of amounts due is at risk. Accounts considered uncollectible are written off against the allowance after exhaustive efforts at collection are made.

Prepayments and advances

Prepayments include funds deposited or advanced to outside vendors for future performance obligations, program license fees, vehicle purchase and service fees. As a standard practice in the music performance industry, many of the Company’s vendors require a certain amount to be deposited with them as a guarantee that the Company will complete its purchases on a timely basis. The Company has legally binding contracts with its vendors, the prepayments will be used to offset performance fees, program license fees, purchase price or service fees, and the amounts are refundable and bear no interest if outside vendors breach the contracts.

Property, plant and equipment

Property, plant and equipment are stated at cost or at fair value of the identifiable assets acquired on the acquisition date less accumulated depreciation and impairment loss. Expenditures for maintenance and repairs are charged to operations as incurred while additions, renewals and improvements are capitalized. Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method with 0%-5% residual value.

The estimated useful lives of assets are as follows:

Useful life
Performance equipment	10 years
Office equipment	5 years

Accounting for long-lived assets

The Company classifies its long-lived assets into: (i) performance equipment; and (ii) office equipment.

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be fully recoverable. It is possible that these assets could become impaired as a result of technological or other industry changes. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

If the value of an asset is determined to be impaired, the impairment to be recognized is measured in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or the fair value, less disposition costs.

There were no impairment charges for the years ended June 30, 2020, 2019 and 2018.

Competitive pricing pressures and changes in interest rates could materially and adversely affect the Company’s estimates of future net cash flows to be generated by the long-lived assets, and thus could result in future impairment losses.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Leases

Effective July 1, 2019, the Company adopted FASB ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Operating lease right-of-use (“ROU”) assets and lease liabilities are recognized at the adoption date of July 1, 2019 or the commencement date, whichever is earlier, based on the present value of lease payments over the lease term. Since the implicit rate for the Company’s leases is not readily determinable, the Company use its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

Leases with an initial term of 12 months or less are not recorded on the balance sheet as operating lease ROU assets and lease liabilities.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated operating lease payments in the undiscounted future pre-tax cash flows.

Stock-based compensation

The Company records stock-based compensation expense for employees at fair value on the grant date and recognizes the expense over the employee’s requisite service period. The Company’s expected volatility assumption is based on the historical volatility of the Company’s stock. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination rate. The risk-free interest rate for the expected term of an option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected dividend yield is based on the Company’s current and expected dividend policy.

The Company records stock-based compensation expense for non-employees at fair value on the grant date and recognizes the expense over the service provider’s requisite service period.

Income taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes,” which requires the Company to use the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between financial statement carrying amounts and the tax bases of existing assets and liabilities and operating loss and tax credit carry forwards. Under this accounting standard, the effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

ASC 740-10, “Accounting for Uncertainty in Income Taxes,” defines uncertainty in income taxes and the evaluation of a tax position as a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. United States federal, state and local income tax returns for year 2018 and 2019 are subject to examination by any applicable tax authorities. PRC tax returns filed for calendar years ended December 31, 2017 to 2019 are subject to examination by the applicable tax authorities.

Earnings (loss) per share

The Company reports earnings (loss) per share in accordance with U.S. GAAP, which requires presentation of basic and diluted earnings (loss) per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average common shares outstanding during the period.  Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts, such as warrants, options, restricted stock based grants and convertible preferred stock, to issue ordinary shares were exercised and converted into ordinary shares. Ordinary share equivalents having an anti-dilutive effect on earnings per share are excluded from the calculation of diluted earnings per share.

Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase ordinary shares at the average market price during the period. When the Company has a loss, no potential dilutive items are included since they would be antidilutive.

Stock dividends or stock splits are accounted for retroactively if the stock dividends or stock splits occur during the period, or retroactively if the stock dividends or stock splits occur after the end of the period but before the release of the financial statements, by considering it effective as of the beginning of the earliest period presented.

Comprehensive income (loss)

Comprehensive income (loss) consists of net income (loss) and foreign currency translation adjustments.

Recent Accounting Pronouncements

In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The adoption of this ASU did not have a material effect on the Company’s consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07 – Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which to include share-based payment transactions for acquiring goods and services from non-employees, which nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the goods have been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied. The definition of the term grant date is amended to generally state the date at which a grantor and a grantee reach a mutual understanding of the key terms and conditions of a share based payment award. The amendments are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, including adoption in an interim period. The adoption of this ASU did not have a material effect on the Company’s consolidated financial statements.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods after December 15, 2019. The adoption of this ASU did not have a material effect on the Company’s consolidated financial statements.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments— Credit Losses—Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning July 1, 2023 as the Company is qualified as a smaller reporting company. The Company is currently evaluating the impact ASU 2019-05 may have on the Company’s consolidated financial statements.

In January 2020, the FASB issued ASU 2020-01 to clarify the interaction of the accounting for equity securities under ASC 321 and investments accounted for under the equity method of accounting in ASC 323 and the accounting for certain forward contracts and purchased options accounted for under ASC 815. With respect to the interactions between ASC 321 and ASC 323, the amendments clarify that an entity should consider observable transactions that require it to either apply or discontinue the equity method of accounting when applying the measurement alternative in ASC 321, immediately before applying or upon discontinuing the equity method of accounting. With respect to forward contracts or purchased options to purchase securities, the amendments clarify that when applying the guidance in ASC 815-10-15-141(a), an entity should not consider whether upon the settlement of the forward contract or exercise of the purchased option, individually or with existing investments, the underlying securities would be accounted for under the equity method in ASC 323 or the fair value option in accordance with ASC 825. The ASU is effective for interim and annual reporting periods beginning after December 15, 2020. Early adoption is permitted, including adoption in any interim period. The Company does not expect the adoption of this standard will have a material impact on its consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year of discontinued operations presentation. These reclassifications have no effect on the accompanying statements of operations and cash flows.

Note 3 – Business Combinations

Acquisition of Sunway Kids

In order to expand the Company’s revenue capacity, on December 31, 2019, the Company entered into a Share Exchange Agreement (“Share Exchange Agreement”) with Sunway Kids International Education Group Ltd. (“Sunway Kids”), a British Virgin Islands company, and the shareholders of Sunway Kids (the “Sellers of SK”), pursuant to which the Company will acquire all of the outstanding issued shares of Sunway Kids (the “SK Acquisition”). Pursuant to the Share Exchange Agreement, in exchange for all of the outstanding shares of Sunway Kids, the Company will issue 1,989,262 ordinary shares of the Company and pay two million U.S. dollars. On February 11, 2020, the Company, Sunway Kids and the Sellers of SK entered into an Amendment No. 1 (“Amendment 1”) to the Share Exchange Agreement. Pursuant to Amendment 1, the cash consideration will be payable to the Sellers of SK according to an earn-out schedule. On February 14, 2020, the SK Acquisition was closed and the Company issued 1,989,262 ordinary shares to the Sellers of SK. The shares had a fair value of approximately $1.9 million based on the closing market price of $0.95 per share on February, 14, 2020, the acquisition date. The total consideration was valued at approximately $3.6 million, which include approximately $1.7 million based upon a 5.8% discount rate of the $2.0 million earn-out payment schedule, and approximately $1.9 million for the shares issued. On June 25, 2020, Color Star, Sunway Kids, and the former shareholders of Sunway Kids entered into an Amendment No. 2 (“Amendment”) to the Share Exchange Agreement dated December 31, 2019, as amended. Pursuant to the Amendment 2, the Company shall not make any the Earn-out Payment to the former shareholders of Sunway Kids since Sunway Kids has been unable to conduct its normal operations due to the COVID-19 pandemic and management of Sunway Kids believes it will be very difficult to achieve its projected financial results.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company’s acquisition of Sunway Kids was originally intended to be accounted for as a business combination in accordance with ASC 805. Due to the negative impact of COVID-19, the Company disposed of Sunway Kids (see Note 4) within the same fiscal year as Sunway Kids was unable to conduct its normal operations and achieve it business plan. In addition, due to COVID-19, the Company was unable to complete its purchase price allocation and assessment on the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date in accordance with the business combination standard issued by the FASB, prior to its disposal on June 25, 2020.

Acquisition of Color China

On May 7, 2020, the Company entered into a Share Exchange Agreement (“Exchange Agreement”) with Color China, a Hong Kong limited company, and shareholders of Color China (the “Sellers”), pursuant to which the Company acquired all of the outstanding issued shares of Color China from the sellers (the “Acquisition”). Pursuant to the Exchange Agreement, the Company will issue 4,633,333 ordinary shares of the Company and pay an aggregate of $2 million to the Sellers. Immediately after the Acquisition, Color Star will own 100% of Color China. On June 3, 2020, the transaction was closed and the Company issued 4,633,333 ordinary shares of the Company to the Sellers. Color China had no business operations other than holding a collection of music performance equipment.

The Company’s acquisition of Color China was accounted for as an acquisition of assets in accordance with ASC 805. The measurement is based on the fair value of the consideration given to acquire the assets (primarily performance and office equipment) held in Color China as it is more clearly evident and more reliably measurable. The total consideration given to acquire assets held in Color China at the acquisition date on June 3, 2020 were valued at approximately $4 million, consisted of 4,633,333 ordinary shares issued at a fair value of $1,963,607 based on the closing market price of $0.4238 per share on June 3, 2020, and cash payment of $2 million.

Note 4 – Discontinued Operations

Disposal of BVI-ACM

The Company’s concrete business was negatively affected by the economic cycle and government policies. The concrete industry was influenced by the decline in the macro economy in recent years. The entire concrete industry in the Beijing area experienced a slowdown in industry production and economic growth in the last few years as the Beijing government continues to enforce concrete production reformation and tightened environmental laws from late 2017 to date. The reformation causes great uncertainties for local enterprises in the construction market. Since 2017, the pressure on small concrete companies has further increased and many have been shut down. Also, the Beijing government ordered the suspension of construction job sites during winters to reduce air pollution since 2017. The operations of Xin Ao were also severely affected. As a result of Xin Ao’s deteriorating cash position, it defaulted on bank loans and experienced a substantial increase in contingent liabilities. The Company believed it would be very difficult, if not impossible, to turn around the concrete business. Accordingly, the Company’s management decided to dispose of this business by actively seeking a purchaser after the acquisition of Sunway Kids.

On March 31, 2020, the Company, BVI-ACM, a wholly owned subsidiary of the Company, and Mr. Xianfu Han and Mr. Weili He (the “Purchasers”), two former officers (CEO and CFO) and collectively held less than 5% ordinary shares of the Company currently, entered into a share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the Purchasers agreed to purchase BVI-ACM in exchange for cash consideration of $600,000. Upon the closing of the transaction (the “Disposition”) the Purchasers assumed all assets and liabilities of all the subsidiaries and VIE entities owned or controlled by BVI-ACM. The closing of the Disposition was completed on May 6, 2020. After disposal of BVI-ACM, the Company had no continuing involvement or commitments with BVI-ACM.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The fair value of the discontinued operations of BVI-ACM, determined as of May 6, 2020, included the estimated consideration received, less costs to sell.

Reconciliation of the carrying amounts of major classes of assets and liabilities from discontinued operations in the consolidated balance sheets as of June 30, 2019 is as follow:

Carrying amounts of major classes of assets included as part of discontinued operations of BVI-ACM:

June 30, 2019
CURRENT ASSETS:
Cash	$27,972
Accounts and notes receivable, net	37,010,458
Inventories	511,160
Other receivables, net	1,421,263
Other receivables – related party	165,075
Prepayments and advances, net	12,566,372
Prepayment – related party	456,399
Total current assets of discontinued operations	52,158,699

OTHER ASSETS:
Property, plant and equipment, net	1,659,520
Total other assets of discontinued operations	1,659,520

Total assets of the disposal group classified as discontinued operations	$53,818,219

Carrying amounts of major classes of liabilities included as part of discontinued operations of BVI-ACM:

CURRENT LIABILITIES:
Short-term loan – bank	$24,686,899
Accounts payable	12,841,076
Customer deposits	635,762
Other payables	195,821
Other payables – related parties	217,737
Loans payable – employees	4,285,785
Accrued liabilities	2,907,729
Taxes payable	80,860
Accrued contingent liabilities	6,591,185
Total current liabilities of discontinued operations	52,442,854

Total liabilities of the disposal group classified as discontinued operations	$52,442,854

Revenue recognition by BVI-CAM

Sales of concrete products

Prior to disposition of BVI-ACM, the Company derived its revenues from sales contracts with its customers with revenues being recognized upon delivery of products. Persuasive evidence of an arrangement was demonstrated via sales contract and invoice; and the sales price to the customer was fixed upon acceptance of the sales contract and there was no separate sales rebate, discount, or other incentive. Such revenues were recognized at a point in time after all performance obligations were satisfied and based on when control of goods was transferred to a customer.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Reconciliation of the amounts of major classes of income and losses from discontinued operations in the consolidated statements of operations and comprehensive loss for the years ended June 30, 2020, 2019 and 2018.

	For the Year Ended June 30,	For the Year Ended June 30,	For the Year Ended June 30,
	2020	2019	2018
Revenue	$28,747,362	$43,651,923	$45,734,647

Cost of revenue	26,553,802	39,093,782	39,022,360

Gross profit	2,193,560	4,558,141	6,712,287

OPERATING EXPENSES:
Provision for doubtful accounts	(8,385,084)	(2,559,785)	(2,184,221)
Selling, general and administrative expenses	(3,484,700)	(3,930,780)	(4,382,563)
Research and development expenses	(139,780)	(223,668)	(1,182,133)
Total operating expenses	(12,009,564)	(6,714,233)	(7,748,917)

Loss from operations	(9,816,004)	(2,156,092)	(1,036,630)

OTHER INCOME (EXPENSES)
Other expenses, net	1,872	(4,113)	111,922
Interest income	235	2,198	6,038
Interest expense	(1,783,833)	(2,038,291)	(1,360,608)
Finance expense	(825)	(11,724)	(5,111)
Estimated claims charges	(591,884)	(3,521,086)	(2,808,457)
Total other expense, net	(2,374,435)	(5,573,016)	(4,056,216)

Loss before income taxes	(12,190,439)	(7,729,108)	(5,092,846)

Income tax expense	-	-	-

Net loss from discontinued operations	$(12,190,439)	$(7,729,108)	$(5,092,846)

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of May 6, 2020, the net assets of discontinued operations and reconciliation of gain on sale of discontinued operations of BVI-ACM are as follows:

May 6, 2020
CURRENT ASSETS:
Cash and cash equivalents	$222,591
Accounts and notes receivable, net	28,598,318
Inventories	77,049
Other receivables, net	1,815,307
Other receivables – related party	160,505
Prepayments and advances, net	15,077,736
Prepayment – related party	247,598
Total current assets	46,199,104

OTHER ASSETS:
Property, plant and equipment, net	795,974
Operating lease right-of-use assets	1,031,940
Total other assets	1,827,914

Total assets	$48,027,018

CURRENT LIABILITIES:
Short-term loan - bank	$23,996,261
Accounts payable	16,158,660
Customer deposits	888,592
Other payables	23,197,053
Other payables – related parties	6,541
Accrued liabilities	5,143,410
Operating lease liabilities- current	291,228
Taxes payable	154,680
Accrued contingent liabilities	6,997,071
Total current liabilities	76,833,496

OTHER LIABILITIES:
Operating lease liabilities - noncurrent	595,086
Total other liabilities	595,086
Total liabilities	$77,428,582

Total net deficit	$29,401,564
Additional paid-in-capital carryover	(13,128,249)
Retained earnings carryover	(7,486,219)
Total consideration received	600,000
Exchange rate effect	(2,764,813)
Total gain on sale of discontinued operations	$6,622,283

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Disposal of Sunway Kids

On June 25, 2020, the Company, Sunway Kids and Mr. Yanliang Han (the “SK Purchaser”), an unrelated third party, entered into a share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the SK Purchaser agreed to purchase Sunway Kids in exchange for cash consideration of $2.4 million. Upon closing of the transaction, the SK Purchaser became the sole shareholder of Sunway Kids and as a result, assumed all assets and liabilities of all the subsidiaries and variable interest entities (the “VIE”) owned or controlled by Sunway Kids. The SK Purchaser settled $1.0 million of its payment obligation in November 2020 through a tri-party settlement agreement executed on September 29, 2020 among the Company, SK Purchaser and the Asset Seller. Although the SK Purchaser is current with its installment payment, the Company will recognize the remaining installment payment on a cash basis as collectability of the remaining $1.4 million cannot be reasonably assured. The disposition of Sunway Kids resulted in the recognition of a loss of approximately $0.8 million that is recorded in the accompanying consolidated statements of operations and comprehensive income (loss) in the caption of “loss from discontinued operations.”

The reconciliation of loss on sale of discontinued operations of Sunway Kids are as follows:

June 25, 2020 (unaudited)
Total consideration paid	$3,583,952
Forgiven of fair value of earn out payment	(1,694,153)
Expenses incurred from February 14 to June 25, 2020	(54,729)
Total consideration received	(1,000,000)
Total loss on sale of discontinued operations	$835,070

Revenue recognition by Sunway Kids

While owned by the Company, Sunway Kids was in the business of delivering artificial intelligence lessons for kids and it earned tuition fees in connection with lessons completed. Each lesson would be accounted for as a single performance obligation and tuition revenue would be recognized proportionately as the lessons are delivered. Tuition fees were generally collected in advance and would be initially recorded as deferred revenue. Refund for any remaining lessons (which amount is limited to the amount related to the undelivered classes) is offered to students who decide to withdraw from a lesson.

Due to the COVID-19 pandemic, Sunway Kids had no business operations and did not earn any revenue from February 14, 2020 to June 25, 2020 as management was unable to conduct its normal operations.

Note 5 – Other receivables

Other receivables consisted of the following:

	June 30, 2020	June 30, 2019
Rent deposit	$2,300	$2,300
Receivables from disposal of Sunway Kids (1)	1,000,000	-
Other receivables	$1,002,300	$2,300

(1)	The SK Purchaser promised to pay $2.4 million to the Company as per the executed agreement and it had subsequently settled $1.0 million of its payment obligations through a tri-party settlement agreement executed on September 29, 2020 among the Company, SK Purchaser and the Asset Seller. Since collection of the remaining $1.4 million cannot be reasonably assured, the Company only reported a receivable of $1.0 million as of June 30, 2020.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Prepayments and advances

Prepayments and advances consisted of the following:

	June 30, 2020	June 30, 2019
Prepayment for online concert	$1,000,000	$-
Prepayment for program license fees	20,000	-
Prepayment for vehicle purchase	150,000	-
Prepayment for audit fees	-	25,000
Prepayments and advances	$1,170,000	$25,000

Note 7 – Property, plant and equipment, net

Property, plant and equipment consist of the following:

	June 30, 2020	June 30, 2019
Performance equipment	$3,910,069	$-
Office equipment	48,266	-
Total	3,958,335	-
Less: Accumulated depreciation	-	-
Property, plant and equipment, net	$3,958,335	$-

Depreciation expense was $0 for the years ended June 30, 2020, 2019 and 2018.

Note 8 – Loans payable - employee

Na Wang and Wei Zhang, employees of the Company, have settled certain liabilities on behalf of the Company with its vendors and advanced funds to the Company for working capital purposes. The settlement amount and advances are non-interest bearing, unsecured, and are payable in cash on demand.

	June 30, 2020	June 30, 2019
Na Wang*	$-	$2,341,932
Wei Zhang*	-	2,251,942
Total	-	4,593,874
Less: other payables – related parties - discontinued operations	-	(4,285,785)
Other payables – related parties – continuing operations	$-	$308,089

*	On January 15, 2020, Hou Sing, the Company’s shareholder, entered into certain loan assignment agreements with Na Wang and Wei Zhang in the aggregate amount of RMB 29,429,627 (approximately $4.3 million) (the “Debt”) and delivered the full payment to the two employees. On the same day, the board of directors of the Company approved the conversion of the Debt as well as the conversion of debt in the aggregate amount of $218,519 that the Company owed to Wei Zhang, at a per share conversion price of $1.54. On March 6, 2020, upon Nasdaq’s approval, the Company issued 2,911,000 ordinary shares of the Company to Hou Sing and Wei Zhang in exchange for the debt.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 9 – Related party transactions

Prepayment – related party

Mr. Xianfu Han, and Mr. Weili He, the Company’s former officers and collectively held less than 5% ordinary shares of the Company currently, are holding positions as president and director of Ningbo Lianlv Investment Ltd., respectively. This company owns 99% of the shares of Beijing Lianlv Technical Group Ltd. (“Beijing Lianlv”), the Company’s supplier. As of June 30, 2019, the Company’s prepayment – related party of discontinued operations amounted to $456,399 for Beijing Lianlv, before any allowance, for inventory purchases.

Other receivables – related party

This balance represents litigation against Xin Ao who entered into a capital lease agreement on behalf of Beijing Lianlv, an entity whose shareholders are Mr. Han and Mr. He. The balance was indemnified by Mr. Han and Mr. He in November 2019. As of June 30, 2019, other receivable – related party of discontinued operations from Beijing Lianlv was $165,075.

Other payables – related parties

The balances represent the salary payables to Mr. Xianfu Han, Mr. Weili He, the Company’s former Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) who collectively held less than 5% of the Company ordinary shares currently.

Other payables – related parties consisted of the following:

	June 30, 2020	June 30, 2019
Xianfu Han	$-	$361,336
Weili He	10,711	396,401
Total	10,711	757,737
Less: other payables – related parties - discontinued operations	-	(217,737)
Other payables – related parties – continuing operations	$10,711	$540,000

Borrowings from related party

During the year ended June 30, 2020, Hou Sing, the Company’s shareholder, lent the Company $300,000 to pay for the Company’s certain operating expenses. In December 2019, the Company issued ordinary shares to Hou Sing to repay the debt the Company owes to him (See Note 12).

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 10 – Leases

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which result in an economic penalty. All of the Company’s real estate leases are classified as operating leases.

The Company has a lease agreement for office space in New York from June 1, 2020 through May 31, 2021, with annual payments of $46,896. The Company did not recognize the operating lease ROU assets and lease liabilities on the balance sheet as this lease has an initial term of 12 months or less.

The one-year maturity of the Company’s lease obligations is presented below:

Twelve Months Ending June 30,	Operating Lease Amount
2021	$42,988
Total lease payments	$42,988

Operating lease expenses are included in general and administrative expenses. Total operating lease expenses were approximately $30,000, $28,000 and $2,000 for the years ended June 30, 2020, 2019 and 2018, respectively.

On August 10, 2020, the Company entered into a lease agreement for office space in Shenzhen, China from August 20, 2020 through August 19, 2022. The Company did not recognize the operating lease ROU assets and lease liabilities on the balance sheet as the lessor has not yet made the underlying asset available for use by June 30, 2020. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. The leases generally do not contain options to extend at the time of expiration.

Note 11 – Income taxes

(a)	Corporate income tax

Color Star

Under the current laws of the Cayman Islands, Color Star is not subject to tax on income or capital gains. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

CACM and Baytao

CACM and Baytao are organized in the New York State in the United States. CACM and Baytao had no taxable income for the U.S. income tax purposes for the years ended June 30, 2020 and 2019. The applicable tax rate is 21.0% for federal and 7.1% for New York State with an effective tax rate of 26.6%.

Color China

Color China is organized in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Under Hong Kong tax law, Color China is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

Loss before provision for income taxes consisted of:

	For the year ended June 30, 2020	For the year ended June 30, 2019	For the year ended June 30, 2018
Cayman	$(4,851,668)	$(6,470,553)	$(2,307,119)
United States	(316,142)	(188,869)	-
Hong Kong	(832)	-	-
	$(5,168,642)	$(6,659,422)	$(2,307,119)

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended June 30, 2020 and 2019:

	For the year ended June 30, 2020	For the year ended June 30, 2019
Federal statutory rate	21.0%	21.0%
State statutory rate	5.6%	5.6%
Valuation allowance	(26.6)%	(26.6)%
Effective tax rate	0.0%	0.0%

Significant components of deferred tax assets were as follows:

	June 30, 2020	June 30, 2019
Deferred tax assets
Net operating loss carryforward in the U.S.	134,378	50,256
Net operating loss carryforward in Hong Kong	137	-
Valuation allowance	(134,515)	(50,256)
Total net deferred tax assets	$-	$-

As of June 30, 2020 and 2019, CACM and Baytao’s net operating loss carry forward for the U.S. income taxes was approximately $0.5 million and $0.2 million, receptively. The net operating loss carry forwards are available to reduce future years’ taxable income for unlimited years but limited to 80% use per year. Management believes that the realization of the benefits from these losses appears uncertain due to the Company’s operating history and continued losses in the U.S. If the Company is unable to generate taxable income in its United States operations, it is more likely than not that it will not have sufficient income to utilize its deferred tax assets. Accordingly, the Company has provided a 100% valuation allowance on its net deferred tax assets of approximately $134,000 and $50,000 related to its U.S. operations as of June 30, 2020 and 2019, respectively.

Changes in the value allowance for deferred tax assets increased by $84,259 from $50,256 at June 30, 2019 to $134,515 at June 30, 2020.

(b)	Uncertain tax positions

There were no uncertain tax positions as of June 30, 2020 and 2019, management does not anticipate any potential future adjustments which would result in a material change to its tax positions. For the years ended June 30, 2020, 2019 and 2018, the Company did not incur any tax related interest or penalties.

Note 12 – Shareholders’ equity

Sale of Ordinary Shares

In May 2018, the Company sold 300,000 ordinary shares at $2.00 per share to certain unrelated third-party individuals. The issuances were completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

In July 2018, the Company sold 45,977 ordinary shares at $6.525 per share for total proceeds of $300,000 to certain third-party individuals. The issuances were completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

In August 2018, the Company sold 50,000 ordinary shares at $3.00 per share for total proceeds of $150,000 to a third-party individual. The issuance was completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

In May 2019, the Company sold 200,000 ordinary shares at $2.50 per share for total proceeds of $500,000 to a third-party individual. The issuance was completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In January 2020, the Company sold 2,000,000 ordinary shares at $1.00 per share for total proceeds of $2.0 million to a third-party. The issuance was completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

In March 2020, the Company sold 2,727,274 ordinary shares at $0.55 per share for total proceeds of approximately $1.3 million, net of offering cost of approximately $0.2 million to certain institutional investors. The issuance was completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

In May 2020, the Company sold 2,600,000 ordinary shares at $0.55 per share for total proceeds of approximately $1.2 million, net of offering cost of approximately $0.2 million to certain institutional investors. The issuance was completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

Restricted Stock Grants

Restricted stock grants are measured based on the market price on the grant date. The Company has granted restricted ordinary shares to the members of the board of directors (the “Board”), senior management and consultants.

In August 2016, the Board granted an aggregate of 106,859 restricted ordinary shares, which was issued with a fair value of $308,823 to a consultant under the 2009 Plan. These shares were to vest in two tranches upon achieving certain performance-based milestones. On January 15, 2018, 50,000 shares vested on the first tranche and 56,859 shares were forfeited and cancelled on the second tranche during the year ended June 30, 2018.

In January 2018, the Board granted an aggregate of 56,859 restricted ordinary shares, which were issued with a fair value of $244,494 to one employee under the 2009 Plan. These shares vested immediately upon grant.

In March 2019, the Board granted an aggregate of 720,000 restricted ordinary shares, which were issued with a fair value of $1,850,400 to the CFO and former CEO/current Vice President of Technology. These shares will vest over the required service period of three years starting from March 28, 2019. In July 2019, the first batch of 240,000 restricted ordinary shares were issued to them. In June 2020, the second batch of 240,000 restricted ordinary shares were issued to them.

In May 2020, the Board granted 180,000 restricted ordinary shares, which were issued with a fair value of $84,600 to the former CEO/current Vice President of Technology. These shares will vest over the required service period of one year starting from April 1, 2020.

For the years ended June 30, 2020, 2019 and 2018, the Company recognized $0.6 million, $1.3 million and $1.2 compensation expense related to restricted stock grants, respectively.

Following is a summary of the restricted stock grants:

Restricted stock grants	Shares	Weighted Average Grant Date Fair Value Per Share	Aggregate Intrinsic Value
Unvested as of June 30, 2018	-	$-	$-
Granted	720,000	$2.57	-
Vested	(60,000)	$2.57	-
Unvested as of June 30, 2019	660,000	$2.57	-
Granted	180,000	0.47	-
Vested	(285,000)	$2.24	-
Unvested as of June 30, 2020	555,000	$2.06	$471,750

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Ordinary Shares Issued for Compensation

In April 2018, the Board granted an aggregate of 200,000 ordinary shares, which were issued with a fair value of $410,000, determined using the closing price of $2.05 on April 3, 2018, to two employees under the 2009 Plan.

In May 2018, the Board granted an aggregate of 218,336 ordinary shares, which were issued with a fair value of $589,507, determined using the closing price of $2.70 on May 21, 2018, to five employees under the 2009 Plan.

In April 2019, the Board granted an aggregate of 550,000 ordinary shares, which were issued with a fair value of $1,320,000, determined using the closing price of $2.40 on May 28, 2018, to three employees under the 2018 Plan. The 2018 Plan was authorized to issue 550,000 shares of the Company’s common shares. There are no remaining shares available to be issued under 2018 Plan.

Ordinary Shares Issued for Services

In June 2018, the Board granted an aggregate of 500,000 ordinary shares with a fair value of $2,825,000, determined using the closing price of $5.65 on June 28, 2018, to two service providers. These shares were issued in July 2018 and are being amortized over the service period of one year starting from July 1, 2018. Amortization of deferred stock compensation for the year ended June 30, 2019 was $2,825,000.

In May 2019, the Board granted an aggregate of 600,000 ordinary shares with a fair value of $1,758,000, determined using the closing price of $2.93 on May 8, 2019, to three service providers. The value of these shares are being amortized over the service period of one year starting from May 15, 2019.

In July 2019, the Board granted an aggregate of 400,000 ordinary shares with a fair value of $1,400,000, determined using the closing price of $3.5 on July 19, 2019, to two service providers. The value of these shares are being amortized over the service period of one year starting from July 1, 2019.

For the years ended June 30, 2020, 2019 and 2018, the Company amortized approximately $2.8 million, $3.3 million and $0.1 million, respectively.

Ordinary Shares Issued for Debt Repayment

In April 2018, the Board granted an aggregate of 985,889 restricted ordinary shares, with a fair value of $2,021,073, determined using the closing price of $2.05 on April 3, 2018, to Mr. Xianfu Han, the former CEO of the Company, to repay the debt the Company owed to him.

In April 2018, the Board granted an aggregate of 896,766 restricted ordinary shares, with a fair value of $1,838,370, determined using the closing price of $2.05 on April 3, 2018, to Mr. Weili He, the former CFO of the Company’s, to repay the debt the Company owes to him.

In January 2020, Hou Sing entered into certain loan assignment agreements with Ms. Na Wang and Ms. Wei Zhang, employees of the Company who previously loaned money to Xin Ao in the aggregate amount of RMB29,429,627 (approximately $4.3 million) and delivered the full payment to the two employees. In March 2020, the Company issued an aggregate of 2,769,105 ordinary shares of the Company to Hou Sing.

In January 2020, the Board approved the conversion of debt in the aggregate amount of $976,255 that Xin Ao owed to Mr. Xianfu Han, the former Chief Executive Officer of the Company, Ms. Weili He, the former Chief Financial Officer of the Company, and Ms. Wei Zhang, an employee of the Company, at a per share conversion price of $1.54. In March 2020, the Company issued an aggregate of 633,932 ordinary shares of the Company to Mr. Xianfu Han, Ms. Weili He and Ms. Wei Zhang.

In April 2020, the Company issued 276,290 ordinary shares to Hou Sing, the Company’s shareholder, to repay the debt owed to him.

Ordinary Shares Issued for Acquisitions

In February 2020, the Company issued 1,989,262 ordinary shares to the shareholders of Sunway Kids and the ordinary shares issued valued using the closing price of the Company’s ordinary shares on February 14, 2020 at $0.95 per share. See Note 3 – Business Combinations.

In June 2020, the Company issued 4,633,333 ordinary shares of the shareholders of Color China and the ordinary shares issued valued using the closing price of the Company’s ordinary shares on June 3, 2020 at $0.4238 per share. See Note 3 – Business Combinations.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Warrants

In a connection with the direct offering in March 2020 with the sales of 2,727,274 ordinary shares, the Company also sold warrants (“Direct Offering Warrants”) to purchase an aggregate of up to an aggregate of 2,727,274 ordinary shares to certain institutional investors on April 2, 2020. The warrants are exercisable immediately, at an exercise price of $0.55 per Ordinary Share and expire 5.5 years from the date of issuance. The fair value of this Direct Offering Warrants was $916,334, which was considered a direct cost of the direct offering and included in additional paid-in capital. The fair value has been estimated using the Black-Scholes pricing model with the following assumptions: market value of underlying share of $0.41, risk free rate of 0.43%; expected term of 5.5 years; exercise price of the warrants of $0.55, volatility of 120%; and expected future dividends of 0%. In June 2020, the exercise price of the warrants was amended and changed to $0.04 per Ordinary Share as a result of the May 13, 2020 direct offering.

In a connection with the private placement in May 2020 for the sale of 2,600,000 ordinary shares, the Company also sold warrants (“Direct Offering Warrants”) to purchase an aggregate of up to an aggregate of 2,600,000 ordinary shares to certain institutional investors on May 11, 2020. The warrants are exercisable immediately, at an exercise price of $0.55 per Ordinary Share and expire 5.5 years from the date of issuance. The fair value of this Direct Offering Warrants was $860,826, which was considered a direct cost of the direct offering and included in additional paid-in capital. The fair value has been estimated using the Black-Scholes pricing model with the following assumptions: market value of underlying share of $0.40, risk free rate of 0.36%; expected term of 5.5 years; exercise price of the warrants of $0.55, volatility of 123%; and expected future dividends of 0%. In August 2020, the exercise price of the warrants was amended and changed to $0.185 per Ordinary Share as a result of the July 20, 2020 direct offering.

The summary of warrant activity is as follows:

	Warrants Outstanding	Weighted Average Exercise Price	Average Remaining Contractual Life
June 30, 2019	-	$-	-
Granted	5,327,274	$0.55	5.50
Forfeited	-	$-	-
Exercised	-	$-	-
June 30, 2020	5,327,274	$0.29	5.31

Note 13 – Commitments and contingencies

Contingencies

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. The Company’s management does not expect any liability from the disposition of such claims and litigation individually or in the aggregate would have a material adverse impact on the Company’s consolidated financial position, results of operations and cash flows.

Employment Agreements

On March 27, 2019, Sean Liu was appointed as CEO and Chairman to fill in the vacancy created by Mr. Han’s resignation and Lili Jiang was appointed as CFO and director to fill in the vacancy created by Mr. He’s resignation effective immediately. Each new agreement calls for an annual base salary of 120,000 shares of the Company’s restricted ordinary share plus bonus, if any, with a term of three years. On May 5, 2020, the Board amended the CEO compensation to be $120,000 per year plus 300,000 ordinary shares per year vested quarterly and on May 8, 2020, the Board amended the CFO compensation to be $120,000 per year plus 120,000 ordinary shares per year vested quarterly effective April 1, 2020. (See Note 12 – Shareholders’ equity for the accounting treatment for 900,000 shares of the Company’s restricted ordinary shares granted and See Note 15 – Subsequent events).

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Coronavirus (“COVID-19”)

In December 2019, a novel strain of coronavirus, or COVID-19, surfaced and it has spread rapidly to many parts of China and other parts of the world, including the United States. The epidemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and facilities throughout the world.  Substantially all of the Company’s new revenue streams are concentrated online. Consequently, the Company’s does not believe the COVID-19 outbreak would materially adversely affect the Company’s business operations, financial condition and operating results for 2020.

Note 14 – Concentrations of risk

Credit Risk

The Company is exposed to credit risk from its cash in bank and fixed deposits, and other receivables on disposal and advances on performance obligations.

As of June 30, 2020, approximately $0.5 million was on deposit with a bank located in the US subject to credit risk. In the US, the insurance coverage of each bank is USD $250,000. Management believes that the credit risk on cash in bank and fixed deposits is limited because the counterparties are recognized financial institutions.

Other receivables, prepayments and advances are subject to credit evaluation. An allowance will be made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Note 15 – Subsequent events

Resignation of Yang (Sean) Liu from CEO and Director Positions

On July 17, 2020, Yang (Sean) Liu resigned from his position as CEO and Chairman of the Board of Directors of the Company. Mr. Liu’s resignation did not result from any disagreement with the Company. On the same date, Mr. Liu was appointed as the Vice President of Technology of the Company. The Company agreed that the 300,000 ordinary shares of the Company previously issued to Mr. Liu for his services as the Company’s CEO shall be considered fully vested on July 17, 2020. The contractual term of the appointment with Mr. Liu is for one year commencing on July 17, 2020 and will be renewed automatically for additional one-year term if neither the Company nor Mr. Liu provides a notice of termination of the employment to the other party. The agreement calls for a monthly salary of $20,000 and one-time issuance of 300,000 ordinary shares which was issued when Mr. Liu was the Company’s CEO and such shares are vested on July 17, 2020.

Appointment of Biao Lu as CEO and Chairman of the Board

On July 17, 2020, Biao Lu was appointed as CEO and Chairman of the Board to fill in the vacancy created by Mr. Liu’s resignation effective immediately. Mr. Lu is an experienced veteran in the entertainment industry in China. The Company entered into an employment agreement with Mr. Lu pursuant to which Mr. Lu shall receive an annual compensation of 300,000 ordinary shares of the Company and a monthly salary of $6,000.

Sale of Ordinary Shares and Warrants

On July 20, 2020, the Company and certain institutional investors (the “Purchasers”) entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell to such Purchasers an aggregate of 3,225,000 ordinary shares, par value $0.001 per share in a registered direct offering and warrants to purchase up to 2,096,252 ordinary shares in a concurrent private placement, for gross proceeds of approximately $4.19 million (the “Offering”). This offering closed on July 22, 2020. The warrants will be exercisable immediately upon the date of issuance and have an exercise price of $1.50. The warrants will expire 5.5 years from the date of issuance. The purchase price for each Share and the corresponding warrant is $1.30. Each warrant is subject to anti-dilution provisions to reflect stock dividends and splits or other similar transactions. The warrants contain a mandatory exercise right for the Company to force a cash exercise of the warrants if the Company’s ordinary shares trade at or above 300% of the purchase price per Share in the Offering (or $3.90) for 20 consecutive trading days.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On September 4, 2020, the Company and GPL Ventures LLC, a Delaware limited liability company (the “Purchaser”) entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell to such Purchaser an aggregate of up to 3,174,603 ordinary shares (the “Shares”), par value $0.001 per share in a registered direct offering, for gross proceeds of up to approximately $2 million (the “Offering”). The Shares shall be issued in four separate installments. The first installment of $500,000 worth of shares, or 793,651 shares to be issued at $0.63 per share, was closed on September 9, 2020. The Company also agreed to issue 31,746 Ordinary Shares to the Purchaser as additional consideration for the purchase of the Shares on September 9, 2020. Each of the Purchaser and the Company has the right not to proceed with any subsequent installments, with or without cause by giving the other party notice. If the Purchaser and the Company proceed with subsequent installments, in no event shall the purchase price in any subsequent installment be lower than $0.52 per share. Currently, the Company does not have any date for the sale of the remaining shares.

On September 15, 2020, the “Company and certain institutional investors (the “Purchasers”) entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell to such Purchasers an aggregate of 13,200,000 ordinary shares (the “Shares”), par value $0.001 per share in a registered direct offering with warrants (the “Warrants,” each, a “Warrant”) to purchase up to 11,880,000 Ordinary Shares in a concurrent private placement, for gross proceeds of approximately $6.6 million (the “Offering”). The Warrants will be exercisable immediately upon the date of issuance and have an exercise price of $0.55. The Warrants will expire 5.5 years from the date of issuance. The purchase price for each Share and the corresponding warrant is $0.50. Each Warrant is subject to anti-dilution provisions to reflect stock dividends and splits or other similar transactions. The Warrants contain a mandatory exercise right for the Company to force a cash exercise of the Warrants if the Ordinary Shares trade at or above 400% of the purchase price per Share in the Offering (or $2.00) for 20 consecutive trading days. The Offering closed on September 17, 2020.

Conversion of Warrants into Ordinary Shares

In August and September 2020, the Company’s warrants holders converted a total of 5,227,274 warrants into a total of 5,227,274 ordinary shares at a weighted exercise price of $0.11 per share for gross proceeds of approximately $0.6 million.

Asset Acquisition

On August 21, 2020, the Company entered into an Asset Purchase Agreement (“Agreement”) with a non-affiliated third party pursuant to which the Company purchased certain machinery and equipment for stage performances (the “Purchased Assets”) for a total purchase price of $6,818,000, of which $3,000,000 is to be paid in cash and the remaining $3,818,000 shall be paid in the form of 6,060,318 ordinary shares (the “Shares”) issued in August 2020, valued at $0.63 per share, the closing price of the Shares on August 20, 2020. $2,000,000 of the cash consideration was paid in August 2020 and the remaining $1,000,000 was settled in November 2020 through a tri-party settlement agreement executed on September 29, 2020 among the Company, SK Purchaser and the Asset Seller. The Purchased Assets will be in furtherance of the Company’s stage performance support and music education business.

Note 16 – Condensed financial information of the parent company

The Company performed a test on the restricted net assets of the consolidated subsidiaries in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial statements for the parent company.

The subsidiaries did not pay any dividend to the Company for the periods presented. For the purpose of presenting parent-only financial information, the Company records its investment in its subsidiary under the equity method of accounting. Such investment is presented on the separate condensed balance sheets of the Company as “Loss in excess of investment in subsidiaries” and the loss of the subsidiaries is presented as “Equity loss of subsidiaries”. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted.

The Company did not have significant capital and other commitments, long-term obligations, or guarantees as of June 30, 2020 and 2019.

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

PARENT COMPANY BALANCE SHEETS

AS OF JUNE 30, 2020 AND 2019

(UNAUDITED)

	June 30, 2020	June 30, 2019
ASSETS
CURRENT ASSETS:
Cash	$793,234	$60,122
Other receivables	1,002,300	2,300
Prepayments and advances	150,000	25,000
Total current assets	1,945,534	87,422

OTHER ASSETS:
Intercompany receivable	1,709,710	19,149,878
Investment in subsidiaries	3,457,764	-
Total other assets	5,167,474	19,149,878

Total assets	$7,113,008	$19,237,300

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Other payables and accrued liabilities	$511,799	$203,292
Other payables - shareholders	10,711	540,000
Loans payable - employee	-	308,089
Total current liabilities	552,510	1,051,381

OTHER LIABILITIES:
Loss in excess of investment in subsidiaries	-	17,665,121
Total other liabilities	-	17,665,121

Total liabilities	552,510	18,716,502

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred share, $0.001 par value, 1,000,000 shares authorized, no share issued or outstanding	-	-
Ordinary share, $0.001 par value, 74,000,000 shares authorized, 25,623,822 and 7,174,626 shares issued and outstanding as of June 30, 2020 and 2019, respectively	25,624	7,175
Additional paid-in-capital	69,689,789	54,237,082
Deferred stock compensation	(1,201,183)	(3,161,200)
Deficit	(61,923,732)	(64,031,446)
Statutory reserves	-	6,248,092
Accumulated other comprehensive income	-	7,221,095
Total shareholders’ equity	6,590,498	520,798
Total liabilities and shareholders’ equity	$7,113,008	$19,237,300

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

PARENT COMPANY STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED JUNE 30, 2020, 2019 AND 2018

(UNAUDITED)

	For the Years Ended June 30,
	2020	2019	2018
GENERAL AND ADMINISTRATIVE EXPENSES	$(1,402,044)	$(1,756,972)	$(858,605)
STOCK COMPENSATION EXPENSE	(3,444,617)	(4,592,200)	(1,388,501)
LOSS FROM OPERATIONS	(4,846,661)	(6,349,172)	(2,247,106)

OTHER INCOME (EXPENSE), NET
Interest income	-	84	13
Finance expense	(5,007)	(1,465)	(26)
Equity loss of subsidiaries	(12,562,142)	(8,037,977)	(5,152,846)
Gain on sale of subsidiaries	5,787,213	-	-
TOTAL OTHER EXPENSE, NET	(6,779,936)	(8,039,358)	(5,152,859)

NET LOSS	(11,626,597)	(14,388,530)	(7,399,965)

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation income (loss)	-	(335,080)	347,097

COMPREHENSIVE LOSS	$(11,626,597)	$(14,723,610)	$(7,052,868)

COLOR STAR TECHNOLOGY CO., LTD. AND SUBSIDIARIES

(FORMERLY KNOWN AS HUITAO TECHNOLOGY, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

PARENT COMPANY STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2020, 2019 AND 2018

(UNAUDITED)

	For the Years Ended June 30,
	2020	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,626,597)	$(14,388,530)	$(7,399,965)
Adjustments to reconcile net loss to cash used in operating activities:
Stock compensation expense	3,444,617	4,592,000	1,388,501
Equity loss of subsidiaries	12,562,142	8,037,977	5,152,846
Gain on sale of discontinued operations	(5,787,213)	-	-
Changes in operating assets and liabilities
Other receivables	-	-	(2,300)
Prepayments and advances	(125,000)	15,458	(40,458)
Intercompany receivables	(1,231,449)	(575,094)	(42,350)
Other payables and accrued liabilities	93,711	509,381	2,000
Other payables – related parties	-	540,000	720,000
Net cash used in operating activities	(2,669,789)	(1,268,608)	(221,726)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(2,000,000)	-	-
Proceeds from disposal of subsidiaries	600,000	-	-
Net cash used in investing activities	(1,400,000)	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from shareholders	300,000	-	-
Proceeds from sale of ordinary shares	4,502,901	950,000	600,000
Net cash provided by financing activities	4,802,901	950,000	600,000

NET CHANGE IN CASH	733,112	(318,608)	378,274

CASH, beginning of year	60,122	378,730	456

CASH, end of year	$793,234	$60,122	$378,730

NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES:
Accrued liabilities reclassified to loans payable – employees upon tri-party agreements	$-	$308,089	$-
Ordinary shares issued to repay other payables – related parties and service providers	$1,137,378	$4,928,400	$3,859,443
Ordinary shares issued to repay debt in subsidiary	$5,240,679	$-	$-
Ordinary share issued for acquisition of subsidiary	$1,889,799	$-	$-
Ordinary share issued for acquisition of equipment	$1,963,607	$-	$-
Other receivables outstanding from disposal of subsidiary	$1,000,000	$-	$-
Recognition of accrued liabilities from subsidiary	$214,792	$-	$-
Derecognition of intercompany balance upon disposal of subsidiary	$23,164,488	$-	$-

COLOR STAR TECHNOLOGY CO., LTD.

Up to 20,000,000 Units

Each Unit Consisting of One Ordinary Share and One Warrant to
Purchase One Ordinary Share

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Private Placement

On March 27, 2021, the Company entered into four securities purchase agreements with four non-U.S. persons pursuant to which the Company sold 13,500,000 ordinary shares of the company at a purchase price of $1.30 per share for an aggregate offering price of $17,550,000 in a private placement. All issuances were of ordinary shares to these shareholders and were deemed to be exempt under Regulation S under the Securities Act of 1933, as amended.

On March 25, 2021, the Company entered into two Securities Purchase Agreements with two non-U.S. persons pursuant to which, the Company sold to the investor 6,500,000 ordinary shares of the Company, at a purchase price of $1.30 per share for an aggregate offering price of $8,450,000 in a private placement. All issuances were of ordinary shares to these shareholders and were deemed to be exempt under Regulation S under the Securities Act of 1933, as amended.

On February 18, 2021, the Company entered into certain securities purchase agreement with certain non-U.S. persons, pursuant to which the Company sold an aggregate of 20,000,000 units, each unit consisting of one ordinary share and a warrant to purchase one share with an initial exercise price of $1.34 per share, at a price of $1.30 per unit, for an aggregate purchase price of $26,000,000. The Warrants are exercisable immediately upon the date of issuance at an initial exercise price of $1.34 per Share, for cash (the “Warrant Shares”). The Warrants may also be exercised cashlessly if at any time after the three-month anniversary of the issuance date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares. The Warrants shall expire three years from its date of issuance. The Warrants are subject to customary anti-dilution provisions reflecting stock dividends and splits or other similar transactions. On June 4, 2021, the Company amended and restated the securities purchase agreement with the investors. All issuances were of ordinary shares to these shareholders and were deemed to be exempt under Regulation S under the Securities Act of 1933, as amended.

On January 23, 2020, the Company entered into certain securities purchase agreement with a non-U.S. investor, an affiliate of the Company pursuant to which the Company sold an aggregate of 2,000,000 shares of ordinary shares, at a per share purchase price of $1.00. The net proceeds to the Company from the transaction contemplated in the SPA will be approximately $1,990,000. All issuances were of ordinary shares to this shareholder and were deemed to be exempt under Regulation S under the Securities Act of 1933, as amended.

Assets Purchase Agreement

On August 21, 2020, the Company entered into an Asset Purchase Agreement with a non-U.S. third party pursuant to which the Company purchased certain machinery and equipment for stage performance for a total purchase price of $6,818,000, of which $3,000,000 shall be paid in cash and the remaining $3,818,000 shall be paid in the form of 6,060,318 ordinary shares, valued at $0.63 per share, the closing price of the Shares on August 20, 2020. All issuances were of ordinary shares were deemed to be exempt under Section 4(2) under the Securities Act of 1933, as amended.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference:

The following documents are filed as part of this registration statement:

Exhibit
Exhibit Number	Description of Documents
3.1	Amended and Restated Memorandum and Articles of Association, dated May 1, 2020 (Incorporated by reference to Exhibit 99.2 of the Company’s Report on Form 6-K filed with the SEC on May 5, 2020)

3.2	Amended and Restated Memorandum and Articles of Association, dated June 28, 2019 (Incorporated by reference to Exhibit 99.2 of the Company’s Report on Form 6-K filed with the SEC on July 17, 2019)

3.3	Certificate of Incorporation on Change of Name, dated July 12, 2019 (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on July 17, 2019)

3.4	Certificate of Incorporation on Change of Name, dated May 1, 2020 (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on May 5, 2020)

4.1	Form of Warrants issued to the Selling Shareholders (Incorporated by reference to Exhibit 99.2 of the Company’s Report on Form 6-K filed with the SEC on February 23, 2021)

5.1*	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Company, as to the validity of the Units and underlying ordinary shares being offered (including consent)

10.1	Form of Employment Agreement (Incorporated by reference to Exhibit 4.1 of the Company’s Report on Form 20-F filed with the SEC on November 15, 2019)

10.2	Form of Director Agreement (Incorporated by reference to Exhibit 4.2 of the Company’s Report on Form 20-F filed with the SEC on November 15, 2019)

10.3	2019 Equity Incentive Plan (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on June 5, 2019)

10.4	Employment Agreement by and between Sean (Yang) Liu and the Company, dated March 28, 2019 (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on March 28, 2019)

10.5	Amended and Restated Employment Agreement by and between Sean (Yang) Liu and the Company, dated May 5, 2020 (Incorporated by reference to Exhibit 99.3 of the Company’s Report on Form 6-K filed with the SEC on March 28, 2019)

10.6	Employment Agreement by and between Lili Jiang and the Company, dated March 28, 2019 (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on March 28, 2019)

10.7	Director Agreement by and between Xiaoyuan Zhang and the Company, dated July 19, 2019 (Incorporated by reference to Exhibit 99.2 of the Company’s Report on Form 6-K filed with the SEC on July 24, 2019)

10.8	Director Agreement by and between Yingxian (Elaine) Xiang and the Company, dated September 21, 2020 (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on September 25, 2020)

10.9	Form of Placement Agency Agreement, between Color Star Technology Co., Ltd. and Maxim Group LLC (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on September 17, 2020)

10.10	Form of Securities Purchase Agreement between the Company and the Purchasers in connection with the September 2020 Offering (Incorporated by reference to Exhibit 99.2 of the Company’s Report on Form 6-K filed with the SEC on September 17, 2020)

10.11	Form of Warrants in connection with the September 2020 Offering (Incorporated by reference to Exhibit 99.3 of the Company’s Report on Form 6-K filed with the SEC on September 17, 2020)

10.12	Form of Lock-Up Agreement in connection with the September 2020 Offering (Incorporated by reference to Exhibit 99.4 of the Company’s Report on Form 6-K filed with the SEC on September 17, 2020)

10.13	Securities Purchase Agreement between the Company and GPL Ventures LLC dated September 4, 2020 (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on September 9, 2020)

10.14	Asset Purchase Agreement by and between the Company and Qiaoli Lin dated August 21, 2020 (Incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K filed with the SEC on August 28, 2020)

10.15	Director Agreement by and between Hung-Jen Kuo and the Company, dated August 12, 2020 (Incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K filed with the SEC on August 13, 2020)

10.16	Placement Agency Agreement, dated July 20, 2020, between Color Star Technology Co., Ltd. and Maxim Group LLC (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on July 22, 2020)

10.17	Form of Securities Purchase Agreement between the Company and the Purchasers in connection with the July 2020 Offering (Incorporated by reference to Exhibit 99.2 of the Company’s Report on Form 6-K filed with the SEC on July 22, 2020)

10.18	Form of Warrants in connection with the July 2020 Offering (Incorporated by reference to Exhibit 99.3 of the Company’s Report on Form 6-K filed with the SEC on July 22, 2020)

10.19	Form of Lock-Up Agreement in connection with the July 2020 Offering (Incorporated by reference to Exhibit 99.4 of the Company’s Report on Form 6-K filed with the SEC on July 22, 2020)

10.20	Employment Agreement by and between Biao (Luke) Lu and the Company dated July 17, 2020 (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on July 17, 2020)

10.21	Amendment No. 2 to the Share Exchange Agreement by and among the Company, Yang (Sean) Liu Sunway Kids International Education Group Ltd. and its shareholders dated June 25, 2020 (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on June 26, 2020)

10.22	Share Purchase Agreement by and among the Company and Yanliang Han dated June 25, 2020 (Incorporated by reference to Exhibit 99.2 of the Company’s Report on Form 6-K filed with the SEC on June 26, 2020)

10.23	Placement Agency Agreement, dated May 11, 2020, between Color Star Technology Co., Ltd. and Maxim Group LLC (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on May 13, 2020)

10.24	Form of Securities Purchase Agreement between the Company and the Purchasers in connection with the May 2020 Offering (Incorporated by reference to Exhibit 99.2 of the Company’s Report on Form 6-K filed with the SEC on May 13, 2020)

10.25	Form of Warrants in connection with the May 2020 Offering (Incorporated by reference to Exhibit 99.3 of the Company’s Report on Form 6-K filed with the SEC on May 13, 2020)

10.26	Form of Lock-Up Agreement in connection with the May 2020 Offering (Incorporated by reference to Exhibit 99.4 of the Company’s Report on Form 6-K filed with the SEC on May 13, 2020)

10.27	Share Exchange Agreement by and among the Company, Yang (Sean) Liu, Color China Entertainment Limited and its shareholders, dated May 7, 2020 (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on May 11, 2020)

10.28	Share Purchase Agreement by and among Xianfu Han and Weili He, Xin Ao Construction Materials, Inc. and Huitao Technology Co., Ltd., dated March 31, 2020 (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on April 8, 2020)

10.29	Placement Agency Agreement, dated March 31, 2020, between Huitao Technology Co., Ltd. and Maxim Group LLC (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on April 2, 2020)

10.30	Form of Securities Purchase Agreement, dated March 31, 2020, between the Company and the Purchasers in connection with the March 2020 Offering (Incorporated by reference to Exhibit 99.2 of the Company’s Report on Form 6-K filed with the SEC on April 2, 2020)

10.31	Form of Warrants in connection with the March 2020 Offering (Incorporated by reference to Exhibit 99.3 of the Company’s Report on Form 6-K filed with the SEC on April 2, 2020)

10.32	Form of Lock-Up Agreement in connection with the March 2020 Offering (Incorporated by reference to Exhibit 99.4 of the Company’s Report on Form 6-K filed with the SEC on April 2, 2020)

10.33	Joint Venture Agreement by and between CACM Group NY, Inc. and Baydolphin, Inc. (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on March 16, 2020)

10.34	Share Exchange Agreement by and among Huitao Technology Co., Ltd., Yang (Sean) Liu, Sunway Kids International Education Group Ltd. and its shareholders (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on January 3, 2020)

10.35	Amendment No. 1 to the Share Exchange Agreement by and among Huitao Technology Co., Ltd., Yang (Sean) Liu, Sunway Kids International Education Group Ltd. and its shareholders (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on February 14, 2020)

10.36	Securities Purchase Agreement by and between Huitao Technology Co., Ltd. and Hou Sing International Business Limited (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on January 23, 2020)

10.37	Office Service Agreement, dated June 24, 2020, by and between Quest Workspaces 800 3rd, LLC and CACM Group NY, Inc. (Incorporated by reference to Exhibit 4.37 of the Company’s Annual Report on Form 20-F filed with the SEC on November 13, 2020)

10.38	Securities Purchase Agreement by and between the Company and Purchasers (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on February 23, 2021)

10.39

Securities Purchase Agreements, dated March 25, 2021, between the Company and the non-U.S. purchasers (Incorporated by reference to Exhibit 99.1 and 99.2 of the Company’s Report on Form 6-K filed with the SEC on March 25, 2021)

10.40	Securities Purchase Agreements dated March 27, 2021 by and between the Company and non-U.S.Purchasers (Incorporated by reference to Exhibit 99.1, 99.2, 99.3 and 99.4 of the Company’s Report on Form 6-K filed with the SEC on March 29, 2021)

10.41	Director Agreement between the Company and Long Yi dated March 31, 2021. (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on April 01, 2021)

10.42	Letter from Wei Wei & Co., LLP, dated April 9, 2021 (Incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on April 13, 2021)

10.43	Employment Agreement between the Company and Jehan Zeb Khan, dated May 11, 2021 (Incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K filed with the SEC on May 14, 2021)

10.44	Employment Agreement to Basil Wilson dated May, 27, 2021. (Incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K filed with the SEC on May 27, 2021)

10.45	Employment Agreement to Biao Lu, dated June 16, 2021 (Incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K filed with the SEC on June 17, 2021)

10.46	Amended and Restated Employment Agreement to Basil Wilson dated June 16, 2021(Incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K filed with the SEC on June 21, 2021)

10.47	Amended and Restated Share Purchase Agreement between the Company and the Selling Shareholders date June 4, 2021 (Incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 6-K filed with the SEC on June 21, 2021)

21.1	List of Subsidiaries (Incorporated by reference to Exhibit 8.1 of the Company’s Annual Report on Form 20-F filed with the SEC on November 13, 2020)

11.1	Code of Business Conduct and Ethics (Incorporated by reference to Exhibit 11.1 of the Company’s Report on Form 20-F filed with the SEC on November 15, 2019)

23.1*	Consent of Wei, Wei & Co., LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

*	Previously filed.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering and such other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 8, 2021.

COLOR STAR TECHNOLOGY CO., LTD.

By:	/s/ Basil Wilson
Basil Wilson
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Basil Wilson	Chairman of the Board and Chief Executive Officer	July 8, 2021
Basil Wilson	(Principal Executive Officer)

/s/ Jehan Zeb Khan	Director	July 8, 2021
Jehan Zeb Khan

/s/ Lili Jiang	Chief Financial Officer	July 8, 2021
Lili Jiang
/s/ Yingxian Xiang	Director	July 8, 2021
Yingxian Xiang

/s/ Hung-Jen Kuo	Director	July 8, 2021
Hung-Jen Kuo

/s/ Long Yi	Director	July 8, 2021
Long Yi

/s/ Biao (Luke) Lu	Chief Artistic Officer	July 8, 2021
Biao (Luke) Lu